As Filed with the Securities and Exchange Commission on October 21, 2005	Registration No. 333- 120973

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Name of Small Business Issuer in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3841 (Primary Standard Industrial Classification Code Number)	13-4287300 (I.R.S. Employer Identification No.)
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(508) 549-9981
(Address and Telephone Number of Principal Executive Offices)

Timothy R. Surgenor, Chief Executive Officer
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(508) 549-9981
(Name, Address and Telephone Number of Agent for Service)

Copies to
Michael A. Hickey, Esq.
John C. Cushing, Esq.
Kirkpatrick & Lockhart, Nicholson & Graham LLP
75 State Street
Boston, MA 02109
Telephone (617) 261-3100 Facsimile (617) 261-3175

     Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this registration statement
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
	Amount To Be	Price	Offering	Registration
Title of Each Class of Securities To Be Registered	Registered (1)	Per Share(2)	Price(2)	Fee
Common stock, $.001 par value (3)	1,420,034	$5.85	$8,307,198.90	$1,052.52
Common stock, $.001 par value (4)	760,000	$5.85	$4,446,000.00	$563.31
Total	2,180,034		$12,753,198.90	$1,615.83(5)

(1)	In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on November 30, 2004.

(3)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to certain of the selling stockholders named in this registration statement.

(4)	Represents shares of the Registrant’s common stock being registered for resale issuable upon the exercise of warrants issued to certain of the selling stockholders named in this registration statement.

(5)	This fee has already been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to Completion, Dated October 21, 2005
2,180,034 Shares
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
COMMON STOCK
     This prospectus relates to 2,180,034 shares of common stock of Cyberkinetics Neurotechnology Systems, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. Of the 2,180,034 shares of common stock registered hereby, 760,000 shares represent shares underlying warrants issued to selling stockholders. We will not receive any proceeds from the sales of shares by the selling stockholders but will receive funds from the exercise, if any, of warrants held by certain of the selling stockholders.

     Our common stock is traded on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “CYKN.” The closing sales price for our common stock on October 17, 2005 was $1.60 per share, as reported on the Over-the-Counter Bulletin Board.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

     Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.
     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.
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PROSPECTUS SUMMARY
     This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including the section entitled “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.
     In this prospectus, the terms “we,” “us,” and “our” refer to Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation, and its consolidated subsidiary, Cyberkinetics, Inc., a Delaware corporation, as appropriate in the context. Unless the context otherwise requires, “common stock” refers to the common stock, par value $0.001 per share, of Cyberkinetics Neurotechnology Systems, Inc.
Our Company
     We are a medical device company specializing in the development of neural implants that can interact with the brain and the nervous system at the level of individual cells. We intend to use our core technology to develop a portfolio of implantable medical devices that can detect and interpret brain activity at the cellular level in real time as the basis for diagnosis and treatment of a broad range of neurological conditions. Our product pipeline currently includes: a line of research products to support leading-edge, pre-clinical neuroscience research; the recently approved NeuroPort™ System, which is a novel and proprietary entry in the market for invasive neurosurgical monitoring; and the BrainGate™ System, currently in pilot clinical evaluation, which is intended to allow a disabled person to control a computer using thought. Our strategy is to leverage our proprietary core technology to establish ourselves as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform autonomously or on command) and in monitoring and treating neurological disorders.
     We have a limited history of operations and, through June 30, 2005, we have generated limited revenues from product sales. We have also generated revenue from grant income, though we do not currently expect such revenues to be significant in the near future due to the completion of a majority of our existing contracts. The long-term success of our business, however, is dependent on the development and commercialization of advanced neurological products such as the NeuroPort™ and BrainGate™ Systems.
Recent Developments
     In September 2005, we completed a private placement, whereby we (i) sold 9,535,833 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of $11,443,000; and (ii) issued warrants to purchase up to an additional 4,767,922 shares of our common stock at an exercise price of $1.60 per share. As partial consideration for services rendered in connection with leading the Private Placement, Hunter World Markets, Inc. was issued 300,000 shares of our common stock. Rodman & Renshaw LLC and Seven Hills Partners LLC were issued warrants identical to those described above to purchase 93,667 and 190,717 shares of our common stock, respectively, for services rendered in connection with the Private Placement. The shares and warrants were offered and sold to issuees in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the issuees qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).
The Offering

Common stock offered by selling stockholders	2,180,034 shares*
Common stock outstanding	25,686,317 shares
Use of proceeds	We will not receive any proceeds from the sale of the common stock but will receive proceeds from the exercise, if any, of the warrants held by two of the selling stockholders.
OTC Bulletin Board	CYKN

*	Of the 2,180,034 shares of our common stock offered hereby, 760,000 shares of our common stock represent shares underlying warrants that were issued to the selling stockholders.

     The number of shares of common stock outstanding is shown as of September 30, 2005 and excludes:
•	3,326,022 shares of our common stock issuable upon exercise of options outstanding as of September 30, 2005 at a weighted average exercise price of $0.53 per share under our 2002 Equity Incentive Plan and the 2002 Founders’ Option Plan. For a description of our 2002 Equity Incentive Plan and the 2002 Founders’ Option Plan, please see “Management—2002 Equity Incentive Plan and the 2002 Founders’ Option Plan”; and

•	5,952,165 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2005 at a weighted average exercise price of $2.10 per share.

Additional Information
     We were originally incorporated in the State of Nevada under the name of Trafalgar Ventures Inc. (“Trafalgar”). On July 23, 2004, Trafalgar, certain stockholders of Trafalgar, Trafalgar Acquisition Corporation, a Nevada corporation (“Merger Sub”), and Cyberkinetics, Inc., a privately-held Delaware corporation (“Cyberkinetics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Trafalgar, through its wholly owned subsidiary, Merger Sub, agreed to acquire Cyberkinetics in exchange for shares of Trafalgar’s common stock (the “Merger”). The Merger closed on October 7, 2004 (the “Closing”). Immediately prior to the Closing, 1,500,000 shares of Trafalgar common stock were cancelled and Trafalgar effected a 1-for-2.1142857 reverse stock split of its outstanding common stock. Immediately upon Closing, Trafalgar effected a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to “Cyberkinetics Neurotechnology Systems, Inc.” Prior to the Merger with Cyberkinetics, Trafalgar did not have any significant operational activity. Concurrent with the Closing of the Merger, we terminated all prior operational activities conducted by Trafalgar. We now operate as the parent company of Cyberkinetics. Our executive offices are located at 100 Foxborough Blvd., Suite 240, Foxborough, MA 02035. Our telephone number is (508) 549-9981.

Summary Condensed Consolidated Financial Data
     The following table presents summary consolidated financial data for the years ended December 31, 2003 and 2004, which has been derived from our audited consolidated financial statements included elsewhere in this prospectus, and for the six months ended June 30, 2004 and 2005, which has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited information has been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of our operating results for these periods and our financial condition as of these dates. The selected consolidated financial data does not purport to indicate results of operations as of any future date or for any future period. The summary consolidated financial data has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our audited consolidated financial statements and notes thereto, which are included elsewhere in this prospectus, and our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 12, 2005.
     The Merger was treated as a reverse merger of Cyberkinetics for accounting purposes. Concurrent with the closing of the Merger, we terminated all prior operational activities conducted by Trafalgar. Accordingly, our financial statements reflect the historical results of Cyberkinetics prior to the Merger, and of the combined entities following the Merger, and do not include the historical financial results of Trafalgar prior to the consummation of the Merger. Stockholders’ equity and loss per share have been retroactively restated to reflect the number of shares received in the Merger after giving effect to the difference in par value, with the offset to additional paid-in capital.

	Year Ended	Year Ended	Six Months Ended
	December 31,	December 31,	June 30,
	2003	2004	2004	2005
			(Unaudited)
Consolidated Statement of Operations Data:
Total revenues	$1,284,001	$1,536,669	$705,989	$587,590
Operating expenses	4,863,172	8,616,226	3,342,913	5,159,227

Operating loss	(3,579,171)	(7,079,557)	(2,636,924)	(4,571,637)
Other income (expenses)	59,139	(11,035)	2,598	(89,789)

Net loss	(3,520,032)	(7,090,592)	(2,634,326)	(4,661,426)
Dividends and accretion to redemption value of redeemable convertible preferred stock	(657,196)	(625,149)	(416,766)	—

Net loss attributable to common stockholders	$(4,177,228)	$(7,715,741)	$(3,051,092)	$(4,661,426)

Basic and diluted loss per share	$(1.03)	$(1.16)	$(0.74)	$(0.30)

Basic and diluted weighted-average shares outstanding	4,044,180	6,660,318	4,102,951	15,694,064

As of June 30, 2005
(Unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$4,463,931
Working capital	777,473
Total assets	5,859,506
Long-term liabilities	264,372
Total liabilities	4,419,331
Stockholders’ equity	1,440,175

RISK FACTORS
     Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our stock could decline, and you may lose all or part of your investment in our common stock.
     Our actual results may differ materially from those anticipated in these forward-looking statements. We operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond our control. Refer also to “Special Note Regarding Forward-Looking Statements.”
Risks Related To Our Business
We have incurred significant operating losses since inception and we cannot assure you that we will ever achieve profitability.
     Since Cyberkinetics, Inc.’s inception in 2001, we have incurred losses every quarter. The extent of our future operating losses and the timing of profitability are highly uncertain, and we may never achieve or sustain profitability. We have incurred significant net losses since inception, including net losses of approximately $7,091,000 in 2004, $3,520,000 in 2003 and $592,000 in 2002. At June 30, 2005, we had an accumulated deficit of approximately $17,333,000. We anticipate that we will continue to incur operating losses for the foreseeable future and it is possible that we will never generate substantial revenues from product sales.
We are an early stage company with a limited operating history that makes it impossible to reliably predict future growth and operating results.
     We have not demonstrated that we can:
•	ensure that our products are safe in chronic use and function as intended in human clinical applications;

•	obtain the regulatory approvals necessary to commercialize products that we may develop in the future;

•	manufacture, or arrange for third-parties to manufacture, future products in a manner that will enable us to be profitable;

•	establish many of the business functions necessary to operate, including sales, marketing, administrative and financial functions, and establish appropriate financial controls;

•	make, use, and sell future products without infringing upon third party intellectual property rights; or

•	respond effectively to competitive pressures.
We are dependent upon the success of neurotechnology. Our inability to continue to develop innovative neurotechnology products, or the failure of the neurotechnology market to develop as we anticipate, would adversely affect our business.
     Over the last 10 years a number of products based on long-term implantable devices in the brain and nervous system have been developed and this market is referred to as neurotechnology. The neurotechnology market is subject to rapid technological change and product innovation. Our competitors may succeed in developing or marketing superior products, using neurotechnology or other competitive technologies. If we are unable to compete successfully in the development of new neurotechnology products, or if new and effective therapies not based on neurotechnology are developed, our products could be rendered obsolete or non-competitive. This would materially adversely affect our business.
If we fail to obtain approval from the U.S. Food and Drug Administration (“FDA”) and from foreign regulatory authorities, we will not be allowed to market or sell the BrainGate™ System, the NeuroPort™ System or other products in the United States or other countries.
     We are a clinical development medical device company focused on the development of neurotechnology products that record, monitor and analyze brain electrical activity, and further allow such complex signals from the brain, to be interpreted by computer equipment. We intend to develop implantable medical devices and software and hardware for human use that will be designed to detect and interpret brain activity in real time. Our product candidate, the BrainGate™ System, is intended to allow people with quadriplegia to control computers using the technology identified above. The BrainGate™ System has received Investigational Device Exemption approval and is undergoing pilot clinical evaluation.
     If we cannot demonstrate through clinical testing on humans or other means that the system or other new products under development and testing are safe and effective, we will not be able to obtain regulatory approvals in the U.S. or other countries for the commercial sale of these products.
     Our clinical testing of the BrainGate™ System is in its early stages. Delays, budget overruns, and project terminations are not uncommon even after promising pre-clinical and clinical trials of medical products. We intend to conduct clinical testing for the BrainGate™ System in patients with a variety of complications, and these patients may die or suffer other adverse medical results for reasons which may or may not be related to the product being tested. Those outcomes could seriously delay the completion of clinical testing, as could the unavailability of suitable patients for clinical trials, both of which are outside our control. We cannot assure that the rate of patient enrollment in our clinical trials will be consistent with our expectations or be sufficient to allow us to complete our clinical trials for the BrainGate™ System or our other products under development in a timely manner, if at all. Delays could defer the marketing and commercial sale of our products, require further funding, and possibly result in failure to bring the products to market.
     We are investigating the potential to seek and obtain initial approval from the FDA to market the BrainGate™ System under a Humanitarian Device Exemption (“HDE”) rather than through a Pre-Market Approval application (“PMA”). Approval of an HDE by the FDA requires that we demonstrate that the BrainGate™ System is safe, potentially effective and that its benefits outweigh its associated risks. We have not yet applied for, and the FDA has not yet granted, HDE designation for the BrainGate™ System. We cannot assure that the FDA or any other regulatory authority will act quickly or favorably on our requests for this product to be approved under an HDE. The FDA or any other regulatory authority may require us to provide additional data that we do not currently anticipate in order to obtain product approvals. If we are successful in obtaining FDA approval for the BrainGate™ System based on a phased approach that begins with an HDE, the initial approval is likely to include conditions or limitations to particular indications that would limit the available market for these products.
     Another product, the NeuroPort™ System, is intended to allow post-operative recording and monitoring of brain electrical activity, for use during neurological procedures where the cortex of the brain is exposed via a craniotomy in order to allow short-term monitoring of the brain’s activity. In March 2005, we obtained 510(k) clearances for the NeuroPort™ System. We anticipate a limited market introduction of the NeuroPort™ System early in 2006, after completing necessary manufacturing upgrades during the remainder of 2005.
     If we are not able to obtain regulatory approvals for use of the BrainGate™ System or our other products under development, or if the patient populations for which they are approved are not sufficiently broad, the commercial success of these products could be limited.
     We may seek to market the BrainGate™ System and our other new products in international markets, including the European Union and Japan. We must obtain separate regulatory approvals in order to market our products in other jurisdictions. The approval processes may differ among those jurisdictions, and approval in the U.S. or in any other particular jurisdiction does not ensure approval in any other jurisdictions. Obtaining foreign approvals could result in significant delays, difficulties and costs for us, and require additional trials and additional expense.
If we fail to develop products, we would not achieve significant revenues and we would unlikely be able to continue our current level of operations and would be unable to meet our long-term growth plans.
     Our future business and financial success will depend on our ability to continue to introduce new products and upgrade products into the marketplace. Developing new products and upgrades to existing and future products imposes burdens on our research and development department and our management. This process is costly, and we cannot assure you that we will be able to successfully develop new products or enhance any future products. We incurred research and development costs of $4,309,000 and $2,600,000 for the years ended December 31, 2004 and 2003, respectively, and have already incurred research and development costs of $2,838,000 for the six months ended June 30, 2005. In addition, as we develop the market for neurotechnology devices, future competitors may develop desirable product features earlier than we do. Such developments could make our competitors’ products less expensive or more effective than our products and could render our proposed products obsolete or unmarketable. If our product development efforts are unsuccessful, we will have incurred significant costs without recognizing the expected benefits and our business prospects will suffer.
Testing of our new products will involve uncertainties and risks, which could delay or prevent new product introductions, require us to incur substantial additional costs or result in the failure to bring our products to market.
     Development and testing of any medical device is often extensive, expensive and time-consuming. Some of the tests for our products may require months or years to perform, and it may be necessary to begin these tests again if we modify our products to correct a problem identified in testing. Even modest changes to certain components of our products can take months or years to complete and test. If results of pre-clinical or clinical testing of our products under development indicate that design changes are required, such changes could cause delays that would adversely affect our results of operations and cash flows. A number of companies in the medical industry have suffered delays, cost overruns and project terminations despite achieving promising results in pre-clinical testing or clinical testing. In the event that we suffer setbacks in the pre-clinical or clinical testing of our products, our products may be delayed, require further funding, and may never be brought to market.
Patient complications that may occur in clinical testing conducted by us (or in clinical testing conducted by other companies) and the resulting publicity surrounding these complications may result in greater governmental regulation of future product candidates and potential regulatory delays relating to testing or approval.
     Even if we obtain the requisite approval, the commercial success of our proposed products will depend in part on public acceptance. Public attitudes may be influenced by claims that our proposed products are unsafe, and such products may not gain the acceptance of the public or the medical community. Negative public reaction could result in greater governmental regulation, stricter clinical trial oversight or commercial product labeling requirements of neurotechnology products, resulting in higher compliance costs, and could negatively affect demand for any products that we may develop.
Failure to obtain necessary government approvals for new products or for new applications for existing products would mean we could not sell those new products, or sell any existing products for those new applications.
     Our proposed products are medical devices, which are subject to extensive government regulation in the U.S. and in foreign countries where we intend to do business. Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either a PMA or a 510(k) clearance from the FDA with respect to each application for which we intend to market it. Either process can be lengthy and expensive. According to the FDA, the average 510(k) review period was 100 days in 2004, but reviews may take longer and approvals may be revoked if safety or effectiveness problems develop. The PMA process is much more costly, lengthy and uncertain. According to the FDA, the average PMA submission-to-decision period was 176 days in 2004; however, reviews may take much longer and completing a PMA application can require numerous clinical trials and require the filing of amendments over time. The result of these lengthy approval processes is that a new product, or a new application for an existing product, often cannot be brought to market for a number of years after being developed. If we fail to obtain or maintain necessary government approvals of our new products or new applications for any existing products on a timely and cost-effective basis, we will be unable to market the affected products for our intended applications.
If we obtain regulatory approval of our products, the products will be subject to continuing review and extensive regulatory requirements, which could affect the manufacturing and marketing of our products.
     The FDA continues to review products even after they have received initial approval. If the FDA approves the BrainGate™ System, or our other products under development, and although the NeuroPort™ System has received 510(k) clearance, the manufacture and marketing of these products will be subject to continuing regulation, including compliance with quality systems regulations (“QSR”), adverse event reporting requirements and prohibitions on promoting a product for unapproved uses.
     We will also be required to obtain additional approvals in the event we significantly modify the design of an approved product or the product’s labeling or manufacturing process. Modifications of this type are common with new products, and we anticipate that the first generation of each of our products will undergo a number of changes, refinements and improvements over time. For example, the current configuration of the BrainGate™ System utilizes a connector which penetrates the skin, and we anticipate that we will need to obtain regulatory approval for a fully implantable device that can be powered and can transmit neural signals without penetrating the skin. If we are not able to obtain regulatory approval of modifications to our current and future products, the commercial success of these products could be limited.
     We and our third-party suppliers of product components are also subject to inspection and market surveillance by the FDA. Enforcement actions resulting from failure to comply with government requirements could result in fines, suspensions of approvals, recalls of products, operating restrictions and criminal prosecutions, and could affect the manufacture and marketing of our products. The FDA could withdraw a previously approved product from the market upon receipt of newly discovered information, including a failure to comply with regulatory requirements, the occurrence of unanticipated problems with products following approval, or other reasons, which could adversely affect our operating results.
The markets for our proposed products that are currently under development are unproven and if they prove unsuccessful, we would be unable to sell our products and would not achieve significant revenues.
     Even if our products are successfully developed and approved by the FDA and corresponding foreign regulatory authorities, they may not enjoy commercial acceptance or success, which would adversely affect our business and results of operations. Several factors could limit our success, including:
•	the need to create a market for our new products, the BrainGate™ System and the NeuroPort™ System, and possible limited market acceptance among physicians, medical centers, patients and third party payers;

•	the need for surgeons to develop or be trained in new surgical techniques to use our products effectively;

•	limitations on the number of patients who may have access to physicians and medical centers with adequate training, equipment and personnel to make use of our products;

•	the timing and amount of reimbursement for these products, if any, by third party payers;

•	the introduction by other companies of new treatments, products and technologies, that compete with our products, and may reduce their market acceptance, or make them obsolete; and

•	the reluctance, due to ethical considerations, of physicians, patients and society as a whole to accept new medical devices that are implanted in the brain.
     The commercial success of the BrainGate™ System, the NeuroPort™ System and other neurotechnology products will require acceptance by neurosurgeons, neurologists and physical rehabilitation specialists, a limited number of whom significantly influence medical device selection and purchasing decisions. We may achieve our business objectives only if our products are accepted and recommended by leading physicians, which is likely to be based on a determination by these physicians that our products are safe, cost-effective and represent acceptable methods and standards of treatment. We have developed relationships and have made arrangements to work with only a few physiatrists, neurologist and neurosurgeons and we cannot assure that these existing relationships and arrangements can be maintained or that new relationships will be established in support of our products. If neurosurgeons, neurologists and physiatrists do not consider our products to be adequate for the treatment of our target patient populations or if a sufficient number of neurosurgeons, neurologists and physiatrists recommend and use competing products, it would seriously harm our business, financial condition and results of operations.
We may not be able to expand market acceptance of the use of our proposed neurotechnology products, which would severely harm our ability to achieve significant revenues.
     Market acceptance of our proposed products will depend on our ability to convince the medical community of the clinical efficacy and safety of such products. Many physicians are still unfamiliar with neurotechnology and the products that have been developed using neurotechnology. Existing drugs and medical devices may be more attractive to patients or their physicians than our proposed products in terms of efficacy, cost or reimbursement availability. We cannot assure you that our proposed products will achieve expanded market acceptance. Failure of our proposed products to gain additional market acceptance would severely harm our business, financial condition and results of operations.
If future clinical studies or other articles are published, or physician associations or other organizations announce positions that are unfavorable to our proposed products, our sales efforts and revenues may be negatively affected.
     Future clinical studies or other articles regarding our proposed products or any competing products may be published that either support a claim, or are perceived to support a claim, that a competitor’s product is more accurate or effective than our products or that our products are not as effective as we claim or previous clinical studies have concluded. Additionally, physician associations or other organizations that may be viewed as authoritative could endorse products or methods that compete with our proposed products or otherwise announce positions that are unfavorable to our proposed products. Any of these events may negatively affect our sales efforts and would result in decreased revenues.
If patients choose less invasive or less expensive alternatives to our proposed products, our sales would be negatively impacted.
     We intend to sell medical devices for invasive surgical procedures. Patient acceptance of our proposed products will depend on a number of factors, including device and associated procedure costs, the success or failure of less invasive therapies to help the patient, the degree of invasiveness involved in the procedures used to implant our products, the rate and severity of complications from the procedures used to implant our products and any adverse side effects caused by the implanting of our proposed products. There are less invasive means for disabled patients to control external devices that leverage intact muscles still under accurate control of the patient. Devices which utilize voice recognition, eye movement or switches activated by head motion can all be used to provide control of external devices. There is also ongoing research into the use of neural signals which can be detected on the surface of the scalp to provide a computer interface. If patients choose to use existing less invasive or less expensive alternatives to our proposed products, or if effective new alternatives are developed, our business would be materially adversely affected.

We will depend on third party reimbursement to our customers for market acceptance of our products. If third party payers fail to provide appropriate levels of reimbursement for purchase and use of our products, our profitability would be adversely affected.
     Sales of medical products largely depend on the reimbursement of patients’ medical expenses by government health care programs and private health insurers. The cost of the BrainGate™ System, as well as the cost of implanting the BrainGate™ System into a patient, will be substantial. Without the financial support of the government or third party insurers, the market for our products will be limited. Medical products and devices incorporating new technologies are closely examined by government and private insurers to determine whether the products and devices will be covered by reimbursement, and if so, the level of reimbursement which may apply. We cannot be sure that third party payers will reimburse the sales of our products now under development, or enable us to sell them at profitable prices.
     The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided and paid for in the U.S. In the future, it is possible that the government may institute price controls and further limits on Medicare and Medicaid spending. These controls and limits could affect the payments that we collect from sales of our products. Internationally, medical reimbursement systems vary significantly. Some medical centers have fixed budgets, regardless of levels of patient treatment, and other countries require application for, and approval of, government or third party reimbursement. Even if we succeed in bringing our new products to market, uncertainties regarding future health care policy, legislation and regulation, as well as private market practices, could affect our ability to sell our products in commercially acceptable quantities at profitable prices.
     Prior to approving coverage for new medical devices, most third party payers require evidence that the product has received FDA approval, is not experimental, and is medically necessary for the specific patient. Increasingly, third party payers require evidence that the devices being used are cost-effective. Our products may not meet these or future criteria, which could hurt our ability to market and sell these products.
Because certain competitors have significantly greater resources and new competitors may enter the neurotechnology market, it may be difficult for us to compete.
     The medical device market is highly competitive, is subject to rapid change and is significantly affected by new product introductions and other market activities of industry participants. Certain of our competitors have significantly greater product development capabilities and financial, scientific, marketing and human resources than we do. Additionally, other companies may succeed in developing products earlier than us, in obtaining authorizations from the FDA for such products earlier than us, or in developing products that are more effective than those proposed by us. There can be no assurance that research and development by others will not render our technology or proposed products obsolete, or result in treatments or cures superior to those being developed by us. It is expected that competition in this field will intensify.
Our future capital needs are uncertain. We will need to raise additional funds in the future and these funds may not be available on acceptable terms or at all.
     We believe that our current cash and cash equivalents plus the cash raised in the September 2005 Private Placement and additional financing under our capital lease line completed in September 2005 are sufficient to meet projected operating requirements through at least October 2006. However, we may seek additional funds from public and private stock or debt offerings, borrowings under credit lines or other sources prior to such time. Our capital requirements will depend on many factors, including:
•	the revenues generated by sales of products that we develop;

•	the costs required to develop new products;

•	the costs of conducting clinical trials and obtaining and maintaining FDA approval or clearance of our products;

•	the costs associated with expanding our sales and marketing efforts;

•	the expenses we incur in manufacturing and selling our products;

•	the costs associated with any expansion of operations;

•	the costs associated with capital expenditures; and

•	the number and timing of any business acquisitions or other strategic transactions.

     As a result of these factors, we will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. If the Company is unable to raise sufficient additional financing we will not be able to continue our operations.
Organizations that provide grants for neurotechnology research and development activities may no longer be able to or may decide to no longer provide money in the form of grants or we and our customers may be prohibited from approaching such organizations for funding, which may adversely affect our research and development activities.
     We and our customers have raised money by obtaining grants from the federal government and other organizations to fund research and product development activities using our Neurotechnology expertise. The receipt of past grants is not a predictor that we or our customers will choose to or will be able to apply for and receive additional grants in the future. It may be the case that we no longer receive any income from organizations that provide grants, which may adversely affect our ability to fund ongoing research and product development activities. It may also be the case that our customers no longer receive any funding from organizations that provide grants, which may adversely affect their ability to fund the purchase of our neurotechnology equipment and to perform research and development activities, which would in turn adversely affect our sales.
In the past, we have received funding through research grants, such as Small Business Innovation Research (“SBIR”) grants; however, there is no assurance that we will continue to receive or qualify for research grants in the future, which could harm our ability to bring our proposed products to the marketplace.
     In the past, we have received SBIR grants to fund a portion of our research expenditures. In the future, we plan to apply for additional research grants, but no assurance can be given that any such research grant application will be approved. If our grant applications are not approved, it may harm our ability to bring our proposed products to the marketplace.
Our success will depend on our ability to attract and retain key personnel and scientific staff. If we fail to attract and retain key personnel and scientific staff, we may be unable to succeed in the neurotechnology market.
     We believe future success will depend on our ability to manage our growth successfully, including attracting and retaining scientists, engineers and other highly skilled personnel. Our key employees are subject to confidentiality, trade secret and non-competition agreements, but may terminate their employment with us at any time. Hiring qualified management and technical personnel is difficult due to the limited number of qualified professionals. Competition for these types of employees is intense in the medical field. If we fail to attract and retain personnel, particularly management and technical personnel, we may not be able to achieve long-term success in the neurotechnology market.
If we do not effectively manage our growth, our business resources may become strained and our results of operations may be adversely affected.
     We expect to increase our total headcount. This growth may provide challenges to our organization and may strain our management and operations. We may be unable to accurately predict the amount of time or resources that will be required to effectively manage any anticipated or unanticipated growth in our business or we may not be able to attract, hire and retain sufficient personnel to meet our needs. If we cannot scale our business appropriately, maintain control over expenses or otherwise adapt to anticipated and unanticipated growth, our business resources may become strained, we may not be able to deliver proposed products in a timely manner and our results of operations may be adversely affected.
We are subject to potential product liability and other claims and we may not have the insurance or other resources to cover the costs of any successful claim.
     Defects in our products could subject us to potential product liability claims that our products are ineffective or caused some harm to our patients. Our product liability insurance may not be adequate to cover future claims. Product liability insurance is expensive and, in the future, may not be available on terms that are acceptable to us, if it is available to us at all. Plaintiffs may also advance other legal theories supporting their claims that our products or actions resulted in some harm. A successful claim brought against us in excess of our insurance coverage could significantly harm our business and financial condition.
If we fail to protect our intellectual property rights, our competitors may take advantage of our ideas and compete directly against us.

     We rely in part on patents, trade secrets and other proprietary technologies to remain competitive. We may not be able to obtain or maintain adequate U.S. patent protection for new products or ideas, or prevent the unauthorized disclosure of our technical knowledge or other trade secrets by our employees. Additionally, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Even if our intellectual property rights are adequately protected, litigation may be necessary to enforce them, which could result in substantial costs to us and substantial diversion of the attention of our management and key technical employees. If we are unable to adequately protect our intellectual property, our competitors could use our intellectual property to develop new products or enhance their existing products. This could harm our competitive position, decrease our market share or otherwise harm our business.
Other parties may sue us for infringing their intellectual property rights, or we may have to sue them to protect our intellectual property rights.
     There has been a substantial amount of litigation in the medical technology industry regarding patents and intellectual property rights. The neurotechnology market is characterized by extensive patent and other intellectual property rights, which can create greater potential, in comparison to less-developed markets, for possible allegations of infringement, particularly with respect to newly-developed technology. We may be forced to defend ourselves against allegations that we are infringing the intellectual property rights of others. In addition, we may find it necessary, if threatened, to initiate a lawsuit seeking a declaration from a court that we are not infringing the intellectual property rights of others or that these rights are invalid or unenforceable, or to protect our own intellectual property rights. Intellectual property litigation is expensive and complex and its outcome is difficult to predict. If we do not prevail in any litigation, in addition to any damages we might have to pay, we would be required to stop the infringing activity, obtain a license, or concede intellectual property rights. Any required license may not be available on acceptable terms, if at all. In addition, some licenses may be nonexclusive, and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products.
If we breach any of the agreements under which we license technology commercialization rights from others, we could lose license rights that are critical to our business.
     We license rights to technology that are critical to our business and we expect to enter into additional licenses in the future. We are dependent upon such license rights to develop our proposed products. If we breach any agreement covering such rights and as a result loses license rights, we would be unable to successfully develop our proposed products.
Risks Related To Capital Structure
We may experience fluctuation of quarterly operating results that may cause our stock price to fluctuate.
     Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include: the success of our research and development efforts; our ability to attract and retain personnel with the necessary strategic, technical and creative skills required for effective operations; the amount and timing of expenditures by our customers; the amount and timing of capital expenditures and other costs relating to the expansion of our operations; government regulation and legal developments regarding the use of our products; competitive developments; and general economic conditions. As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, technology or marketing decisions that could have a material adverse effect on our quarterly results. Due to all of these factors, our operating results may fall below the expectations of securities analysts, stockholders and investors in any future quarter.
Our stock price is volatile and could decline in the future.
     The price of our common stock has fluctuated significantly and may significantly fluctuate in the future. The stock market, in general, and the market price for shares of medical device companies in particular, have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the medical device and related industries have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:
•	negative or unfavorable results of preclinical studies and clinical trials by us, by our collaborators or by our competitors;

•	concern as to, or other evidence of, the safety or efficacy of our products or our competitors’ products;

•	announcements of technological innovations or new products by us or our competitors;

•	press releases concerning our technology or competitive technologies;

•	actual or potential media coverage;

•	U.S. and foreign governmental regulatory actions;

•	actual or anticipated changes in medical device or drug reimbursement policies;

•	developments with our collaborators, if any;

•	developments concerning our patent or other proprietary rights or our competitors (including litigation);

•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	our financial position and results of operations;

•	status of litigation;

•	period-to-period fluctuations in our operating results;

•	changes in estimates of our performance by any securities analysts;

•	new regulatory requirements and changes in the existing regulatory environment;

•	market conditions for medical device stocks in general; and

•	market conditions of securities traded on the Over-the-Counter (OTC) Bulletin Board.
     In addition, the market price for our common stock will be influenced by a number of factors, including:
•	the issuance of new equity securities in any future offerings;

•	issued and outstanding shares of our common stock becoming eligible for resale pursuant to contractual registration requirements or pursuant to exemptions from registration becoming available following the passage of time;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of us and the medical device industry generally;

•	general economic and other national conditions; and

•	changes in interest rates.
There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.
     Although our common stock trades on the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD (National Association of Stock Dealers) has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “Nasdaq Stock Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.
The limited prior public market and trading market may cause volatility in the market price of our common stock.

     Our common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol “CYKN.” The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:
•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.
Our common stock is considered a “penny stock” and may be difficult to sell.
     Our common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis. Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.
     Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.
Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our stock in the public marketplace could reduce the price of our common stock.
     From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of the Registrant that has satisfied a two-year holding period. In addition to sales pursuant to Rule 144 and sales made pursuant to this resale registration statement, we recently registered 2,760,000 securities purchased in our November 2004 private placement on a Form SB-2, which the SEC declared effective on February 11, 2005. Any substantial sale of common stock pursuant to Rule 144 or pursuant to this resale prospectus or our February 11, 2005 resale prospectus may have an adverse effect on the market price of our securities by creating an excessive supply.
Certain of our stockholders hold a significant percentage of our outstanding voting securities, which may have the effect of delaying or preventing a change-in-control.
     Oxford Bioscience Partners, Absolute Return Europe Fund Limited, Hunter World Markets, Inc. and The Global Life Science Ventures Fonds II GmbH & Co., KG and their respective affiliates beneficially own, in the aggregate, over 60% of our outstanding voting securities. As a result, these stockholders possess significant influence, giving them the ability, among other things, to elect a majority of our Board of Directors and to authorize or prevent proposed significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Certain provisions of our Certificate of Incorporation and Delaware law and may make it more difficult for a third party to effect a change-in-control.
     Our Certificate of Incorporation authorizes the Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire the Company or effect a change-in-control.
     In addition, we are also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in our management, even if such things would be in the best interests of our stockholders.
If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.
     Although we have not identified any material weaknesses in our internal controls over financial reporting to date, the assessment required pursuant to rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 may uncover weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on investor confidence and the price of our common stock. Failure to establish and maintain appropriate internal controls over financial reporting, or any failure of those controls once established, could adversely impact our business, financial condition or results of operations or raise concerns for investors. Any actual or perceived weaknesses and conditions in our internal controls over financial reporting that need to be addressed may have an adverse impact on the price of our common stock.
Compliance with the rules established by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 will be complex. Failure to comply in a timely manner could adversely affect investor confidence and our stock price.
     Rules adopted by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require us to perform an annual assessment of our internal controls over financial reporting, certify the effectiveness of those controls and secure an attestation of our assessment by our independent registered public accountants. Currently, this requirement will first apply to us during the preparation and filing of our annual report for fiscal 2007. The standards that must be met for management to assess the internal controls over financial reporting as now in effect are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal controls over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the assessment by our independent registered public accountants. If we cannot perform the assessment or certify that our internal controls over financial reporting are effective, or our independent registered public accountants are unable to provide an unqualified attestation on such assessment, investor confidence and share value may be negatively impacted.
We do not expect to pay cash dividends in the foreseeable future.
     We have not paid cash dividends on our stock and we do not plan to pay cash dividends on our stock in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements include certain projections and business trends that are “forward-looking” within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like “may,” “will,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:
•	Our limited operating history;

•	Our lack of profits from operations;

•	Our ability to successfully develop and commercialize our proposed products;

•	The lengthy approval process and the uncertainty of FDA and other government regulatory requirements, which may have a material adverse effect on our ability to commercialize our products;

•	Clinical trials may fail to demonstrate the safety and effectiveness of our products, which could have a material adverse effect on our ability to obtain government regulatory approval;

•	The degree and nature of our competition;

•	Our ability to employ and retain qualified employees;

•	The other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”
     These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

USE OF PROCEEDS
     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but will receive funds from the exercise, if any, of warrants held by any of the selling stockholders.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     Our common stock is approved for quotation on the Over-the-Counter Bulleting Board under the trading symbol “CYKN.” From December 10, 2003 through October 11, 2004, we traded under the symbol “TGRV.” A trading market for our common stock did not develop until October 15, 2004. The following table sets forth the high and low bid prices for our common stock on a post-split basis for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ended 2005
Third Quarter	$2.65	$1.30
Second Quarter	$3.55	$1.20
First Quarter	$5.00	$1.95

Fiscal Year Ended 2004
Fourth Quarter	$8.00	$2.50
     At September 30, 2005 there were approximately 118 holders of record of our common stock. The closing sales price of our common stock on October 17 , 2005 was $1.60, as reported on the Over-the-Counter Bulletin Board.
DIVIDEND POLICY
     We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business. We do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the Board of Directors considers significant.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
     This prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing else where in this prospectus. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.
     EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF CERTAIN FORWARD-LOOKING TERMINOLOGY, SUCH AS “MAY,” “WILL,” “EXPECT,” “ANTICIPATE,” “INTEND,” “ESTIMATE,” “BELIEVE,” OR COMPARABLE TERMINOLOGY THAT INVOLVES RISKS OR UNCERTAINTIES. ACTUAL FUTURE RESULTS AND TRENDS MAY DIFFER MATERIALLY FROM HISTORICAL AND ANTICIPATED RESULTS, WHICH MAY OCCUR AS A RESULT OF A VARIETY OF FACTORS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, FACTORS DISCUSSED IN MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SET FORTH BELOW, AS WELL AS IN “RISK FACTORS” SET FORTH HEREIN. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS SHOULD CAREFULLY REVIEW THE FACTORS SET FORTH IN OTHER REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE SEC.

Overview
     Cyberkinetics
     We are a medical device company specializing in the development of neural implants that can interact with the brain and the nervous system at the level of individual cells. We intend to use our core technology to develop a portfolio of implantable medical devices that can detect and interpret brain activity at the cellular level in real time as the basis for diagnosis and treatment of a broad range of neurological conditions. Our product pipeline currently includes: a line of research products to support leading-edge, pre-clinical neuroscience research; the NeuroPort™ System, which is a recently approved entry in the market for invasive neurosurgical monitoring; and the BrainGate™ System, currently in clinical evaluation, which is intended to allow a disabled person to control a computer using thought. Our strategy is to leverage our proprietary core technology to establish ourselves as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform autonomously or on command) and in monitoring and treating neurological disorders.
     In late 2002, we acquired Bionic Technologies, LLC (“Bionic”), a manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. Through the acquisition, we gained an engineering team, manufacturing facilities in Salt Lake City, Utah and key intellectual property. We continue to manufacture and market Bionic’s BIONIC® line of neural recording arrays and data acquisition systems to researchers.
     We have a limited history of operations and, through June 30, 2005, we have generated limited revenues from product sales. We have also generated revenue from grant income, though we do not currently expect such revenues to be significant in the near future due to the completion of a majority of our existing contracts. The long-term success of our business, however, is dependent on the development and commercialization of advanced neurological products such as the NeuroPort™ and BrainGate™ Systems.
     We have been unprofitable since Cyberkinetics’ inception in May 2001 and we expect to incur substantial additional operating losses for at least the foreseeable future as we continue to expand our product development activities. Accordingly, our activities to date are not as broad in depth or scope as the activities we may undertake in the future, and our historical operations and financial performance are not necessarily indicative of our future operating results. We have incurred substantial net losses since inception. As of June 30, 2005, our accumulated deficit was $17,333,000. We expect to incur substantial and increasing losses for the next several years as we:
•	continue to develop the BrainGate™ System and the NeuroPort™ System;

•	continue to enroll new patients in our clinical study(ies);

•	develop and commercialize our product candidates, if any, that receive regulatory approval;

•	continue and expand our research and development programs;

•	acquire or in-license products, technologies or businesses that are complementary to our own; and

•	increase our general and administrative expenses related to operating as a public company.
     We have financed our operations and internal growth primarily through private placements of equity and debt securities as well as through revenue from product sales and sponsored research. In September 2005, we completed a private placement, whereby we (i) sold 9,535,833 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of $11,443,000; and (ii) issued warrants to purchase up to an additional 4,767,922 shares of our common stock at an exercise price of $1.60 per share. As partial consideration for services rendered in connection with leading the Private Placement, Hunter World Markets, Inc. was issued 300,000 shares of our common stock. Rodman & Renshaw LLC and Seven Hills Partners LLC were issued warrants identical to those described above to purchase 93,667 and 190,717 shares of our common stock, respectively, for services rendered in connection with the Private Placement. The shares and warrants were offered and sold to issuees in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the issuees qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).
     Our business is subject to significant risks, including, but not limited to, the risks inherent in our ongoing clinical trials and the regulatory approval process, the results of our research and development efforts, competition from other products and uncertainties associated with obtaining and enforcing intellectual property rights. Accordingly, our activities to date are not as broad in depth or in scope as the activities we may undertake in the future, and our operating results or financial position or our ability to operate profitably as a commercial enterprise are not indicative of our future operating results.

     Reverse Merger
     We were originally incorporated in the State of Nevada on February 6, 2002 as Trafalgar Ventures Inc. (“Trafalgar”). On July 23, 2004, Trafalgar, certain stockholders of Trafalgar, Trafalgar Acquisition Corporation, a Nevada corporation (“Merger Sub”), and Cyberkinetics, Inc., a privately-held Delaware corporation (“Cyberkinetics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Trafalgar, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cyberkinetics in exchange for shares of Trafalgar’s common stock (the “Merger”). The Merger closed on October 7, 2004. We recorded the transaction as the issuance of stock for the net monetary assets of Trafalgar, accompanied by a recapitalization and consequently, no goodwill or intangible assets were recorded with respect to this transaction. All costs associated with the Merger were expensed as incurred. The Merger was treated as a reverse merger of Cyberkinetics. Accordingly, from an historical accounting perspective, our period of inception begins on May 2, 2001, the date of inception of Cyberkinetics. The financial statements of the Company presented reflect the historical results of Cyberkinetics prior to the Merger, and of the combined entities following the Merger, and do not include historical financial results of Trafalgar prior to the consummation of the Merger. Immediately upon closing, Trafalgar effected a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to “Cyberkinetics Neurotechnology Systems, Inc.” Until the effective time of the Merger, we were in the business of mineral exploration. We obtained an option to acquire a 90% interest in two mineral claims located in the Sudbury Mining Division, Province of Ontario, Canada. This option was exercisable either by making cash payments to the grantor of the option or by funding the required exploration expenditures described in the option agreement. During the period ended July 31, 2004, we allowed the option to expire. We had not generated revenues from operations.
     Upon analysis of operations, we decided to focus on evaluating other opportunities that may enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. In furtherance of this strategy, we entered into the Merger Agreement with Merger Sub and Cyberkinetics on July 23, 2004. At the effective time of the Merger, Merger Sub was merged with and into Cyberkinetics. The separate existence of Merger Sub ceased and Cyberkinetics continued as the surviving corporation. Post-merger, we ceased all operations in the mineral exploration industry and now operate as the parent company of Cyberkinetics. Additionally, immediately following the closing of the Merger, the officers and directors of Trafalgar resigned and the officers and directors of Cyberkinetics became our officers and directors. We also completed a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to Cyberkinetics Neurotechnology Systems, Inc. Since Trafalgar had no significant operations prior to the Merger, the discussions in this section relate to the financial condition and results of operations of Cyberkinetics.
     Research and Development
     Our research and development activities have been primarily focused on the development of the NeuroPort™ System and the pilot clinical trial of the BrainGate™ System. Since Cyberkinetics’ inception in 2001 and through June 30, 2005, we have incurred research and development costs of approximately $10,330,000. Our research and development expenses consist primarily of compensation and other expenses for research and development personnel, non-cash stock compensation expense for non-employees, costs associated with the clinical trials of our product candidates, supplies and materials, costs for consultants and related contract research, depreciation and facility costs. We charge all research and development expenses to operations as they are incurred.
     In the future, the rate of spending on the BrainGate™ System is likely to increase as additional clinical trials are performed. The initial version of the BrainGate™ System is not expected to be commercially launched for at least three to five years, if at all. We have also initiated development of a completely implantable sensor and signal transmission system for long-term use that can be operated by the user outside of the hospital setting which will take longer to develop and is expected to be launched after the initial version of the BrainGate™ System. While we cannot estimate with any certainty the time required for commercial approval of the BrainGate™ System, we expect that we will need to raise substantial additional capital in order to reach breakeven from the sales of advanced neurological products.
     At this time, due to the risks inherent in the clinical trial process and given the early stage of development of our product candidates, we are unable to estimate with any certainty the costs we will incur in the continued development of our product candidates for commercialization. However, we expect our research and development costs to be substantial and to increase as we continue the development of current product candidates, and the expansion of our research programs.
     The lengthy process of seeking regulatory approvals for our product candidates, and the subsequent compliance with applicable regulations, requires the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, have a material adverse effect on our results of operations. We cannot be certain when any net cash inflow from any of our current product candidates will commence.

Six Months Ended June 30, 2005 and 2004
Revenues
     Product Sales and Gross Margin. Product sales increased $116,000 to $377,000 for the six months ended June 30, 2005 from $261,000 for the six months ended June 30, 2004. The 44% increase in sales was principally related to an increase in the selling price of certain product lines. The gross margin on product sales was approximately 80% and 49% for the six months ended June 30, 2005, and 2004, respectively. The increase in gross margin is a result of the increases in the selling prices per unit coupled with a shift in product mix and the recognition of $60,000 of revenue during 2005 that had previously been deferred. The associated costs of such product sales were not deferred and as such were recognized at the time the sale was made in 2003. Our business focus since inception in May 2001 has been the development of our advanced neurological products, such as the NeuroPort™ and BrainGate™ Systems. We expect that our sales from the BIONIC® products will continue to be limited and are, therefore, likely to continue to fluctuate in the future.
     Grants. Revenue from SBIR grants decreased $234,000 to $211,000 for the six months ended June 30, 2005, from $445,000 for the six months ended June 30, 2004. The decrease in grant income was anticipated and resulted from the completion of a majority of our existing contracts compounded by the unavailability of research and development staff to work on grant-related activities. We did not submit any SBIR grant applications during the six months ended June 30, 2005. Additionally, there are uncertainties concerning the future availability of these types of grants to public companies. We have identified and applied for several new grant and contract opportunities from various federal agencies which may provide funding for research activities in 2006. There can be no assurance, however, that we may receive funding from any of these contracts until the selection process is finalized.
Expenses
     Research and Development. Research and development expenses increased $1,465,000 to $2,838,000 for the six months ended June 30, 2005 from $1,373,000 for the six months ended June 30, 2004. The increase was partly attributable to an increase in non-cash stock compensation expense of $633,000. Non-cash stock compensation expense can fluctuate substantially from period to period based on the market value of our common stock and the number of options outstanding at the end of each quarter. Additionally, compensation and travel expense for existing staff and additional research and development staff increased $478,000. The remaining $354,000 is primarily comprised of costs associated with developing and completing the necessary manufacturing upgrades for the NeuroPort™ System, expansion of our other development programs, the additional patient enrollment in the pilot clinical trial of the BrainGate™ System and additional depreciation expense from new equipment used in the manufacturing process.
     Sales and Marketing. Sales and marketing expenses increased $24,000 to $168,000 for the six months ended June 30, 2005, from $144,000 for the six months ended June 30, 2004. The increase was the result of additional sales efforts associated with the research products business as well as the initial marketing efforts to support the launch of the NeuroPort™ System.
     General and Administrative. General and administrative expenses increased $384,000 to $2,077,000 for the six months ended June 30, 2005, from $1,693,000 for the six months ended June 30, 2004. The increase was mainly attributable to higher compensation and travel expense of $150,000 for existing staff and the expansion of the management team. The remaining $234,000 was comprised of an increase in legal, accounting and other public company costs, including investor relations costs.
Other Income and Expenses
     Other Income (Expense), Net. Interest income increased $11,000 to $33,000 for the six months ended June 30, 2005, from $22,000 for the six months ended June 30, 2004. The increase in interest income was primarily the result of a higher average cash balance available for investment. Interest expense increased $104,000 to $123,000 for the six months ended June 30, 2005 from $19,000 for the six months ended June 30, 2004. The increase was related to the cash draw down on the revolving line-of-credit agreement(the “Line”) entered into on March 31, 2005 with a financial institution and amortization of the fair value of the warrants issued in connection with obtaining the Line as well as interest expense associated with borrowings for equipment purchases under an equipment loan.
Net Loss
     Net Loss. Net loss attributable to common stockholders increased by $1,610,000 to $4,661,000 for the six months ended June 30, 2005, from net loss attributable to common stockholders of $3,051,000 for the six months ended June 30, 2004. The increase is largely a result of operating expenses associated with an increase in compensation expense related to stock options, a reduction in grant revenue as certain contracts come to completion, the costs associated with readying the NeuroPort™ System for sales and the costs associated with operating as a public company. The net loss attributable to common stockholders for the six months ended June 30, 2004 includes dividends and accretion for redeemable convertible preferred stock. In connection with the Merger, all of our preferred stock was converted to common stock and therefore there are no dividends or accretion charges after October 2004. Net loss per common share decreased $0.44 per share to $0.30 per share for the six months ended June 30, 2005, from $0.74 for the six months ended June 30, 2004. The decrease in net loss per share is due to an increase in the net loss more than offset by an increase in the weighted-average common shares outstanding. The weighted-average common shares outstanding increased 11,591,000 to 15,694,000 at June 30, 2005, from 4,103,000 at June 30, 2004, due to the conversion of 9,419,000 shares of Series A Redeemable Convertible Preferred Stock in connection with the Merger and 2,000,000 shares issued in connection with a private placement completed in November 2004.
Years Ended December 31, 2004 and 2003
Revenues
     Product Sales. Product sales increased $144,000 to $653,000 for the year ended December 31, 2004 from $509,000 for the year ended December 31, 2003. The increase in product sales is attributable to an overall 35% increase in the selling price per unit, offset by a 7% decrease due to phasing out certain line items and changes in product mix. The gross margin on product sales was approximately 60% and 49% for the year ended December 31, 2004 and 2003, respectively. The increase in gross margin is a result of the increases in the selling prices per unit. Our business focus since inception in May 2001 has been the development of our advanced neurological products, such as the BrainGate™ System. We expect that our sales from the BIONIC® products will continue to be limited and, therefore, are likely to continue to fluctuate in the future. For the years ended December 31, 2004 and 2003, customers to whom sales exceeded 10% of each year’s respective total product sales were as follows:

Customer	2004	2003
Brown University	22%	14%
Cold Spring USA Corporation	20	—
The Bionic Ear Institute	12	—
VA Medical Center (Massachusetts)	10	—
Stanford University	—	13
Laval University, Centre Hospitalier Robert Giffard of Beauport QC (Canada)	—	12
Unique Medical Distribution of Japan DBA Egg Co	—	12
The University of Southern California	—	11
     Grants. Revenue from SBIR grants increased $109,000 to $884,000 for the year ended December 31, 2004 from $775,000 for the year ended December 31, 2003. The increase in grant income is due to availability of research and development staff to work on grant-related activities. We did not submit any SBIR grant applications during the year ended December 31, 2004. Additionally, there are uncertainties concerning the future availability of these types of grants to public companies. Therefore, we are not anticipating any new SBIR grant income after December 2004. We will continue, however, to evaluate available grants in the future.
Expenses
     Research and Development. Research and development expenses increased $1,709,000 to $4,309,000 for the year ended December 31, 2004 from $2,600,000 for the year ended December 31, 2003. The increase was attributable to an increase in non-cash stock compensation expense of $1,274,000, due to an increase in the market value of the stock; increased salaries, benefits and related travel of $264,000 from the hiring of additional research and development staff; increased costs associated with our on-going pilot clinical trial of the BrainGate™ System, which began in 2004, our filing the 510(k) for the NeuroPort™ System and expansion of our other research and development programs and legal costs associated with supporting our intellectual property portfolio. Non-cash stock compensation expense included in research and development expenses were $1,293,000 and $20,000 for the year ended December 31, 2004 and 2003, respectively. These non-cash stock compensation charges can fluctuate substantially from quarter to quarter based on the market value of our stock and the number of options outstanding at the end of each quarter.
     Sales and Marketing. Sales and marketing expenses increased $35,000 to $298,000 for the year ended December 31, 2004, from $263,000 for the year ended December 31, 2003. The increase is the result of an increase in travel and entertainment related to additional sales efforts.
     General and Administrative. General and administrative expenses increased $2,006,000 to $3,747,000 for the year ended December 31, 2004 from $1,741,000 for year ended December 31, 2003. The increase was mainly attributable to an increase in salaries benefits and travel of $697,000 for the expansion of the management team, an increase in legal and accounting fees, and other public company charges of approximately $1,152,000 related to the cost of the Merger, preparing to become a public company and additional efforts to raise capital and an increase in non-cash stock compensation expense of $72,000.

Other Income and Expenses
     Other Income (Expense), Net. Interest income decreased $27,000 to $40,000 for year ended December 31, 2004 from $67,000 for the year ended December 31, 2003. The decrease in interest income is a result of a reduction in net cash invested. Interest expense increased $44,000 to $51,000 for the year ended December 31, 2004 from $7,000 for the year ended December 31, 2003. The increase is related to borrowings for equipment purchases under an equipment loan and security agreement with a lender.
Net Loss
     Net Loss. Net loss increased $3,571,000 to $7,091,000 for the year ended December 31, 2004 from a net loss of $3,520,000 for the year ended December 31, 2003. The increase is largely a result of operating expenses associated with the Merger and preparing to be a public company, advances in our clinical trial of BrainGate™ System and the expansion of our research and development projects. Net loss per common share increased $.13 per share to $1.16 per share for the year ended December 31, 2004 from $1.03 for the year ended December 31, 2003. The increase is due to the increase in net loss offset by an increase in the weighted average common shares outstanding to 6,660,000 at December 31, 2004 from 4,044,180 at December 31, 2003 due to the conversion of 9,419,000 shares of Series A Redeemable Convertible Preferred Stock in connection with the Merger and the 2,000,000 shares issued in connection with the private placement in November 2004.
Liquidity and Capital Resources
     Since inception we have financed operations and internal growth primarily through private placements of equity and debt securities, as well, as through revenue from product sales and sponsored research. We received net proceeds of $14,573,000 from the private placement of equity securities through June 30, 2005. We also raised an additional $3,698,000 through June 30, 2005 under a line of credit and capital lease line. As of June 30, 2005, we had $4,464,000 of cash and cash equivalents on hand. On September 26, 2005, we completed a Private Placement resulting in net proceeds, assuming no exercise of warrants issued, of approximately $10,700,000. On September 28, 2005, we completed an additional financing under our capital lease line resulting in gross proceeds of approximately $265,000.
     Net cash used in operating activities was $3,427,000 for the six months ended June 30, 2005. The primary use of cash was to fund our operating losses. The net loss for the six months ended June 30, 2005 was $4,661,000. Included in this loss were non-cash expenses totaling $1,038,000 primarily consisting of stock-based compensation expense of $778,000, stock-based compensation issued to consultants of $84,000, and depreciation and amortization expense of $135,000. The use of cash for operations included costs associated with preparing for the NeuroPort™ System launch, expansion of our other development programs, costs associated with the ongoing clinical trial of the BrainGate™ System and costs associated with operating as a public company. The net cash used in operating activities included an increase of $197,000 in operating assets and liabilities. This increase was comprised primarily of a reduction of $260,000 in accounts receivable. Our prior operating costs are not representative of our expected on going costs. As we market and prepare for the launch of the NeuroPort™ System and continue development of the BrainGate™ System, we expect our cash operating expenses to continue to increase for the foreseeable future.
     Net cash used in investing activities was $251,000 for the six months ended June 30, 2005. We used cash to purchase equipment to be used primarily for research and development activities and also to upgrade our manufacturing facility for the launch of the NeuroPort™ System.
     Net cash provided by financing activities was $2,909,000 for the six months ended June 30, 2005. On March 31, 2005, we entered into a one-year revolving line-of-credit agreement (the “Line” or “Agreement”) for up to $3,000,000 with a financial institution (the “Lender”). Borrowings under the Line are available in amounts and at the time of our discretion. Borrowings are collateralized by our assets, excluding intellectual property. We agreed not to sell, transfer or otherwise dispose of our intellectual property rights outside the ordinary course of business, except with the prior consent of the financial institution. The Line provides for customary conditions to our ability to borrow, as well as customary covenants and default provisions; the Agreement also contains certain acceleration clauses. Borrowings under the line bear interest at prime rate plus 3 percent. Interest is payable monthly, and the principal is due on March 30, 2006. We also issued a ten-year warrant to purchase 71,429 shares of common stock at an exercise price of $2.10 per share to the Lender. On May 4, 2005, we drew down the $3,000,000 under the line-of-credit. We finance a certain portion of our property and equipment purchases through a capital lease line. During the six months ended June 30, 2005, we used approximately $92,000 to make payments under the capital lease line.
     Our future capital requirements will depend upon many factors, including advancement of our research and development programs and clinical studies, progress with marketing our technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in obtaining, regulatory approvals, competing technological and market developments, and our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

     We expect to continue to incur negative cash flows and net losses for at least the foreseeable future. Based upon our current plans, we believe that our existing capital resources as of June 30, 2005, plus the proceeds of the Private Placement and the additional financing under the capital lease line completed in September 2005 will be sufficient to meet our operating expenses and capital requirements through at least October 2006. However, changes in our business strategy, technology development or marketing plans or other events affecting our operating plans and expenses may result in the expenditure of our existing cash before that time. If this occurs, our ability to meet our cash obligations as they become due and payable will depend on our ability to sell additional equity securities, borrow funds or some combination thereof. We may not be successful in raising necessary funds on acceptable terms, or at all. Having insufficient funds, we may be required to delay, scale back or eliminate some of our research and development activities or delay the launch of our product candidates. If the Company is unable to raise sufficient additional financing we will not be able to continue our operations.
     We may seek to increase our cash reserves, in addition to the Private Placement completed in September 2005, by obtaining additional funding through public or private financing, including the placement of shares of preferred or common stock, collaborative arrangements with strategic partners, or a combination of the two.
Off-Balance Sheet Arrangements
As of June 30, 2005, we had no off-balance sheet arrangements.
Contractual Obligations
Below is a table setting forth contractual obligations (including interest payments as applicable) as of June 30, 2005:

		2006	2008
	Remainder	through	through	After
	of 2005	2007	2009	2009	Total
Operating Leases	$159,000	$601,000	$374,000	$—	$1,134,000
Loans from Related Parties	104,000	—	—	—	104,000
Capital Lease Obligations	116,000	396,000	—	—	512,000
Line-of-Credit Obligations	135,000	3,090,000			3,225,000
Minimum Royalties	—	150,000	150,000	225,000	525,000

Total	$514,000	$4,237,000	$524,000	$225,000	$5,500,000

Critical Accounting Policies
     This discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an on going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:
     Revenue Recognition. We recognize revenue from product sales and research grants from the U.S. government through the Small Business Innovative Research (“SBIR”) program. Product sales consist of sales of our BIONIC® line of brain-computer interface equipment to universities and research hospitals involved in neurological research. Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. Revenue is not recognized until title and risk of loss have transferred to the customer, which occurs at the time of shipment. Terms for all customers are FOB shipping. The product operates without any custom configuration or installation. Product sales do not contain multiple elements. Following shipment, there are no customer acceptance requirements or installation obligations or continuing service requirements incumbent on us. Terms of product sales contain no contractual rights of return. In practice, we have not experienced or granted rights of return.
     We recognize revenues from research grants as reimbursable; eligible costs are incurred. Eligible costs typically include direct labor costs, other direct costs as outlined in the grant, such as lab materials and supplies and consulting costs, and an overhead allocation as specifically defined by the grant. In accordance with Emerging Issues Task Force (EITF) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, we record grant revenues on a gross basis as we are the primary obligor with respect to our research and development activities. We are subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received. Historically, we have not been required to make any adjustments to the amount of grant revenues recorded and funds received as a result of grant audits.
     We have continued to market our BIONIC® line of research products and continue to expect revenues from sales of equipment. However, this revenue is not predictable and will fluctuate from period-to-period. There can be no assurance that we will continue to receive grant revenue and we currently expect that grant revenue will continue to decline significantly. Future grant research contracts are dependent on applications by us to various governmental agencies and are based on a competitive award process. We have not submitted any SBIR grant applications during the six months ended June 30, 2005. Additionally, there are uncertainties concerning the future availability of these types of grants to public companies. Therefore, we are not anticipating any new SBIR grant income after June 30, 2005. We will continue to evaluate all types of grants in the future. The long-term success of our business is dependent on the development and commercialization of advanced neurological products such as the BrainGate™ System.
     Accounts Receivable. Accounts receivable represent amounts due from customers for goods shipped. We extend 30-day payment terms to our customers, and we do not require collateral. We periodically assess the collectibility of our receivables and establish reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. We have not experienced significant collection problems to date. If the collection history or aging of accounts receivable deteriorates, we may have to record a charge to operations to establish an allowance for doubtful accounts.
     Inventories. Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. Inventories consist of work-in-process and finished goods. We periodically review our inventory for excess, obsolescence or quality issues. Should we conclude that we have inventory for which we cannot recover our costs as a result of such review, we would have to record a charge to operations classified as cost of products sold.
     Long-lived Assets. Our long-lived assets include fixed assets, identifiable intangibles, consisting of acquired patent technology, research grants, and goodwill.
     Property and Equipment and Identifiable Intangible Assets. We periodically review our property and equipment and identifiable intangible assets for impairment. In determining whether an asset is impaired, we must make assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other related factors. If these estimates or their related assumptions change, we may be required to record impairment charges for these assets.
     Goodwill. In assessing the recoverability of our goodwill, we make assumptions, at least annually, regarding its fair value, including estimated future cash flows and other factors. We currently make this annual assessment as of October 1 each year. This process is subjective and requires judgment. If these estimates or their related assumptions change in the future, or if actual cash flows are below estimates, we may be required to record goodwill impairment charges.
     Stock-Based Compensation. Awards under our stock option plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting For Stock Issued to Employees (APB 25), and related interpretations in accounting for our employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. We have adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, Accounting For Stock-Based Compensation (SFAS 123), which is based on the fair-value method of measuring stock-based compensation. We account for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, (EITF 96-18). To the extent that the fair value of our common stock increases, we will incur additional compensation expense associated with non-employee options.
Recently Issued Accounting Standards
     In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments (SFAS 123R), which is a revision of SFAS 123. SFAS 123R supersedes APB 25 and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. We are required to adopt the provisions of SFAS 123R in our financial statements for the first quarter of 2006.

     SFAS 123R permits public companies to adopt its requirements using one of two methods:
•	A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date.

•	A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.
     We have not yet determined which transition method of this statement we will adopt.
     As permitted by SFAS 123, we currently account for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognize no compensation cost for employee stock options. Accordingly, the adoption of SFAS 123R’s fair value method will have a significant impact on our result of operations, although it will have no impact on our overall financial position. The impact of adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future as well as the valuation model used to determine the fair value of share-based payments. We have not yet determined which valuation model under this statement we will adopt.
     In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154), a replacement for APB Opinion No. 20, Accounting Changes (APB 20), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle. It applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires voluntary changes in accounting principles be recognized retrospectively to financial statements for prior periods, rather than recognition in the net income of the current period. Retrospective application requires restatements of prior period financial statements as if that accounting principle had always been used. This statement carries forward without change the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. We are required to adopt the provisions of SFAS 154 for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. At this time, we do not believe the adoption of this standard will have a material impact on our results of operations.
Item 3. Controls and Procedures.
Disclosure Controls and Procedures.
The Company’s management, with the participation of the Company’s Chief Executive Officer and Vice President, Finance, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of June 30, 2005. Based on such evaluation, the Company’s Chief Executive Officer and Vice President, Finance, have concluded that, as of the end of such period, the Company’s disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act. The Company’s Chief Executive Officer and Vice President, Finance, have further concluded that, as of the end of such period, the Company’s controls and procedures are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s Chief Executive Officer and Vice President, Finance, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
Internal Control Over Financial Reporting.
There were no changes in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) during the Company’s fiscal quarter ended June 30, 2005, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

BUSINESS AND OPERATIONS
     Business Overview. Cyberkinetics Neurotechnology Systems, Inc. is a medical device company specializing in the development of neural implants that can interact with the brain and the nervous system at the level of individual cells. We intend to use our core technology to develop a portfolio of implantable medical devices that can detect and interpret brain activity at the cellular level in real time as the basis for diagnosis and treatment of a broad range of neurological conditions. Our product pipeline currently includes: a line of research products to support leading-edge, pre-clinical neuroscience research; the NeuroPort™ System, which is a recently approved entry in the market for invasive neurosurgical monitoring; and the BrainGate™ System, currently in clinical evaluation, which is intended to allow a disabled person to control a computer using thought. Our strategy is to leverage our proprietary core technology to establish ourselves as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform autonomously or on command) and in monitoring and treating neurological disorders.
     Product Pipeline.
•	Research Products. We manufacture and sell a line of neural recording arrays and data acquisition systems on a limited basis to neuroscience researchers. We recognized product revenue from this product line of $653,000 and $509,000 for the years ended December 31, 2004 and 2003, respectively.

•	NeuroPort. In March, 2005 we received 510(k) clearance for our short-term (0-30 days) intra-operative and post-operative cortical monitoring product, the NeuroPort™ System Neural Signal Processor (“NeuroPort™ System”). We intend to launch this product in early 2006. We believe that this product may represent a novel offering in the existing diagnostic market for monitoring brain electrical activity by providing a means to monitor the activity of dozens of individual cells sampled from within a dense population of neural cells in the cortex of the brain.

•	BrainGate. We have initiated pilot clinical testing of the BrainGate™ Neural Interface System (“BrainGate™ System”), which is intended to allow a disabled person to control a computer using thought. We have enrolled two spinal cord injured patients in this trial and have recently initiated a second pilot trial targeted at patients with motor neuron diseases, such as ALS (amyotrophic lateral sclerosis or Lou Gehrig’s disease). These ground breaking pilot trials represent the first use of multi-electrode sensor systems in humans as a means to provide a direct and long-term connection between the human brain and a computer system.

•	Neuromodulation. We believe there may be value in the future development of a long-term, chronic implant, which could provide the ability to detect and respond to the onset of abnormal activity patterns in the brain. We have filed several patent applications related to the use of neural signals to control therapeutic medical devices. We intend to leverage the NeuroPort™ System for data collection and analysis of the potential benefits of our neural sensors in closed-loop applications.
Research Products:
In late 2002, we acquired Bionic Technologies, LLC (“Bionic”), a manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. Through the acquisition, we gained an engineering team, manufacturing facilities and key intellectual property. We continue to manufacture and sell a line of neural recording arrays and data acquisition systems on a limited basis to researchers and we also continue to use this technology in our advanced-stage neurological products. We recognized product revenue from this product line of $653,000 and $509,000 for the years ended December 31, 2004 and 2003, respectively.
NeuroPort™ System Cortical Monitor:
     Our NeuroPort™ System is designed to monitor and record electrical brain activity during neurosurgical procedures where the cortex of the brain is exposed. Use of the NeuroPort™ System will be targeted to these groups of patients:
•	The more than 60,000 patients in the United States who undergo neurosurgical procedures each year. These procedures frequently include direct monitoring of the brain’s activity using invasive sensors that are left in place for a short time (0-30 days) while the patient remains in the hospital.
•	The several hundred-thousand US patients who undergo craniotomies each year in order to study brain function in the context of traumatic brain injury or stroke.

     The NeuroPort™ System is designed to provide physicians with a means of recording, monitoring, and analyzing detailed neural signals from individual neurons in the cortex of the brain. It is anticipated that initially this information will be used in conjunction with other lower resolution means of monitoring brain activity, such as EEG signals. During 2005 we have worked to complete the necessary engineering and manufacturing development to release the NeuroPort system in early 2006. In the initial market release of the NeuroPort™ System, we intend to work closely with leading clinicians to develop specific applications. We intend to generate revenues from the sale of NeuroPort™ hardware, as well as from the sale of disposable sensors. In addition to generating initial clinical revenues for the Company, we expect to utilize the NeuroPort™ System as a platform for developing new diagnostic applications that utilize detailed neural information.
BrainGate™ System:
     The BrainGate™ System is a proprietary, investigational brain-computer interface that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a hair, that detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the primary motor cortex. In the pilot trial version of the product, a small wire connects the sensor to a pedestal which is mounted on the skull, extending through the scalp. An external cable connects the pedestal to a cart containing computers, signal processors and monitors which enable the study operators to determine how well a study participant can control his neural output. The ultimate goal of the BrainGate™ System development program is to create a safe, effective and unobtrusive universal operating system which will allow physically disabled people to quickly and reliably control a wide range of devices using their thoughts, including computers, assistive technologies and devices to control their own limbs.
     In primates, the neurons in the motor cortex of the brain send their instructions to the spinal cord, which in turn drives muscles. The BrainGate™ System is designed to bypass this natural output path (which is interrupted in paralyzed patients), based on the pre-clinical finding that the neural signals that control movement can be interpreted by a computer and provide an alternate “neural pathway” as long as brain function is intact and able to generate neural signals. The resulting signal may be used to operate a computer or other devices that can be controlled by computers, such as robotic devices or muscle stimulation systems, which may eventually allow the movement of paralyzed limbs. The BrainGate™ System includes a brain interface (a chronic passive implantable sensor assembly), external hardware, and signal processing and decoding software that produces an output signal that is designed to be used as a computer control input, much like a computer keyboard and mouse. The sensor assembly is designed to operate by detecting the activity of neurons in the primary motor area of the cerebral cortex of the brain, where voluntary movement output is generated. External hardware and software components are designed to process the brain’s activity (signals) into a predication of desired movement and/or discrete switches. The predicated movement may be represented by cursor motion and keystrokes on a computer screen.
     The BrainGate™ System is being designed and developed to allow people who are quadriplegic to recover a host of abilities that normally rely on the hands, through a direct connection to the brain. Key elements of the product strategy include:
•	no reliance on muscles;

•	ability to sense patient intentions in order to limit caregiver interaction;

•	fast, reliable control of a personal computer as means to controlling environment and gaining independence; and

•	neural output signal modes patterned after a personal computer mouse and keyboard.
     It is expected that people using the BrainGate™ System would employ a personal computer as a gateway to a range of self-directed activities. These activities may extend beyond typical computer functions such as communication to include the control of objects in their environment such as televisions and lights, robotics, mobility devices such as wheelchairs, or potentially external or implanted medical devices such as stimulator systems that might provide an individual with the ability to move his or her own limbs or control the function of his or her bowel or bladder.
     Based on the initial results of our pilot trial program, we have begun development of a next-generation set of BrainGate™ System software designed to minimize the involvement of a Company-trained technician in the setup and operation of the System. This software is also intended to provide the user with a basic set of applications that can be controlled with the BrainGate™ System.
     We have also initiated development of a completely implantable sensor and signal transmission system for long-term use that can be operated by the user outside of the hospital setting. This ambulatory monitoring system is expected to combine elements from the original BrainGate™ System with a proprietary chip contained inside a small implantable case to amplify and digitize neural signals inside the body. The digitized information would then be transmitted to the external environment using short-range telemetry without the need for a connector that penetrates through the skin. This device would also receive power from an external source through short-

range wireless transmission.
Neuromodulation:
     We believe there may be value in the future development of a long-term, chronic implant, which could provide the ability to detect and respond to the onset of abnormal activity patterns in the brain. We have filed a number of patent applications related to the use of neural signals to control therapeutic medical devices. We intend to leverage the NeuroPort™ System for data collection and analysis of the potential benefits of our neural sensors in closed loop applications.
     Research and Development Activities. We incurred research and development costs of $4,309,000 and $2,600,000 for the years ended December 31, 2004 and 2003, respectively. Our efforts in 2003 were focused on the development of the BrainGate™ System pilot device. This involved the design of specific upgrades to the equipment which had been used in pre-clinical studies, validation studies to confirm that the device would operate as intended, and the documentation of the design and testing process. Research and development expenses in 2003 also included the identification and recruitment of clinical investigators and the design, development and documentation of the proposed clinical trial. The balance of research and development spending in 2003 was related to conducting research which was supported by grants from the National Institutes of Health (“NIH”).
     During 2004, we began clinical trials on BrainGate™ System as well as continued development of the product. BrainGate™ System development efforts included spending associated with development of software and hardware products. Research and development expenses in 2004 also included the costs of filing the 510(k) application for NeuroPort™ System. The remaining balance of research and development was related to continued efforts on research grants.
     Availability of Materials. The materials that we use in our operations are readily available from multiple suppliers.
     Customers. The research products business depends on sales of special purpose research equipment to a limited number of neuroscience researchers. The number of researchers who have sufficient budgets to purchase equipment in a given year is limited and is dependent on the level of government grant funding.
     Market Opportunity. Our first-generation BrainGate™ System is designed to restore functionality for a limited, immobile group of severely motor-impaired patients who suffer from spinal cord injury, severe stroke, muscular dystrophy and motor neuron disease such as ALS.
     With the further development of the product, we could potentially expand our customer base to include those individuals with less severe injuries. A next-generation product may be able to provide an individual with the ability to control medical devices such as those that control user mobility and limb movement, such as wheelchairs or Functional Electrical Stimulation (“FES”) systems for patient-control of their own limbs, as well as those that control bladder and bowel movements. We anticipate seeking initial approval from the U.S. FDA of the BrainGate™ System for a limited category of indications and patients through a Humanitarian Device Exemption (“HDE”). After the initial regulatory approval, we may need to complete additional clinical testing and request supplemental approvals for additional indications and broader marketing claims. Subsequent approvals for additional indications and patient populations via the pre-market approval (“PMA”) regulatory approval process may be required. If we obtain approval of the BrainGate™ System in this manner, the FDA may initially impose restrictions on use of the BrainGate™ System. For example, a HDE is only applicable to diseases or conditions that affect fewer than 4,000 individuals per year. Nevertheless, we believe that this phased approach will permit us to obtain initial marketing approval for the BrainGate™ System more quickly than if we were to seek a broader approval from the outset.
     Our NeuroPort™ System is designed to record and monitor brain electrical activity, for use during neurological procedures where the cortex of the brain is exposed via a craniotomy in order to allow short term monitoring of the brain’s activity. We believe that a substantial number of people have craniotomies each year in order to study brain function in the context of traumatic brain injury, stroke, or severe epilepsy. Use of the NeuroPort™ System will initially be targeted to this group of patients.
     We also may target the neuromodulation market by developing products that are designed to benefit those patients who do not respond to drug therapy. Currently, these patients may be treated with a range of invasive treatments, including surgical removal of a portion of the brain or an implanted medical device that delivers electrical stimulation to lessen the effects of the disease. Current devices are large, involve repeat surgeries to change batteries, and often require patient intervention. We believe we may have an early entry into this market with the NeuroPort™ System.
     In March 2005, we received 510(k) clearance for our NeuroPort™ System. We intend to launch this product in early 2006. None of our other clinical products has received regulatory approval for sale anywhere in the world to date and will not be commercially available for several years, if ever.

     Competition. We face many types of potential competitors, including academic labs, large public corporations and small venture-funded companies. Large academic groups working in the area of reading and interpreting neural signals for the purpose of controlling external devices have demonstrated additional proof of concept.
     One potential competitor, Neural Signals, Inc., has implanted several long-term dual electrode sensors in quadriplegic patients under an Investigational Device Exemption (“IDE”) and has claimed that these patients can achieve neural control. This device is not commercially available. Our BrainGate™ System also faces competition from non-invasive solutions for assisting quadriplegics that are based on technologies such as voice recognition, EEG monitoring and eye-movement interpretation.
     Other competitors offer a wide variety of devices to treat neurological conditions. However, we believe that our primary competitive advantage lies in the potential to directly monitor cortical cells in a repeatable, reliable manner. Currently, most companies sell devices that provide stimulation features only. We may pursue opportunities to partner with these companies.
     Intellectual Property. We have developed and are continuing to expand a broad intellectual property portfolio. Early in our history, we obtained an exclusive license from Emory University for a broad patent covering a system that achieves a brain-machine interface by processing multicellular brain signals. This exclusive license expires on the later of (i) the tenth anniversary of the first commercial sale of the first licensed product to achieve commercial sales and (ii) the expiration of the last valid claim upon the patents. Pursuant to the license agreement, we are obligated to pay royalties equal to 3% of the first $17 million of net sales of licensed products and 1% of net sales of licensed products exceeding $17 million within the same year. These annual royalties payable may be reduced by 50% of royalties payable to third parties by us or our affiliates or sublicensees on the same net sales, provided that not less than 1% of net sales of licensed products is paid to Emory in any given year. We also agreed to pay minimum annual royalties of $75,000 beginning in 2006 and continuing for the duration of the agreement. These minimum royalties may net against the running royalties payable in the same period. We have also obtained exclusive licenses from the University of Utah for patents covering our electrode array technology and the insertion mechanism used in the surgical placement of the array. These exclusive licenses expire when the patents expire in 2010 and 2011, respectively. Pursuant to the license agreement, we are obligated to pay royalties of 2.5% of net sales of licensed products. In addition to the three issued patents described above, multiple patent applications, both licensed and owned, are currently pending with the United States and International patent offices, and additional invention disclosures are targeted for submittal this year.
     Government Regulation. The United States Food and Drug Administration (FDA) and comparable regulatory agencies in foreign countries regulate extensively the manufacture and sale of the medical products that we currently are developing. The FDA has established guidelines and safety standards that are applicable to the nonclinical evaluation and clinical investigation of medical devices and stringent regulations that govern the manufacture and sale of these products. The process of obtaining FDA approval for a new product usually requires a significant amount of time and substantial resources.
     Our BrainGate™ System is classified as a Class III medical device under FDA rules. In the U.S., medical devices are classified into one of three classes (i.e., Class I, II or III) based on the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness. Class III medical devices are subject to the most rigorous regulation. Class III devices, which are typically life-sustaining, life-supporting or implantable devices, or new devices that have been found not to be substantially equivalent to legally marketed devices, must generally receive a Pre-Market Approval (PMA) by the FDA to ensure their safety and effectiveness. Class III devices are also subject to some of the requirements applicable to Class I and Class II devices, including general controls, such as labeling, pre-market notification, performance standards, post-market surveillance, patient registries and adherence to Quality System Regulations (“QSR”) requirements, which include testing, control and documentation requirements.
     A PMA application is the most common route to obtain permission to market and sell a Class III device in the U.S. for a particular indication. A PMA application must be supported by valid scientific evidence, which typically includes extensive information including relevant bench tests, laboratory and animal studies and clinical trial data to demonstrate the safety and effectiveness of the device. The PMA application also must contain a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and the proposed labeling, advertising literature and training materials. By regulation, the FDA has 180 days to review the PMA application. During that time an advisory committee may evaluate the application and provide recommendations to the FDA. Advisory committee reviews often occur over a significantly protracted period, and a number of devices for which FDA approval has been sought have never been cleared for marketing. In addition, modifications to a device that is the subject of an approved PMA, or to its labeling or manufacturing process, may require the submission of PMA supplements or new PMAs and additional approval by the FDA.
     The FDA also provides that certain devices can be distributed under an HDE rather than a PMA. In order for a device to be eligible for an HDE a qualifying target patient population — of less than 4,000 patients per year for which there is currently no other available therapy — must be approved by the FDA. The FDA’s approval of an HDE to treat that qualifying patient population then requires demonstration that the device is safe for its intended application, that it is potentially effective, and that the probable benefits outweigh the associated risks. Adoption of an HDE device within an institution is subject to Institutional Review Board (“IRB”)

approval. The regulatory hurdle for an HDE, while far from negligible, is therefore significantly less burdensome than that for a PMA. A device distributed under an HDE may be sold, but compensation may not exceed recovery of costs, including cumulative research and development costs, as well as the costs of manufacturing and distribution.
     If clinical trials of a device are required in order to obtain FDA approval, the sponsor of the trial is required to file an IDE, application prior to commencing clinical trials. The IDE application must be supported by data, which typically include the results of extensive device bench testing, animal testing performed in conformance with Good Laboratory Practices and formal laboratory testing and documentation in accordance with appropriate design controls and scientific justification. If the FDA approves the IDE application, and the IRB at the institutions at which the clinical trials will be performed approve the clinical protocol and related materials, clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. Sponsors of clinical trials are permitted to charge for investigational devices distributed in the course of the study provided that compensation does not exceed recovery of the costs of manufacture, research, development and handling. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects.
     The BrainGate™ System is subject to the IDE and PMA processes and QSR requirements. In 2004, the FDA approved our IDE application with regulatory permission to commence the initial clinical trial of the BrainGate™ System. The initial clinical trial is subject to periodic review and to the readiness of each collaborating medical center, including training of its surgical and post-operative care teams and approval of the clinical trial protocol by the hospital’s Institutional Review Board (IRB).
     We anticipate seeking initial FDA approval of the BrainGate™ System for a limited category of indications and patients through an HDE, and subsequent approval via PMA for additional indications and patient populations. After the initial regulatory approval, we will need to complete additional clinical testing and request supplemental approvals for additional indications and broader marketing claims. If we obtain approval of the BrainGate™ System in this manner, the FDA may initially impose restrictions on use of the BrainGate™ System. Nevertheless, we believe that this phased approach will permit us to obtain initial marketing approval for the BrainGate™ System more quickly than if we were to seek a broader approval from the outset. We will be subject to continuing regulation, including compliance with QSR, adverse event reporting requirements and prohibitions on promoting a product for unapproved users.
     In August and September 2004, we filed two 510(k) applications with the FDA on the two major components of the NeuroPort™ System. In March 2005, we received 510(k) clearances for the NeuroPort™ System. After completing necessary manufacturing upgrades during the remainder of 2005, we anticipate a limited market introduction of the NeuroPort™ System early in 2006.
     Clinical Trials. We have received an IDE from the FDA to conduct a pilot clinical trial of the BrainGate™ System. The FDA approval of our IDE application, and the IRB approval at the institutions at which the clinical trials will be performed of the clinical protocol and related materials, allow clinical trials to begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects. This trial is currently in process and it is designed to demonstrate both the safety and the feasibility of a thought-based interface with a personal computer, which might replace the use of hands on a keyboard and mouse. More specifically, the study is designed to test and support three successive objectives:
•	demonstrate that the BrainGate™ System is able to detect neural signals from the motor cortex during the duration of the study;

•	demonstrate that quadriplegic patients are able to modulate the activity of their motor cortex and that the BrainGate™ System can use those neural signals to give the patient control of a cursor on a computer using patient thought; and

•	assess the patient’s ability to use the BrainGate™ System to perform tasks similar to those required to operate a personal computer.
     In July 2005, we received approvals from the FDA and IRBs at all three participating clinical sites to expand the patient eligibility criteria in the trial protocol to include non-speaking, or “locked-in,” participants, as well as individuals with less severe paralysis in the upper body. “Locked-in” syndrome is characterized by complete paralysis of voluntary muscles in all parts of the body except for those that control eye movement. The condition may result from traumatic brain injury, disease or from other causes. Individuals with locked-in syndrome are conscious, can think and reason, though they are unable to speak or move. Communication may be possible with blinking eye movements. With the FDA and IRB approvals, we expect to be able to recruit from a larger potential pool of patients for the ongoing trial.
     In August 2005, we received approvals from the FDA, under an Investigational Device Exemption (“IDE”), and certain IRBs to conduct a new pilot clinical study of the BrainGate™ System in individuals diagnosed with ALS (amyotrophic lateral sclerosis or

Lou Gehrig’s disease) or other progressive motor neuron diseases. The study will be conducted at Massachusetts General Hospital.
     We intend to evaluate the performance of up to five patients in the pilot trial phase. Each participant in the trial will be evaluated for a period up to 12 months. Following completion of the pilot clinical trial, we intend to conduct additional trials to support FDA clearance of our products. At this time, two patients have been implanted with the BrainGate™ System.
     Early Clinical Observations. The first participant in the pilot trial was implanted with a BrainGate™ System in June 2004, and has participated in dozens of weekly clinical efficacy sessions in which the system has been connected to the patient and its operation tested as well as additional research sessions. The            first participant successfully completed the one-year testing period according to the trial protocol and will have his implant removed later this year. The Company intends to utilize the data collected from the retrieved implant to improve engineering of future products used in the Company’s clinical trials of the BrainGate™System. Based on repeat sessions with this first patient, we have observed the following:
•	The surgical procedure to implant the BrainGate™ System went as planned and no adverse events have been reported related to the implanted device to date.

•	The BrainGate™ System has been observed over repeated sessions to be capable of detecting, transmitting and analyzing neural signals.

•	Following implementation, the first participant in the clinical study, who has a spinal cord injury which was incurred approximately three years prior to his implant procedure, could immediately modulate the output of his motor cortex in response to commands to imagine movement. For example, when asked to imagine moving his hand toward the left, specific neurons in his motor cortex activated immediately. Some of these same neurons did not activate when the participant was asked to imagine movements in different directions. This tuning of specific neurons to specific movement direction is similar to observations made in preclinical studies.

•	Using the BrainGate™ System, we have been able to provide the first participant with a cursor that he could immediately control using thought. The first participant was able to use this thought-based cursor control to perform a number of tasks in the pilot trial. For example, he was able to use this cursor control to operate basic computer games and to control the operation of a television set using remote control.

•	Using the BrainGate™ System, we have been able to detect specific signals related to certain imagined hand gestures. For example, when we asked the first patient to imagine opening and closing his fist, we could detect a clear pattern of activity associated with that imagined hand gesture. Our ultimate goal is to translate these gestures into the equivalent of keystrokes or switches that could be used in the BrainGate™ System interface.
     The results observed in the first participant are preliminary. There can be no assurance that these results will be replicated in additional subjects. Significant additional clinical studies must be completed before we can apply to the FDA for permission to make specific safety and efficacy claims related to the BrainGate™ System.
     The second participant in the pilot trial was implanted with a BrainGate™ System in March 2005.
     Employees. At September 30, 2005, we employed 34 full-time employees. We believe that our relationship with our employees is good.
     Facilities. Our headquarters is located in Foxborough, Massachusetts and our engineering and manufacturing facilities are in Salt Lake City, Utah. We lease approximately 6,169 square feet of space in Foxborough, Massachusetts and 11,225 square feet of space in Salt Lake City, Utah. This space is adequate for our purposes for at least the next 12 months. The Foxborough, Massachusetts lease expires on May 31, 2007. We renewed the lease on our engineering and manufacturing facility in Salt Lake City, Utah on January 28, 2005. The initial term of the lease expires on November 30, 2009 and we have an option to renew the lease at the end of the initial lease term for one additional five year period.
     On May 10, 2005, we entered into an amendment to our lease with 100/200 Foxborough Boulevard Realty Trust increasing our space at the Foxborough Facility by approximately 1,600 square feet and our annual rent of approximately $123,380 to $147,611.
     Legal Proceedings. From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

MANAGEMENT
Directors and Executive Officers
     The following sets forth the name, and certain information concerning, each of our current executive officers and directors

Name	Age	Position

Timothy R. Surgenor	45	President, Chief Executive Officer, Director
John P. Donoghue, Ph.D.	56	Chief Scientific Officer, Director
J. Christopher Flaherty	44	Executive Vice President, Technology and Intellectual Property
Kimi Iguchi	43	Vice President, Finance
Jon P. Joseph, Ph.D.	48	Vice President, R&D and Applications Development
Mark P. Carthy	44	Director
George N. Hatsopoulos, Ph.D.	78	Director
Nicholas G. Hatsopoulos, Ph.D.	43	Director
Philip W. Morgan	60	Director
Theo Melas-Kyriazi	46	Director
Daniel E. Geffken	48	Director
     Timothy R. Surgenor has been our President and Chief Executive Officer since January 2003 and Director since November 2002. From January 1999 to January 2003, Mr. Surgenor was Executive Vice President at Haemonetics Corporation (NYSE:HAE), which is a medical device company. From 1994 to 1999, Mr. Surgenor was President of Genzyme Tissue Repair, the cell therapy division of Genzyme Corporation (NASDAQ:GENZ). Previously, Mr. Surgenor was Executive Vice President and Chief Financial Officer of BioSurface Technology, Inc. and also held various positions in operations at Integrated Genetics. Mr. Surgenor received a B.A. in Biochemistry from Williams College in 1981 and an M.B.A. from Harvard Business School in 1987.
     John P. Donoghue, Ph.D. has been our Chief Scientific Officer and Director since August 2002. He is also currently the Henry Merritt Wriston Professor at Brown University. Since 1991, Dr. Donoghue has been Chairman of the Department of Neuroscience and since 1998 he has served as Executive Director of the Brain Science Program at Brown University. Dr. Donoghue received an A.B. from Boston University in 1971, an M.S. in Anatomy from the University of Vermont in 1976 and a Ph.D. in Neuroscience from Brown University in 1979.
     J. Christopher Flaherty has been our Executive Vice President, Technology and Intellectual Property since September 2003. Mr. Flaherty founded Insulet Corporation in July 2000 and served as its President and Chief Operating Officer until January 2002. Mr. Flaherty also co-founded TransVascular, Inc. in March 1996 and served as its Executive Vice President until June 2003. Mr. Flaherty has also held positions at Pfizer (NYSE:PFE) and Strato Medical. Mr. Flaherty earned a B.S. in Aeronautical and Electrical Engineering from Massachusetts Institute of Technology in 1985.
     Kimi Iguchi has been our Vice President, Finance since August 2004. From May 1998 to March 2004, Ms. Iguchi worked in a variety of roles at Millennium Pharmaceuticals(NASDAQ:MLNM). Ms. Iguchi served as head of the Biotherapeutics subsidiary and most recently as Senior Director, Financial Planning and Analysis. Ms. Iguchi was the Senior Manager of External Reporting at Biogen, Inc.(now Biogen IDEC (NASDAQ:BIIB) from October 1996 to May 1998. Prior to that, from September 1995 to October 1996, Ms. Iguchi was Director of Financial Reporting at Continental Cablevision. Ms. Iguchi is a Certified Public Accountant and was a public accountant at Coopers and Lybrand(now Price Waterhouse Coopers) from 1987 to 1995. Ms. Iguchi received a B.S. in Chemistry from Drew University in 1984 and a M.B.A. from Northeastern University in 1987.
     Jon P. Joseph, Ph.D. has been our Vice President, R&D and Applications Development since April 2004. From November 2003 to April 2004, Dr. Joseph was our Vice President, Applications Development. From June 2001 to August 2003, Dr. Joseph was the Chief Technology Officer and Vice President of Engineering and New Technologies of the NeuroCare Division of VIASYS Healthcare (NYSE:VAS), a medical device company. Dr. Joseph joined Nicolet Biomedical in 1990 and held a number of program and research management assignments, including Vice President New Technology and Software Quality from February 1997 to June 2001. Prior to that, Dr. Joseph was an Assistant Professor at the University of Wisconsin, Madison where he founded the Biomagnetic Research Laboratory for brain research. He received a B.A. in Physics from Carleton College in Northfield, Minnesota in 1979 and a Ph.D. in Physics with a focus in Neuroscience from the University of Wisconsin, Madison in 1987.
Outside Board of Directors
     Mark P. Carthy has been a Director of our Company since August 2002. He is currently a General Partner at Oxford Bioscience Partners. Mr. Carthy joined Oxford Bioscience Partners in October 2000. From 1998 to 2000, he was an advisor to Kummell Investments Limited, a Morningside Group affiliate, on its venture capital portfolio. Prior to Kummell, he was employed as Chief

Business Officer of Cubist Pharmaceuticals, Inc. (NASDAQ:CBST) and Senior Director of Business Development at Vertex Pharmaceuticals Inc. (NASDAQ:VRTX). He received his B.E. in Chemical Engineering from University College Dublin, Ireland in 1982, an M.S. in chemical engineering from University of Missouri in 1983 and an M.B.A. from Harvard Business School in 1987.
     Philip W. Morgan has been a Director of our Company since August 2003. He is currently a Venture Partner to Global Life Science Ventures. Mr. Morgan joined Global Life Science Ventures in 1996 after running a consultancy practice covering the pharmaceutical and medical device industries. Previously, Mr. Morgan was a Healthcare and Biotechnology Investment Specialist with 3i plc. Mr. Morgan has also held management roles with Rhône Poulenc (now Aventis (NYSE:AVE)), Johnson & Johnson (NYSE:JNJ) and C.R. Bard Inc. (NYSE:BCR). He received his B.Sc. in Chemistry and Physics from the University of London in 1968 and his M.A. in Marketing from the University of Lancaster in 1971. We accepted the resignation of Mr. Morgan effective October 18, 2005.
     George N. Hatsopoulos, Ph.D. has been a Director of our Company since August 2002 and is currently Chairman and Chief Executive Officer of Pharos, LLC. Dr. Hatsopoulos is the founder of Thermo Electron Corporation (NYSE:TMO) and served as Chairman and Chief Executive Officer from its founding in 1956 until his retirement in 1999. Dr. Hatsopoulos was trained at the National Technical University of Athens and Massachusetts Institute of Technology, where he received his Bachelors degree in 1949, his Masters degree in 1950, his Engineers degree in 1954, and his Doctorate degree in 1956. He was on the faculty of MIT from 1956 to 1962 and a Senior Lecturer until 1990.
     Nicholas G. Hatsopoulos, Ph.D. has been a Director of our Company since August 2002 and is currently an Assistant Professor at the University of Chicago. Dr. Hatsopoulos has been an Assistant Professor in Organismal Biology and Anatomy at the University of Chicago since January 2002. From January 1998 to December 2001, Dr. Hatsopoulos was an Assistant Professor of Research in the Department of Neuroscience at Brown University. Dr. Hatsopoulos has completed two postdoctoral research fellows, one in the Department of Neuroscience at Brown University and the other in the Computation Neuroscience Program at the California Institute of Technology. Dr. Hatsopoulos completed his B.A. in Physics from Williams College in 1984, his M.S. in Psychology in 1991 and his Ph.D. in Cognitive Science from Brown University in 1992.
     Theo Melas-Kyriazi has been a Director of our Company since November 2004 and is currently self-employed. Mr. Melas-Kyriazi was affiliated with Thermo Electron Corporation (NYSE:TMO) from 1986 to October 2004. He served as Chief Financial Officer of TMO from 1999 until October 2004 and, from 1994 to 1997, he served as Chief Executive Officer and President of Thermo Spectra Corporation, a publicly traded subsidiary of TMO. Mr. Melas-Kyriazi has also served as a member of the Board of Directors of Valeant Pharmaceuticals (NYSE:VRX) since 2003. Mr. Melas-Kyriazi received a B.A. in Economics from Harvard College in 1981 and a M.B.A. from Harvard Business School in 1983.
     Daniel E. Geffken has been a Director of our Company since January 2005 and is currently the Senior Vice President , Business Development and Chief Financial Officer of Omnisonics Medical Technologies, Inc. Mr. Geffken joined Omnisonics Medical Technologies, Inc. in December of 2003. Previously, Mr. Geffken was Senior Vice President of Finance and Chief Financial Officer at Transkaryotic Therapies, Inc. (NASDAQ:TKTX) from February 1997 to April 2003. Prior to Transkaryotic Therapies, Inc., Mr. Geffken held a variety of senior financial roles at CytoTherapeutics, Inc. (NASDAQ:CTII), Anderson Group (now Moscow CableCom Corp. (NASDAQ:MOCC)) and MedChem Products (now C. R. Bard Inc. (NYSE:BCR)). Mr. Geffken also spent several years at KPMG. Mr. Geffken received a B.S. in Economics from The Wharton School at the University of Pennsylvania in 1979 and a M.B.A. from Harvard Business School in 1987.
Family Relationships
     George N. Hatsopoulos is the father of Nicholas G. Hatsopoulos.
The Board of Directors and Committees
     The Board of Directors is responsible for the supervision of the overall affairs of the Company. The Board met twelve times in fiscal 2004. During 2004, each director attended at least 75% of all Board meetings and meetings of any committee on which he served.
     Audit Committee
     The Board of Directors has established an Audit Committee. The Audit Committee’s responsibilities include:
•	appointing, evaluating, and retaining the independent auditor,

•	reviewing and discussing with management and independent auditors our annual and quarterly financial statements and disclosures,

•	discussing our systems of internal control over financial reporting, and

•	meeting independently with the independent auditors and management.
     The Audit Committee currently consists of Theo Melas-Kyriazi and Daniel E. Geffken. Each of Messrs. Melas-Kyriazi and Geffken qualify as a “financial expert” under Item 401 of Regulation S-B of the Securities and Exchange Act of 1934, as amended, and are “independent,” under the listing standards of the American Stock Exchange. As the Company’s stock is traded on the OTC Bulletin Board, the Company has chosen to use the definition of “independent” under the listing standards of the American Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met two times during fiscal 2004.
     Compensation Committee
     The Board of Directors has a Compensation Committee, which administers the Company’s compensation and benefit plans, in particular, the incentive compensation and equity-based plans, and approves salaries, bonuses, and other compensation arrangements and policies for the Company’s officers, including the chief executive officer. The Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee currently consists of Mark P. Carthy and Theo Melas-Kyriazi. The Compensation Committee met three times during fiscal 2004.
     Nominating Committee
     The Board of Directors has a Nominating Committee, which (i) identifies individuals qualified to become Board members and recommends such individuals to the Board for nomination for election to the Board, (ii) makes recommendations to the Board concerning committee appointments, other than to the Nominating Committee, (iii) develops, recommends and annually reviews corporate governance guidelines for the Company and (iv) oversees corporate governance matters and coordinates an annual review of the Board’s performance. The Board of Directors has adopted a written charter for the Nominating Committee. The Nominating Committee currently consists of Mark P. Carthy, Nicholas G. Hatsopoulos, Ph.D. and Daniel E. Geffken. All members of the Nominating Committee are “independent,” under the listing standards of the American Stock Exchange. As the Company’s stock is traded on the OTC Bulletin Board, the Company has chosen to use the definition of “independent” under the listing standards of the American Stock Exchange. The Nominating Committee met once during fiscal 2004.
   Director Compensation
     Directors who are not our employees and who do not beneficially own greater than 2% of our outstanding common stock will receive the following compensation:
•	An annual retainer of $20,000, plus an additional retainer of $5,000 and $3,000, respectively, if serving as Chairman of the Board or Chairman of the Audit Committee.

•	New directors shall receive an initial stock option grant to purchase 20,000 shares of common stock at the then fair market value, which will vest over four years.

•	Existing directors shall receive an annual stock option grant to purchase 5,000 shares of common stock at the then fair market value, which will vest over four years.
     All directors are reimbursed reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors.
Executive Compensation
     The following table sets forth information concerning the compensation earned by our Chief Executive Officer and the four most highly compensated executive officers who served during the year ended December 31, 2004, and whose annual salary and bonus during the year ended December 31, 2004 exceeded $100,000 (the “Named Executive Officers”). Each became an executive officer of Cyberkinetics Neurotechnology Systems, Inc. as of the effective date of the Merger.

Summary Compensation Table

					Long Term
					Compensation
					Awards
	Annual Compensation
					Securities
				Other Annual	Underlying	All Other
		Salary	Bonus	Compensation	Options/SARS	Compensation
Name and Position	Year	($)	($)(2)	($)	(#)	($)(7)
Timothy R. Surgenor	2004	246,292	125,000	—	—	5,761
President, Chief Executive	2003	235,904	—	—	900,000	2,169
Officer and Director(1)

J. Christopher Flaherty	2004	203,734	25,000	—	—	1,115
Executive Vice President,	2003	66,929	—	112,500	190,000	615
Technology and Intellectual Property(3)

Burke T. Barrett	2004	184,294	—	—	30,000	3,654
Vice President, Clinical	2003	29,773	—	—	150,000	554
Operations(4)

Jon P. Joseph, Ph.D.	2004	178,550	—	—	40,000	—
Vice President, R&D and	2003	21,926	—	—	100,000	—
Applications Development(5)

Nandini Murthy	2004	131,760	25,000	—	35,000	3,111
Vice President Regulatory	2003	116,779	—	—	75,000	2,055
Affairs and Quality Systems(6)

(1)	Timothy R. Surgenor was hired on January 1, 2003.

(2)	Bonuses reflected for 2004 were earned during 2003. Bonuses awarded for the year ended December 31, 2004 are discussed below.

(3)	J. Christopher Flaherty was hired on September 2, 2003. He was a consultant to Cyberkinetics from February 19, 2003 to September 1, 2003. The amount reflected under “Other Annual Compensation” reflects the compensation paid to Mr. Flaherty as a consultant to Cyberkinetics.

(4)	Burke T. Barrett was hired on November 3, 2003. We accepted the resignation of Mr. Barrett effective August 19, 2005.

(5)	Jon P. Joseph, Ph.D. was hired on November 10, 2003.

(6)	Nandini Murthy was hired on December 16, 2002. We accepted the resignation of Ms. Murthy effective June 3, 2005.

(7)	Consists of 401(k) employer contributions.
Employment Agreements
     On November 3, 2004, our Board of Directors approved an Employment Agreement (the “Agreement”) with Timothy R. Surgenor, our President and Chief Executive Officer. During the term of Agreement, Mr. Surgenor will earn a base salary of no less than $244,400 per annum (or such higher amount as the Compensation Committee may establish), to be reviewed annually. He is also eligible to receive an annual cash bonus of up to $100,000, based on objectives mutually agreed upon by the Board of Directors, the Compensation Committee and Mr. Surgenor. The Agreement shall terminate upon the death or disability of Mr. Surgenor; provided, however, that we may terminate Mr. Surgenor’s employment immediately “for cause” with no further obligations. If we terminate Mr. Surgenor’s employment “without cause,” he will be entitled to 18 months of severance pay at rate of one hundred percent of his monthly salary and a bonus equal to the average of the annual cash bonus earned in each of the two fiscal years prior to his termination.

     On March 24, 2005, our Board of Directors approved an Employment Agreement with John P. Donoghue, Ph.D., our Chief Scientific Officer. In July 2002, we entered into a Consulting Agreement (the “Consulting Agreement”) with Dr. Donoghue. Under the terms of the Consulting Agreement, Dr. Donoghue received a consulting fee of $57,690 in 2004 and $126,344 in 2003. The Employment Agreement amends certain terms of the Consulting Agreement, which terms continue in full force and effect. Under the terms of the Agreement, from January 1, 2005 through August 31, 2005 (the “Initial Period”), Dr. Donoghue will devote 50% of his working time to us. Such time commitment may be changed after the Initial Period upon mutual agreement of Dr. Donoghue and us; however, we will offer Dr. Donoghue the opportunity to work at least one day per week for us until April 30, 2008, absent unusual circumstances. During the Initial Period, Dr. Donoghue will earn a base salary of $253,041 per annum on a full-time basis. After the Initial Period, Dr. Donoghue’s annual base salary will be pro rated based on Dr. Donoghue’s time commitment to us. After April 30, 2008, Dr. Donoghue’s employment relationship with us will be on an at-will basis.
Options Granted in the Last Fiscal Year
     The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2004 by Cyberkinetics, such options now representing options to purchase our common stock.
Stock Option Grants
For Fiscal Year Ended December 31, 2004

	Number of
	Securities	% of Total	Exercise or Base
	Underlying	Options Granted	Price per Share	Expiration
	Grants(1)	to Employees(2)	($/Share)(3)	Date(4)
Timothy R. Surgenor	—	—	—	—
J. Christopher Flaherty	—	—	—	—
Burke T. Barrett	30,000	5%	$4.89	11/2/2014
Jon P. Joseph, Ph.D.	20,000	4%	$0.50	8/10/2014
	20,000	4%	$4.89	11/2/2014
Nandini Murthy	35,000	6%	$0.50	4/05/2014

(1)	All options vest 6.25% each quarter over a period of four years.

(2)	The total number of options granted to our employees, excluding 20,000 shares underlying options granted to non-employee directors, during 2004 was 554,100.

(3)	The exercise price per share of options granted represents the fair market value of the underlying shares of common stock on the date the options were granted.

(4)	Such stock options expire ten years from the date of grant.
2004 Fiscal Year-End Option Values
     The following table sets forth option summary information concerning the number of shares of common stock underlying unexercised stock options and the value of the in-the-money options as of December 31, 2004 held by the Named Executive Officers. The value of unexercised in-the-money options as of December 31, 2004 is based on $3.85 per share, which was the assumed fair market value of the common stock at that date, less the exercise price per share. None of the Named Executive Officers exercised options during the year ended December 31, 2004.

	Number of Securities
	Underlying		Values of Unexercised
	Unexercised Options at		In-The-Money Options at
	December 31, 2004 (#)		December 31, 2004 ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy R. Surgenor	506,250	393,750	1,944,000	1,512,000
J. Christopher Flaherty*	88,750	101,250	332,813	379,688
Burke T. Barrett	60,000	120,000	210,938	351,563
Jon P. Joseph, Ph.D.	45,000	95,000	157,375	284,625
Nandini Murthy	57,813	52,187	216,799	195,701

*	Includes 10,000 options that were granted when Mr. Flaherty was a non-employee consultant.

Option Plans
     2002 Equity Incentive Plan
     On August 12, 2002, Cyberkinetics’ Board of Directors and its stockholders adopted the 2002 Equity Incentive Plan (the “2002 Equity Plan”). The 2002 Equity Plan provides for the granting of incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers. On April 30, 2004, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Equity Plan to increase the total number of shares available from 1,833,333 to 2,533,333. The 2002 Equity Plan, and all options outstanding thereunder, were assumed by us in connection with the Merger. On June 23, 2005, Cyberkinetics Board of Directors and its Stockholders amended the 2002 Equity Plan to increase the total number of shares available from 2,533,333 to 3,500,000.
     Incentive stock options may not be granted at less than the fair market value of our common stock at the date of grant. The options can be exercisable at various dates, as determined by our Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. For holders of more than 10% of our voting stock, incentive stock options may not be granted at less than 110% of the fair market value of our common stock at the date of grant, with an expiration date not to exceed five years. Options granted under the 2002 Equity Plan vest over periods as determined by the Board of Directors, which are generally a period of four years from the date of grant.
     2002 Founders’ Option Plan
     On August 12, 2002, Cyberkinetics’ Board of Directors and its stockholders adopted the 2002 Founders’ Option Plan (the “2002 Founders’ Plan”). The 2002 Founders’ Plan, and all options outstanding thereunder, were assumed by us in connection with the Merger. The 2002 Founders’ Plan provides for the granting of incentive stock options, nonqualified option awards, stock grants and other restricted stock awards to certain key employees and stockholders. On June 20, 2003, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Founders’ Plan to reduce the total number of shares available from 1,430,915 to 1,230,915.
     At September 30, 2005, an aggregate of 3,326,022 stock options were outstanding under the 2002 Equity Plan and the 2002 Founders’ Plan at prices ranging from $0.01 to $4.89 per share. At such date, there were 1,114,840 stock options available for grant.
Securities Authorized for Issuance Under Equity Compensation Plans
     The following table provides information as of December 31, 2004 regarding compensation plans (including individual compensation arrangements) under which equity securities of our Company are authorized for issuance. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities to be		Weighted-average	Under Equity
	Issued Upon Exercise of		Exercise Price of	Compensation Plans
	Outstanding Options,		Outstanding Options,	(excluding securities
	Warrants and Rights		Warrants and Rights	reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,151,180	(1)	$0.31	436,880
Equity compensation plans not approved by security holders	—		—	—

Total	3,151,180		$0.31	436,880

(1)	Includes 2,034,335 stock options under the 2002 Equity Incentive Plan and 1,068,415 stock options under the 2002 Founders’ Option Plan, and 48,430 warrants.

Beneficial Ownership
     The following table sets forth, as September 30, 2005, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of Cyberkinetics’ directors, director-nominees, the Named Executive Officers, beneficial owners of more than 5% of the outstanding shares of common stock and by the directors and executive officers of Cyberkinetics as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and do not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of September 30, 2005. Except as subject to community property laws, where applicable, and except as indicated below, the person named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him/her. Unless otherwise indicated, the persons listed below can be contacted at 100 Foxborough Blvd., Suite 240, Foxborough, MA 02035.

		Amount and
		Nature of
Title of		Beneficial	Percent of
Class	Name and Address of Beneficial Owner	Owner	Class**

Common	Timothy R. Surgenor(1)	845,561	3.21%
Stock	President, Chief Executive Officer and Director

Common	John P. Donoghue, Ph.D.(2)	636,631	2.45%
Stock	Founder, Chief Scientific Officer and Director

Common	J. Christopher Flaherty(3)	104,194	*
Stock	Executive Vice President, Technology and Intellectual Property

Common	Jon P. Joseph, Ph.D.(4)	75,500	*
Stock	Vice President, R&D and Applications Development

Common	Kimi Iguchi (5)	44,267	*
Stock	Vice President, Finance

Common	Nicholas G. Hatsopoulos, Ph.D.(6)	432,571	1.68%
Stock	Founder and Director

Common	Mark P. Carthy(7)	11,062,495	40.91%
Stock	Director

Common	Philip W. Morgan(8)	—	—
Stock	Director

Common	George N. Hatsopoulos, Ph.D.(9)	1,324,072	5.15%
Stock	Director

Common	Theo Melas-Kyriazi	—	—
Stock	Director

Common	Daniel E. Geffken(10)	—	—
Stock	Director

Common	All directors and executive officers as a group
Stock	(13 persons)(11)	14,525,291	51.08%

	Five Percent Stockholders:

Common	Oxford Bioscience Partners and affiliated entities(7)	11,062,495	40.91%
Stock

Common	Absolute Return Europe Fund Limited (12)	2,500,000	9.73%
Stock

		Amount and
		Nature of
Title of		Beneficial	Percent of
Class	Name and Address of Beneficial Owner	Owner	Class**

Common	Hunter World Markets, Inc. (12)	2,383,334	8.58%
Stock

Common	The Global Life Science Ventures Fonds II GmbH &
Stock	Co KG(14)	1,554,368	6.02%

Common	GDH Partners, L.P.(9)	1,324,072	5.15%
Stock

*	Indicates less than 1.0%

**	Based on 25,686,317 shares outstanding as of September 30, 2005.

(1)	Includes options to purchase 631,250 shares of common stock exercisable within 60 days of September 30, 2005. Also includes 140,000 shares of common stock and 63,200 warrants to purchase common stock held by the Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor. Mr. Surgenor’s children are the primary beneficiaries of the trust and Mr. Surgenor and his wife retain a pecuniary interest in the shares and warrants.

(2)	Includes options to purchase 333,916 shares of common stock exercisable within 60 days of September 30, 2005.

(3)	Includes options to purchase 99,750 shares of common stock exercisable within 60 days of September 30, 2005.

(4)	Includes options to purchase 67,500 shares of common stock exercisable within 60 days of September 30, 2005.

(5)	Includes options to purchase 40,000 shares of common stock exercisable within 60 days of September 30, 2005.

(6)	Includes options to purchase 129,856 shares of common stock exercisable within 60 days of September 30, 2005. Such person may be contacted at 1027 East 57th St., Chicago, IL 60637.

(7)	Jonathan J. Fleming, Jeffrey T. Barnes, Mark P. Carthy, Alan G. Walton and Michael E. Lytton exercise voting and investment control with respect to shares held by Oxford Bioscience Partners. These persons are the General Partners of OBP Management IV L.P., which is the General Partner of the funds referenced herein. The holdings of Oxford Bioscience Partners include 9,610,961 shares and warrants to purchase 1,341,644 shares held by Oxford Bioscience Partners IV, L.P. and 96,429 shares and warrants to purchase 13,461 shares held by MRNA Fund II, L.P. Mr. Carthy, a Director of Cyberkinetics since 2002, disclaims beneficial ownership of the shares held by funds affiliated with Oxford Bioscience Partners, except to the extent of his proportionate pecuniary interest therein. The listed beneficial owners may be contacted at 222 Berkeley St., Suite 1650, Boston, MA 02116.

(8)	Philip W. Morgan, a Director of Cyberkinetics since 2003, is a Venture Partner to Global Life Science Ventures and does not exercise any voting or investment power over shares beneficially owned by The Global Life Science Ventures Fonds II GmbH & Co., KG and The Global Life Science Ventures Fund II, L.P. See footnote (12) below. Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to the referenced entities, except to the extent of his proportionate pecuniary interest. Mr. Morgan may be contacted at 1 Northumberland Avenue, Trafalgar Square, London, England WC2N 5BW. (9) Daphne Hatsopoulos exercises voting and investment control with respect to shares held. The holdings include 1,296,138 shares and warrants to purchase 27,934 shares held by GDH Partners L.P. Dr. Hatsopoulos, a Director of Cyberkinetics since 2002, is a limited partner of GDH Partners L.P. and a minority owner GDH Management, LLC, which is a general partner of GDH Partners L.P. Dr. Hatsopoulos disclaims beneficial ownership of the shares held by GDH Partners L.P., except to the extent of his proportionate pecuniary interest therein. The listed beneficial owners may be contacted at 233 Tower Road, Lincoln, MA 01773. (10) Mr. Geffken may be contacted at 66 Concord Street, Wilmington, MA 01887.

(11)	Includes options to purchase 1,302,272 shares of common stock exercisable within 60 days of September 30, 2005 and warrants to purchase 1,446,239 shares. See also footnotes 1-7 and 9 above.

(12)	Todd Ficeto exercises voting and investment control with respect to the shares held by Absolute Return Fund Limited and Hunter World Markets, Inc. The holdings relate to 2,500,000 shares held by Absolute Return Fund Limited and 300,000 shares and warrants to purchase 2,083,334 shares held by Hunter World Markets, Inc. Mr. Ficeto may be contacted at 9300 Wilshire

Blvd., Penthouse Suite, Beverly Hills, CA 90212

(13)	Dr. Hans A. Kupper, Hanns-Peter Wiese and GLSV (GP) Ltd. exercise voting and investment control with respect to shares held. The holdings relate to 1,417,875 shares and warrants to purchase 136,493 shares held by The Global Life Science Ventures Fonds II GmbH & Co., KG. The Global Life Science Ventures Fonds II GmbH & Co., KG may be contacted at Von-Der-Tann-Str. 3, D-80539 Munich, Germany.
Indemnification of Directors and Executive Officers and Limitation of Liability
     As permitted by the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.
     The limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of the liability of a director, then the liability of our directors will be eliminated or limited to the furthest extent permitted by Delaware law as so amended.
     Our Certificate of Incorporation allows us to indemnify our officers, directors and other agents to the full extent permitted by Delaware law. Our Bylaws permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification, and to provide indemnification in circumstances in which indemnification is otherwise discretionary under Delaware law. The Bylaws will specify circumstances in which indemnification for our directors and executive officers is mandatory and when we may be required to advance expenses before final disposition of any litigation.
     We will enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:
•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.
     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
     Insofar as indemnification by us for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Cyberkinetics, Inc.
     Cyberkinetics, Inc. is a wholly-owned subsidiary of Cyberkinetics Neurotechnology Systems, Inc., which is a holding company. Cyberkinetics Neurotechnology Systems, Inc. and Cyberkinetics, Inc. have interlocking executive positions and share common ownership.
October 2004 Merger Transaction
     In October 2004, we completed the Merger transaction with Cyberkinetics, Inc. At the closing, Cyberkinetics, Inc. became a wholly-owned subsidiary of Cyberkinetics Neurotechnology Systems, Inc. (formerly Trafalgar Ventures Inc.) and all outstanding securities of Cyberkinetics, Inc. were converted into securities of Cyberkinetics Neurotechnology Systems, Inc. on a one-for-one basis. The following sets forth information with respect to our affiliates holdings prior to the Merger:
•	Oxford Biosciences Partners — Prior to the Merger, Oxford Biosciences Partners and its affiliated entities held 888,889 shares of common stock and 6,000,000 shares of preferred stock of Cyberkinetics, Inc. The shares were purchased for aggregate consideration of $6,000,089.

•	The Global Life Science Ventures Fonds II GmbH & Co., KG - Prior to the Merger, The Global Life Science Ventures Fonds II GmbH & Co., KG held 1,125,000 shares of preferred stock of Cyberkinetics, Inc. The shares were purchased for an aggregate consideration of $1,125,000.

•	The Global Life Science Ventures Fund II L.P. — Prior to the Merger, The Global Life Science Ventures Fund II L.P. held 875,000 shares of preferred stock of Cyberkinetics, Inc. The shares were purchased for an aggregate consideration of $875,000.

•	GDH Partners, LP — Prior to the Merger, GDH Partners and its affiliated entities held 222,222 shares of common stock and 1,000,000 shares of preferred stock of Cyberkinetics, Inc. The shares were purchased for aggregate consideration of $1,000,000.
November 2004 Private Placement
     In November 2004, we completed a private placement, whereby we (i) sold 2,000,000 shares of our common stock at a price of $3.00 per share for aggregate gross proceeds of $6,000,000; and (ii) issued warrants to purchase up to an additional 660,000 shares of our common stock at an exercise price of $6.00 per share. Our placement agent, Rodman & Renshaw, LLC, also received a warrant, exercisable at a strike price of $3.00 per share, to purchase 100,000 shares of our common stock as partial consideration for its services during the private placement. The following issuees are officers and/or members of our Board of Directors:
•	Timothy R. Surgenor, President, Chief Executive Officer and Director — An aggregate of 40,000 shares of our common stock and warrants to purchase an aggregate of 13,200 shares of our common stock was issued to the Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor. Mr. Surgenor’s children are the primary beneficiaries of the trust and Mr. Surgenor and his wife retain a pecuniary interest in the shares and warrants.

•	Mark Carthy, Director — An aggregate of 318,501 shares of our common stock and warrants to purchase an aggregate of 105,105 shares of our common stock was issued to certain affiliated entities of Oxford Bioscience Partners. Mr. Carthy is a general partner of OBP Management IV L.P., an affiliate of Oxford Bioscience Partners. Mr. Carthy disclaims beneficial ownership of all shares issued or issuable to Oxford Bioscience Partners or its affiliated entities, except to the extent of his proportionate pecuniary interest, but exercises shared voting and investment power with respect to some of these shares.

•	George Hatsopoulos, Ph.D., Director — An aggregate of 53,083 shares of our common stock and warrants to purchase an aggregate of 17,517 shares of our common stock was issued to GDH Partners, LP. Dr. Hatsopoulos is a limited partner of GDH Partners LP and a minority owner of GDH Management LLC, which is a general partner of GDH Partners, LP. Dr. Hatsopoulos disclaims beneficial ownership of all shares issued or issuable to GDH Partners LP, except to the extent of his proportionate pecuniary interest.

•	Philip Morgan, Director — An aggregate of 104,000 shares of our common stock and warrants to purchase an aggregate of 34,320 shares or our common stock was issued to certain affiliated entities of Global Life Science Ventures. Mr. Morgan is a Venture Partner to Global Life Science Ventures. Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to Global Life Science Ventures or its affiliated entities, except for his proportionate pecuniary interest, but, at the time of the private placement, exercised shared voting and investment power with respect to some of these shares.

The following issuees were affiliates of our company at the time of the private placement:

•	Oxford Bioscience Partners — An aggregate of 318,501 shares of our common stock and warrants to purchase an aggregate of 105,105 shares of our common stock were issued to affiliates of Oxford Bioscience Partners (see mRNA Fund II L.P. and Oxford Bioscience Partners IV L.P. in the “Selling Stockholder” section below).

•	The Global Life Science Ventures Fonds II GmbH & Co., KG — An aggregate of 58,500 shares of our common stock and warrants to purchase an aggregate of 19,305 shares of our common stock were issued to The Global Life Science Ventures Fonds II GmbH & Co., KG (see The Global Life Science Ventures Fonds II GmbH & Co., KG in the “Selling Stockholder” section below).

•	The Global Life Science Ventures Fund II L.P. — An aggregate of 45,500 shares of our common stock and warrants to purchase an aggregate of 15,015 shares of our common stock were issued to The Global Life Science Ventures Fund II L.P. (see The Global Life Science Ventures Fund II L.P. in the “Selling Stockholder” section below).

•	GDH Partners, LP — An aggregate of 53,083 shares of our common stock and warrants to purchase an aggregate of 17,517 shares of our common stock were issued to GDH Partners, LP. (see GDH Partners, LP in the “Selling Stockholder” section below).
September 2005 Private Placement
     In September 2005, we completed a private placement pursuant to which we (i) sold 9,535,833 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of $11,443,000; and (ii) issued warrants to purchase up to an additional 4,767,922 shares of our common stock at an exercise price of $1.60 per share. As partial consideration for services rendered in connection with leading the Private Placement, Hunter World Markets, Inc. was issued 300,000 shares of our common stock. Rodman & Renshaw LLC and Seven Hills Partners LLC were issued warrants identical to those described above to purchase 93,667 and 190,717 shares of our common stock, respectively, for services rendered in connection with the Private Placement. The following issuees are officers and/or members of our Board of Directors:
•	Timothy R. Surgenor, President, Chief Executive Officer and Director — An aggregate of 100,000 shares of our common stock and warrants to purchase an aggregate of 50,000 shares of our common stock was issued to the Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor. Mr. Surgenor’s children are the primary beneficiaries of the trust and Mr. Surgenor and his wife retain a pecuniary interest in the shares and warrants.

•	Mark Carthy, Director — An aggregate of 2,500,000 shares of our common stock and warrants to purchase an aggregate of 1,250,000 shares of our common stock was issued to certain affiliated entities of Oxford Bioscience Partners. Mr. Carthy is a general partner of OBP Management IV L.P., an affiliate of Oxford Bioscience Partners. Mr. Carthy disclaims beneficial ownership of all shares issued or issuable to Oxford Bioscience Partners or its affiliated entities, except to the extent of his proportionate pecuniary interest, but exercises shared voting and investment power with respect to some of these shares.

•	George Hatsopoulos, Ph.D., Director — An aggregate of 20,833 shares of our common stock and warrants to purchase an aggregate of 10,417 shares of our common stock was issued to GDH Partners, LP. Dr. Hatsopoulos is a limited partner of GDH Partners LP and a minority owner of GDH Management LLC, which is a general partner of GDH Partners, LP. Dr. Hatsopoulos disclaims beneficial ownership of all shares issued or issuable to GDH Partners LP, except to the extent of his proportionate pecuniary interest.

•	Philip Morgan, Director — An aggregate of 416,667 shares of our common stock and warrants to purchase an aggregate of 208,334 shares or our common stock was issued to certain affiliated entities of Global Life Science Ventures. Mr. Morgan is a Venture Partner to Global Life Science Ventures and does not exercise any voting or investment power over shares beneficially owned by Global Life Science Ventures or its affiliated entities. Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to Global Life Science Ventures or its affiliated entities, except for his proportionate pecuniary interest.

The following issuees were affiliates of our company at the time of the private placement:

•	Oxford Bioscience Partners — An aggregate of 2,500,000 shares of our common stock and warrants to purchase an aggregate of 1,250,000 shares of our common stock were issued to affiliates of Oxford Bioscience Partners (see mRNA Fund II L.P. and Oxford Bioscience Partners IV L.P. in the “Selling Stockholder” section below).

•	The Global Life Science Ventures Fonds II GmbH & Co., KG — An aggregate of 234,375 shares of our common stock and warrants to purchase an aggregate of 117,188 shares of our common stock were issued to The Global Life Science Ventures

Fonds II GmbH & Co., KG (see The Global Life Science Ventures Fonds II GmbH & Co., KG in the “Selling Stockholder” section below).

•	The Global Life Science Ventures Fund II L.P. — An aggregate of 182,292 shares of our common stock and warrants to purchase an aggregate of 91,146 shares of our common stock were issued to The Global Life Science Ventures Fund II L.P. (see The Global Life Science Ventures Fund II L.P. in the “Selling Stockholder” section below).

•	GDH Partners, LP — An aggregate of 20,833 shares of our common stock and warrants to purchase an aggregate of 10,417 shares of our common stock were issued to GDH Partners, LP. (see GDH Partners, LP in the “Selling Stockholder” section below).
CHANGE IN ACCOUNTANTS
     On October 6, 2004, following approval from our Board of Directors, we terminated Morgan and Company (“Morgan”) as our independent auditor. Morgan audited Trafalgar’s financial statements for the fiscal years ended April 30, 2004, 2003 and 2002.
     Morgan’s reports on Trafalgar’s financial statements for the fiscal years ended April 30, 2004, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. The reports of Morgan for the fiscal years ended April 30, 2004, 2003 and 2002 were qualified reports in that adverse financial conditions identified by the accountants raised substantial doubt about Trafalgar’s ability to continue as a going-concern. During the two most recent fiscal years ended April 30, 2004 and 2003, and in the subsequent interim periods through October 8, 2004 (the filing date of a Current Report on Form 8-K to disclose the termination), (i) there were no disagreements between Trafalgar and Morgan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Morgan, would have caused Morgan to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended (the “Act”). The decision to replace Morgan was not the result of any disagreement between Morgan and Trafalgar on any matter of accounting principle or practice, financial statement disclosure or audit procedure. The Board of Directors deemed it in our best interests to change independent auditors following the closing of the Merger with Cyberkinetics.
     On October 6, 2004, our Board of Directors approved the appointment of Ernst & Young LLP, as our new independent registered public accounting firm. Ernst & Young LLP, previously served as the independent auditor for Cyberkinetics.
SELLING STOCKHOLDERS
     This prospectus relates to the resale from time to time of up to a total of 2,180,034 shares of common stock by the selling stockholders, comprising:

•	1,420,034 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933; and

•	760,000 shares of our common stock underlying warrants issued to certain of the selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933.

     The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of September 30, 2005 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 25,686,317 shares of common stock outstanding as of September 30, 2005.
     Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates:
•	Mark Carthy, Director — An aggregate of 2,818,501 shares of our common stock and warrants to purchase an aggregate of 1,355,105 shares of our common stock were issued to certain affiliated entities of Oxford Bioscience Partners in the private placements completed in November 2004 and September 2005. Mr. Carthy is a general partner of OBP Management IV L.P., an affiliate of Oxford Bioscience Partners. Mr. Carthy disclaims beneficial ownership of all shares issued or issuable to Oxford Bioscience Partners or its affiliated entities, except to the extent of his proportionate pecuniary interest, but exercises shared voting and investment power with respect to some of these shares.

•	George Hatsopoulos, Ph.D., Director — An aggregate of 73,916 shares of our common stock and warrants to purchase an aggregate of 27,934 shares of our common stock were issued to GDH Partners, LP in the private placements completed in November 2004 and September 2005. Dr. Hatsopoulos is a limited partner of GDH Partners LP and a minority owner of GDH Management LLC, which is a general partner of GDH Partners, LP. Dr. Hatsopoulos disclaims beneficial ownership of all shares issued or issuable to GDH Partners LP, except to the extent of his proportionate pecuniary interest.

•	Philip Morgan, Director — An aggregate of 520,667 shares of our common stock and warrants to purchase an aggregate of 242,654 shares or our common stock were issued to certain affiliated entities of Global Life Science Ventures in the private placements completed in November 2004 and September 2005. Mr. Morgan is a Venture Partner to Global Life Science Ventures and does not exercise any voting or investment power over shares beneficially owned by Global Life Science Ventures or its affiliated entities, but, at the time of the November 2004 private placement, exercised shared voting and investment power with respect to some of these shares. Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to Global Life Science Ventures or its affiliated entities, except for his proportionate pecuniary interest.

•	Oxford Bioscience Partners, affiliate — An aggregate of 2,818,501 shares of our common stock and warrants to purchase an aggregate of 1,355,105 shares of our common stock were issued to affiliates of Oxford Bioscience Partners in the private placements completed in November 2004 and September 2005 and such shares and warrants are included in the selling stockholder table below (see mRNA Fund II L.P. and Oxford Bioscience Partners IV L.P.).

•	The Global Life Science Ventures Fonds II GmbH & Co., KG, affiliate — An aggregate of 292,875 shares of our common stock and warrants to purchase an aggregate of 136,493 shares of our common stock were issued to The Global Life Science Ventures Fonds II GmbH & Co., KG in the private placements completed in November 2004 and September 2005 and such shares and warrants are included in the selling stockholder table below. (see The Global Life Science Ventures Fonds II GmbH & Co KG).

•	The Global Life Science Ventures Fund II L.P., affiliate — An aggregate of 227,792 shares of our common stock and warrants to purchase an aggregate of 106,161 shares of our common stock were issued to The Global Life Science Ventures Fund II L.P. in the private placements completed in November 2004 and September 2005 and such shares and warrants are included in the selling stockholder table below. (see The Global Life Science Ventures Fund II L.P.).

•	GDH Partners, LP, affiliate — An aggregate of 73,916 shares of our common stock and warrants to purchase an aggregate of 27,934 shares of our common stock were issued to GDH Partners, LP in the private placements completed in November 2004 and September 2005 and such shares and warrants are included in the selling stockholder table below. (see GDH Partners, LP).

     For additional information, refer to “Management- Beneficial Ownership” above.
     The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

								Percentage
						Number of		of
						Shares of		Shares of
	Number of		Percentage			Common		Common
	Shares of		of Shares of	Number of		Stock		Stock
	Common		Common	Shares of		Beneficially		Beneficially
	Stock		Stock	Common		Owned		Owned After
	Beneficially		Beneficially	Stock		After		Completion
	Owned		Owned	Registered		Completion		of the
	Prior to		Prior to the	for Sale		of the		Offering
Selling Stockholder	Offering		Offering	Hereby		Offering (1),(2)		(1),(2)
American High Growth Equities Retirement Trust (3) 725 5th Avenue Trump Tower 24th FL New York, NY 10022	284,168	(4)	*	221,667	(5)	62,501	(6)	*

Andesite Life Sciences I, L.P. (7) c/o Andesite The Pilot House Lewis Wharf Boston, MA 02110	90,187	(8)	*	27,400	(9)	62,787	(10)	*

Andesite Life Sciences II, L.P. (7) c/o Andesite The Pilot House Lewis Wharf Boston, MA 02110	67,388	(11)	*	17,780	(12)	49,608	(13)	*

Andesite Life Sciences, LTD (7) c/o Andesite The Pilot House Lewis Wharf Boston, MA 02110	350,425	(14)	1.36%	87,820	(15)	262,605	(16)	1.02%

Basso Multi-Strategy Holding Fund Ltd. (17) c/o Basso Capital 1266 East Main St. Stamford, CT 06902	57,200	(18)	*	57,200	(18)	0		*

Basso Private Opportunity Holding Fund Ltd. (17) c/o Basso Capital 1266 East Main St. Stamford, CT 06902	16,133	(19)	*	16,133	(19)	0		*

Clarion Capital Corporation (20) 1801 East Ninth Street, Suite 1120 Cleveland, OH 44114	110,833	(21)	*	110,833	(21)	0		*

Cranshire Capital, L.P. (22) 666 Dundee Road Suite 1901 Northbrook, IL 60062	27,500	(21)	*	27,500	(21)	0		*

Crescent International Ltd. (23) c/o Cantara (Switzerland) SA 84, Avenue Louis-Casai CH 1216 Cointrin, Geneva Switzerland	313,370	(24)	1.22%	65,870	(25)	247,500	(26)	*

Imre Eszenyi (27) c/o Manuel Garrido UBS International FBO Imre Eszenyi Acct R2-61424-PG 100 S.E. 2nd Street, 25th FL Miami, FL 33131	21,945	(28)	*	21,945	(28)	0		*

								Percentage
						Number of		of
						Shares of		Shares of
	Number of		Percentage			Common		Common
	Shares of		of Shares of	Number of		Stock		Stock
	Common		Common	Shares of		Beneficially		Beneficially
	Stock		Stock	Common		Owned		Owned After
	Beneficially		Beneficially	Stock		After		Completion
	Owned		Owned	Registered		Completion		of the
	Prior to		Prior to the	for Sale		of the		Offering
Selling Stockholder	Offering		Offering	Hereby		Offering (1),(2)		(1),(2)
Omicron Master Trust (29) c/o Omicron Capital L.P. 650 Fifth Avenue, 24th Floor New York, NY 10019	136,866	(30)	*	136,866	(30)	0		*

Panacea Fund, LLC (31) c/o William Harris Investors, Inc. 191 North Wacker Drive, Suite 1500 Chicago, IL 60606	221,667	(30)	*	221,667	(30)	0		*

SIBEX Capital Fund Inc. (32) Sretenka 27/29, str. 1 113051 Moscow, Russia	116,478	(33)	*	53,977	(34)	62,501	(35)	*

Smithfield Fiduciary LLC (36) c/o Highbridge Capital Mgt, LLC 9 West 57th Street, 27th Flr New York, NY 10019	101,400	(37)	*	101,400	(37)	0		*

Spectra Capital Management, LLC (38) c/o Spectra Capital Management 120 Broadway , 20 th Floor New York, NY 10271	86,400	(37)	*	86,400	(37)	0		*

SRG Capital LLC (39) c/o SRG Capital, Inc. 120 Broadway, 40th Floor New York, NY 10271	22,000	(40)	*	22,000	(40)	0		*

TCMP3 Partners (41) c/o Titan Capital Mgmt 7 Century Drive, Suite 201 Parsippany, NJ 07054	198,500	(42)	*	11,000	(43)	187,500	(44)	*

Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor (45) c/o Essex Street Associates 400 Essex Street Beverly, MA 01915	203,200	(46)	*	53,200	(47)	150,000	(48)	*

Ursus Capital, L.P. (49) 1370 Avenue of the Americas, 27th FL New York, NY 10019	33,140	(50)	*	33,140	(50)	0		*

Ursus Offshore Ltd. (49) c/o Ursus Capital 1370 Avenue of the Americas, 27th FL New York, NY 10019	12,960	(51)	*	12,960	(51)	0		*

Whalehaven Capital Fund Limited (52) c/o Canaccord Capital Corp. 320 Bay Street Suite 1300 Toronto, Ontario M5H4A6	27,500	(21)	*	27,500	(21)	0		*

The Global Life Science Ventures Fund II L.P. (53) 13-15 Victoria Road Alexander House St Peter Port Guernsey, Channel Islands GYI 3ZD	1,208,953	(54)	4.69%	60,515	(55)	1,148,438	(56)	4.46%

								Percentage
						Number of		of
						Shares of		Shares of
	Number of		Percentage			Common		Common
	Shares of		of Shares of	Number of		Stock		Stock
	Common		Common	Shares of		Beneficially		Beneficially
	Stock		Stock	Common		Owned		Owned After
	Beneficially		Beneficially	Stock		After		Completion
	Owned		Owned	Registered		Completion		of the
	Prior to		Prior to the	for Sale		of the		Offering
Selling Stockholder	Offering		Offering	Hereby		Offering (1),(2)		(1),(2)
The Global Life Science Ventures Fonds II GmbH & Co KG (57) Von-Der-Tann-Str. 3 D-80539 Munich Germany	1,554,368	(58)	6.02%	77,805	(59)	1,476,563	(60)	5.72%

mRNA Fund II L.P. (61) c/o Oxford Bioscience Partners 222 Berkeley St, Suite 1650 Boston, MA 02116	109,890	(62)	*	4,208	(63)	105,682	(64)	*

NeuroVentures Fund, LP (65) Zero Court Square Charlottesville, VA 22902	633,251	(66)	2.46%	33,250	(67)	600,001	(68)	2.33%

GDH Partners, LP (69) 233 Tower Road Lincoln, MA 01773	1,324,072	(70)	5.15%	70,600	(71)	1,253,472	(72)	4.88%

Oxford Bioscience Partners IV L.P. (61) c/o Oxford Bioscience Partners 222 Berkeley St, Suite 1650 Boston, MA 02116	10,952,605	(73)	40.52%	419,398	(74)	10,533,207	(75)	39.12%

Rodman & Renshaw LLC (76) 330 Madison Avenue New York, NY 10017	193,667	(77)	*	100,000	(78)	93,667	(79)	*

*	Indicates less than 1.0%.

(1)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(2)	The Company intends to register the shares held by the selling stockholders after the completion of this offering pursuant to a registration rights agreement with such stockholders.

(3)	Brad Butler exercises voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(4)	Includes 75,834 shares underlying warrants that are currently exercisable.

(5)	Includes 55,000 shares underlying warrants that are currently exercisable.

(6)	Includes 20,834 shares underlying warrants that are currently exercisable.

(7)	G. Hamilon Mehlman, Managing Partner, exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(8)	Includes 30,829 shares underlying warrants that are currently exercisable.

(9)	Includes 9,900 shares underlying warrants that are currently exercisable.

(10)	Includes 20,929 shares underlying warrants that are currently exercisable.

(11)	Includes 21,816 shares underlying warrants that are currently exercisable.

(12)	Includes 5,280 shares underlying warrants that are currently exercisable.

(13)	Includes 16,536 shares underlying warrants that are currently exercisable.

(14)	Includes 105,355 shares underlying warrants that are currently exercisable.

(15)	Includes 17,820 shares underlying warrants that are currently exercisable.

(16)	Includes 87,535 shares underlying warrants that are currently exercisable.

(17)	Basso Capital Management, L.P. (“Basso”) is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. and Basso Private Opportunity Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control with respect to shares held by these selling stockholders. Mr. Fischer disclaims beneficial ownership of these securities. Neither selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

(18)	Includes 21,450 shares underlying warrants that are currently exercisable.

(19)	Includes 6,050 shares underlying warrants that are currently exercisable.

(20)	Mort A. Cohen exercises voting and investment control with respect to shares held by the selling shareholder. This stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(21)	Includes 27,500 shares underlying warrants that are currently exercisable.

(22)	Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(23)	Mel Craw and Maxi Brezzi, as Managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., exercise dispositive and voting power with respect to shares of common stock owned by Crescent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of such shares. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(24)	Includes 105,270 shares underlying warrants that are currently exercisable.

(25)	Includes 22,770 shares underlying warrants that are currently exercisable.

(26)	Includes 82,500 shares underlying warrants that are currently exercisable.

(27)	Imre Eszenyi exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(28)	Includes 5,445 shares underlying warrants that are currently exercisable.

(29)	Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to shares dispositive power over the shares of common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of common stock. Omicron Capital has delegated authority with respect to the shares of common stock owned by Omicron and, as of November 30, 2004, Mr. Oliver H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the Board of Directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of common stock owned by Omicron. Messrs. Morali and Berstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements orunderstandings, directly or indirectly, with any person to distribute the securities.

(30)	Includes 55,000 shares underlying warrants that are currently exercisable.

(31)	Charles Polsky exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(32)	Viacheslav Chebotarevich and Oleg S. Kranoshchek exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(33)	Includes 34,227 shares underlying warrants that are currently exercisable.

(34)	Includes 13,393 shares underlying warrants that are currently exercisable.

(35)	Includes 20,834 shares underlying warrants that are currently exercisable.

(36)	Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(37)	Includes 33,000 shares underlying warrants that are currently exercisable.

(38)	Gregory I. Porges exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(39)	Edwin Mecabe and Tai May Lee exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(40)	Includes 22,000 shares underlying warrants that are currently exercisable.

(41)	Steven Slawson and Walter Schenker exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(42)	Includes 73,500 shares underlying warrants that are currently exercisable.

(43)	Includes 11,000 shares underlying warrants that are currently exercisable.

(44)	Includes 62,500 shares underlying warrants that are currently exercisable.

(45)	Madeline L. Gregory and Caleb Loring III, Trustees, exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(46)	Includes 63,200 shares underlying warrants that are currently exercisable.

(47)	Includes 13,200 shares underlying warrants that are currently exercisable.

(48)	Includes 50,000 shares underlying warrants that are currently exercisable.

(49)	Evan Sturza exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(50)	Includes 22,440 shares underlying warrants that are currently exercisable.

(51)	Includes 10,560 shares underlying warrants that are currently exercisable.

(52)	Evan Schemenauer, Arthur Jones and Jennifer Kelly exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(53)	Constance Adele Elizabeth Helyar, Joanne Elizabeth Baxter and Martijn Hes exercise voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(54)	Includes 106,161 shares underlying warrants that are currently exercisable.

(55)	Includes 15,015 shares underlying warrants that are currently exercisable.

(56)	Includes 91,146 shares underlying warrants that are currently exercisable.

(57)	Dr. Hans A. Kupper, Hanns Peter Wiese and GLSV (GP) Ltd. exercise voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(58)	Includes 136,493 shares underlying warrants that are currently exercisable.

(59)	Includes 19,305 shares underlying warrants that are currently exercisable.

(60)	Includes 117,188 shares underlying warrants that are currently exercisable.

(61)	Jonathan J. Fleming, Jeffrey T. Barnes, Mark P. Carthy, Alan G. Walton and Michael E. Lytton exercise voting and investment control with respect to shares held by this selling stockholder. These persons are General Partners of OBP Management IV L.P., which is the General Partner of this selling stockholder. This selling stockholder is not a broker-dealer. Jonathan J. Fleming is on the Board of Directors of Leerink Swann & Co., Inc., a registered broker-dealer. This selling stockholder bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(62)	Includes 13,461 shares underlying warrants that are currently exercisable.

(63)	Includes 1,044 shares underlying warrants that are currently exercisable.

(64)	Includes 12,417 shares underlying warrants that are currently exercisable.

(65)	Mark A. Cochran, Ph.D. and Daniel J. O’Connell are the Managing Members of NeuroVenturs Capital LLC, the General Partner to the NeuroVentures Fund, LP. and therefore exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(66)	Includes 91,584 shares underlying warrants that are currently exercisable.

(67)	Includes 8,250 shares underlying warrants that are currently exercisable.

(68)	Includes 83,334 shares underlying warrants that are currently exercisable.

(69)	Daphne Hatsopoulos exercises voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(70)	Includes 27,934 shares underlying warrants that are currently exercisable.

(71)	Includes 17,517 shares underlying warrants that are currently exercisable.

(72)	Includes 10,417 shares underlying warrants that are currently exercisable.

(73)	Includes 1,341,644 shares underlying warrants that are currently exercisable.

(74)	Includes 104,061 shares underlying warrants that are currently exercisable.

(75)	Includes 1,237,583 shares underlying warrants that are currently exercisable.

(76)	Thomas G. Pinou, CFO, exercises voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is a broker-dealer. See also “Plan of Distribution” below.

(77)	Includes 193,667 shares underlying warrants that are currently exercisable.

(78)	Includes 100,000 shares underlying warrants that are currently exercisable.

(79)	Includes 93,667 shares underlying warrants that are currently exercisable.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we will receive funds from the exercise, if any, of warrants held by two of the selling stockholders, if exercised. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.
DESCRIPTION OF CAPITAL STOCK
Common Stock
     We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, of which 26,986,317 and 25,686,317 are currently issued and outstanding, respectively. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of our common stock are fully paid for and non-assessable.
Preferred Stock
     We are authorized to issue 50,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
Stock Options
     As of September 30, 2005, there were outstanding stock options to purchase 2,261,607 shares of our common stock pursuant to the 2002 Equity Incentive Plan at a weighted average exercise price of $0.74 per share and an additional 1,114,840 shares reserved for future grant under this stock option plan. There were outstanding stock options to purchase 1,064,415 shares of our common stock pursuant to the 2002 Founders’ Option Plan at a weighted average exercise price of $0.10 per share and zero additional shares reserved for future grant under this option plan.
Warrants
     As of September 30, 2005, there were outstanding warrants to purchase 5,952,165 shares of our common stock at a weighted average exercise price of $2.10 per share.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions
     Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.
     Our Certificate of Incorporation and Bylaws include provisions that:
•	allow the Board of Directors to issue, without further action by the stockholders, up to 50,000,000 shares of undesignated preferred stock;

•	require that special meetings of our stockholders be called only by the Board of Directors or the Chairman of the Board; and

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders.
     We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:
•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.
Transfer Agent and Registrar
     The transfer agent for our common stock is Computershare Shareholder Services, Inc.

SHARES ELIGIBLE FOR FUTURE SALE
     As of September 30, 2005, we had outstanding 25,686,317 shares of common stock.
Rule 144
     All of the 2,180,034 shares, including 760,000 shares underlying warrants that are currently exercisable, registered in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933. As of September 30, 2005, we also have an additional 24,266,283 shares of common stock outstanding of which 23,686,317 were issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933. If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:
•	1% of the number of shares of common stock then outstanding, which as of September 30, 2005 would equal approximately 256,863; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.
     Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.
Rule 144(k)
     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.
Resale of Shares Underlying Stock Options and Warrants
     Our 2002 Equity Incentive Plan and our 2002 Founders’ Option Plan provides for the grant of stock options for 4,730,915 shares of common stock, of which as of September 30, 2005, options to purchase 3,326,022 shares were outstanding and options to purchase 1,114,840 shares remained available for grant.
     As of September 30, 2005, there were outstanding warrants to purchase 5,952,165 shares of our common stock.

PLAN OF DISTRIBUTION
     The selling stockholders, and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     Certain of our affiliates that are selling shares owned by them further to this prospectus and any broker-dealers or agents that are involved in selling shares held by the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. Rodman & Renshaw, LLC has disclosed to us that it is a broker-dealer and therefore is deemed an “underwriter” under the Securities Act with respect to the resale of shares underlying warrants issued to it in the Private Placement. To the extent any selling stockholder is deemed to be an underwriter, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.
     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.
     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
LEGAL MATTERS
     The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Nicholson Graham LLP.
EXPERTS
     The consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc. at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and the period from May 2, 2001 (date of inception) to December 31, 2004, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm of experts in accounting and auditing.
ADDITIONAL INFORMATION
     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.
     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

INDEX TO FINANCIAL STATEMENTS

Page
Number
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2003 and 2004 and June 30, 2005 (unaudited)	F-3
Consolidated Statements of Operations for the years ended December 31, 2002, 2003 and 2004, for the period May 2, 2001 (date of inception) to December 31, 2004 and the six months ended June 30, 2005	F-4
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the period from May 2, 2001 (date of inception) to December 31, 2001 and years ended December 31, 2002, 2003 and 2004 and the six months ended June 30, 2005
F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2003 and 2004, for the period May 2, 2001 (date of inception) to December 31, 2004 and the six months ended June 30, 2005	F-8
Notes to Consolidated Financial Statements	F-11

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Cyberkinetics Neurotechnology Systems, Inc.
     We have audited the accompanying consolidated balance sheets of Cyberkinetics Neurotechnology Systems, Inc. (a development stage company) (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004 and the period from May 2, 2001 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cyberkinetics Neurotechnology Systems, Inc. at December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 and for the period from May 2, 2001 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 9, 2005,
          except for Note 17 (a),
          as to which the date is March 31, 2005

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Consolidated Balance Sheets

	As of December 31,		As of June 30,
	2003	2004	2005
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,067,594	$5,232,641	$4,463,931
Accounts receivable	188,930	339,831	79,764
Inventory	73,334	122,610	72,903
Prepaid expenses and other current assets	34,925	264,223	315,834

Total current assets	5,364,783	5,959,305	4,932,432

Property and equipment, net	399,894	549,927	676,962
Intangible assets, net	175,102	136,586	125,329
Deposits and other assets	19,760	16,258	30,756
Goodwill	94,027	94,027	94,027

Total assets	$6,053,566	$6,756,103	5,859,506

Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$158,322	$323,805	$151,341
Accrued expenses	539,428	633,476	701,962
Deferred revenue	60,432	60,432	—
Current portion of notes payable to related parties	—	101,316	103,774
Current portion of capital lease obligations	—	189,216	197,882
Line of Credit	—	—	3,000,000

Total current liabilities	758,182	1,308,245	4,154,959

Notes payable to related parties, less current portion	131,923	—	—
Capital lease obligations, less current portion	—	365,528	264,372
Commitments-Note 7
Series A redeemable convertible preferred stock; $0.0001 par value; 11,069,113 shares authorized and 9,419,113 issued in 2003; 50,000,000 shares authorized and no shares issued in 2004 and 2005 (at redemption value)	9,740,302	—	—
Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 27,558,117 shares authorized and 5,344,180 issued and outstanding at December 31, 2003; 100,000,000 shares authorized in 2004 and 2005; 16,939,481 issued and 15,639,481 outstanding at December 31, 2004 and 17,078,161 issued and 15,778,161 outstanding at June 30, 2005	5,344	16,939	17,078
Additional paid-in capital	524,594	17,835,622	19,797,134
Common stock in escrow, 1,300,000 shares	(13,000)	(13,000)	(13,000)
Deferred compensation	(137,734)	(85,445)	(1,027,825)
Deficit accumulated during development stage	(4,956,045)	(12,671,786)	(17,333,212)

Total stockholders’ (deficit) equity	(4,576,841)	5,082,330	1,440,175

Total liabilities and redeemable convertible preferred stock and stockholders’ (deficit) equity	$6,053,566	$6,756,103	$5,859,506

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Consolidated Statements of Operations

				Period from
				May 2, 2001
				(Inception) to
	Year Ended December 31,			December 31,	Six Months Ended June 30,
	2002	2003	2004	2004	2004	2005
					(Unaudited)
Revenues:
Product sales	$234,249	$509,379	$652,875	$1,396,503	$261,392	$376,667
Grant income	296,744	774,622	883,794	1,955,160	444,597	210,923

Total revenues	530,993	1,284,001	1,536,669	3,351,663	705,989	587,590

Operating expenses:
Cost of product sales	116,758	258,801	262,984	638,543	133,125	76,669
Research and development	583,406	2,600,396	4,308,571	7,492,373	1,372,791	2,837,605
Sales and marketing	23,419	263,410	297,544	584,373	143,768	168,183
General and administrative	425,932	1,740,565	3,747,127	5,919,643	1,693,229	2,076,770

Total operating expenses	1,149,515	4,863,172	8,616,226	14,634,932	3,342,913	5,159,227

Operating loss	(618,522)	(3,579,171)	(7,079,557)	(11,283,269)	(2,636,924)	(4,571,637)
Other income (expense):
Interest income	31,860	66,611	39,621	138,092	21,985	33,281

Interest expense	(5,147)	(7,472)	(50,656)	(63,275)	(19,387)	(123,070)

Other income, net	26,713	59,139	(11,035)	74,817	2,598	(89,789)

Net loss	(591,809)	(3,520,032)	(7,090,592)	(11,208,452)	(2,634,326)	(4,661,426)
Dividends and accretion to redemption value of redeemable convertible preferred stock	(180,989)	(657,196)	(625,149)	(1,463,334)	(416,766)	—

Net loss attributable to common stockholders	$(772,798)	$(4,177,228)	$(7,715,741)	$(12,671,786)	$(3,051,092)	$(4,661,426)

Basic and diluted net loss attributable to common stockholders per common share	$(0.28)	$(1.03)	$(1.16)	$(3.15)	$(0 .74)	$(0.30)

Shares used in computing basic and diluted net loss attributable to common stockholders per common share	2,751,613	4,044,180	6,660,318	4,018,639	4,102,951	15,694,064

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock
and Stockholders’ Equity (Deficit)

	Series A
	Redeemable Convertible				Additional	Shares	Deferred		Total
	Preferred Stock		Common Stock		Paid-in-	Held in	Compen-	Accumulated	Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Escrow	sation	Deficit	Deficit
Issuance of common stock to founders	—	$—	882,198	$882	$118	$—	$—	$—	$1,000
Issuance of common stock	—	—	1,050,000	1,050	(1,050)	—	—	—	—
Issuance of common stock held in escrow	—	—	1,300,000	1,300	11,700	(13,000)	—	—	—
Net loss	—	—	—	—	—	—	—	(6,019)	(6,019)

Balance at December 31, 2001	—	—	3,232,198	3,232	10,768	(13,000)	—	(6,019)	(5,019)
Issuance of Preferred Stock and Common Stock, net of issuance costs of $312,976	5,000,000	4,525,734	1,111,111	1,111	160,290	—	—	—	161,401
Issuance of Preferred Stock in exchange for promissory note	69,113	69,113	—	—	—	—	—	—	—
Accretion of fair value attributed to common issued to Series A Preferred Stockholders	—	9,394	—	—	—	—	—	(9,394)	(9,394)
Issuance of common stock in exchange for technology licenses	—	—	94,500	95	14,076	—	—	—	14,171
Issuance of common stock to employees	—	—	44,115	44	6,577	—	—	—	6,621
Issuance of common stock for acquisition	—	—	862,256	862	128,476	—	—	—	129,338
Warrants Issued to vendors	—	—	—	—	9,518	—	—	—	9,518
Accretion of Preferred Stock Issuance Costs	—	16,050	—	—	—	—	—	(16,050)	(16,050)
Accretion of Preferred Stock Dividends	—	155,545	—	—	—	—	—	(155,545)	(155,545)
Net loss	—		—	—	—	—	—	(591,809)	(591,809)

Balance at December 31, 2002	5,069,113	4,775,836	5,344,180	5,344	329,705	(13,000)	—	(778,817)	(456,768)
Issuance of common stock to founders	—	—	—	—	—	—	—	—	—
Issuance of Preferred Stock, net of issuance costs of $42,370	4,350,000	4,307,270	—	—	—	—	—	—	—

	Series A
	Redeemable Convertible				Additional	Shares	Deferred		Total
	Preferred Stock		Common Stock		Paid-in-	Held in	Compen-	Accumulated	Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Escrow	sation	Deficit	Deficit
Stock-based compensation for consultants	—	—	—	—	9,658	—	—	—	9,658
Stock-based compensation for employees	—	—	—	—	174,725	—	(137,734)	—	36,991
Preferred Stock warrants issued in connection with lease agreement	—	—	—	—	10,506	—	—	—	10,506
Accretion of fair value attributed to common issued to Series A Preferred Stockholders	—	24,317	—	—	—	—	—	(24,317)	(24,317)
Accretion of Preferred Stock Issuance Costs	—	51,920	—	—	—	—	—	(51,920)	(51,920)
Accretion of Preferred Stock Dividends	—	580,959	—	—	—	—	—	(580,959)	(580,959)
Net loss	—	—	—	—	—	—	—	(3,520,032)	(3,520,032)

Balance at December 31, 2003	9,419,113	9,740,302	5,344,180	5,344	524,594	(13,000)	(137,734)	(4,956,045)	(4,576,841)
Conversion of Preferred Stock to Common Stock	(9,419,113)	(10,365,451)	9,419,113	9,419	10,356,032				10,365,451
Issuance of common stock, net of issuance costs of $421,675	—	—	2,000,000	2,000	5,576,325	—	—	—	5,578,325
Issuance of common stock from exercise of stock options	—	—	176,188	176	38,304	—	—	—	38,480
Stock-based compensation for consultants	—	—	—	—	1,350,602	—	—	—	1,350,602
Stock-based compensation for employees	—	—	—	—	(10,235)	—	52,289	—	42,054
Accretion of fair value attributed to common issued to Series A Preferred Stockholders	—	18,234	—	—	—	—	—	(18,234)	(18,234)
Accretion of Preferred Stock Issuance Costs	—	41,769	—	—	—	—	—	(41,769)	(41,769)
Accretion of Preferred Stock Dividends	—	565,146	—	—	—	—	—	(565,146)	(565,146)
Net loss	—	—	—	—	—	—	—	(7,090,592)	(7,090,592)

Balance at December 31, 2004	—	—	16,939,481	16,939	17,835,622	(13,000)	(85,445)	(12,671,786)	5,082,330
Issuance of common stock from the exercise of stock options (unaudited)	—	—	5,200	6	514	—	—	—	520
Issuance of common stock to employees	—	—	43,377	44	97,555	—	—	—	97,599
Issuance of common stock from the exercise of warrants (unaudited)	—	—	33,189	33	468	—	—	—	501

	Series A
	Redeemable Convertible				Additional	Shares	Deferred		Total
	Preferred Stock		Common Stock		Paid-in-	Held in	Compen-	Accumulated	Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Escrow	sation	Deficit	Deficit
Issuance of common stock to consultants (unaudited)	—	—	56,914	56	83,945	—	—	—	84,001
Common stock warrants issued in connection with line-of-credit agreement (unaudited)	—	—	—	—	156,396	—	—	—	156,396
Stock-based compensation for consultants (unaudited)	—	—	—	—	433,567	—	—	—	433,567
Stock-based compensation for employees (unaudited)	—	—	—	—	1,189,067	—	(942,380)	—	246,687
Net loss (unaudited)	—	—	—	—	—	—	—	(4,661,426)	(4,661,426)

Balance at June 30, 2005 (unaudited)	—	—	17,078,161	$17,078	$19,797,134	$(13,000)	$(1,027,825)	$(17,333,212)	$1,440,175

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Consolidated Statements of Cash Flows

				Period from
				May 2, 2001
	Year Ended December 31,			(Inception) to
				December 31,
	2002	2003	2004	2004
Operating activities
Net loss	$(591,809)	$(3,520,032)	$(7,090,592)	$(11,208,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,331	124,160	228,035	384,526
Stock-based expenses	30,310	46,649	1,392,654	1,469,613
Non-cash interest on note payable	4,187	7,093	5,644	16,924
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(37,835)	(49,483)	(150,901)	(238,219)
Prepaid expenses and other current assets	(13,280)	(19,755)	(229,298)	(262,333)
Inventory	(32,341)	(13,854)	(49,276)	(95,471)
Deposits and other assets	—	(9,254)	3,502	(5,752)
Accounts payable	51,440	58,635	165,483	275,558
Accrued expenses	369,898	(4,064)	94,051	459,885
Deferred revenue	19,679	7,432	—	27,111

Net cash used in operating activities	(167,420)	(3,372,473)	(5,630,698)	(9,176,610)

Investing activities
Purchases of property and equipment	(13,202)	(449,418)	(339,554)	(802,174)
Net cash acquired in business combination	43,743	—	—	43,743

Net cash provided by (used in) investing activities	30,541	(449,418)	(339,554)	(758,431)

Financing activities
Proceeds from note payable	42,000	—	—	67,000
Net proceeds from capital lease line	—	—	698,378	698,378
Payments on capital lease line	—	—	(143,634)	(143,634)
Payments on note payable	(20,000)	(10,000)	—	(30,000)
Net proceeds from issuance of preferred stock	4,525,712	4,307,270	—	8,832,982
Proceeds from issuance of common stock	161,401	—	5,580,555	5,742,956

Net cash provided by financing activities	4,709,113	4,297,270	6,135,299	15,167,682
Net increase in cash and cash equivalents	4,572,234	475,379	165,047	5,232,641
Cash and cash equivalents at beginning of period	19,981	4,592,215	5,067,594	—

Cash and cash equivalents at end of period	$4,592,215	$5,067,594	$5,232,641	$5,232,641

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Six Months Ended
	June 30,
	2004	2005
	(Unaudited)
Operating activities
Net loss	$(2,634,326)	$(4,661,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	92,336	134,946
Stock-based expenses	103,073	777,853
Non-cash interest on notes and line of credit	3,546	41,557
Non-cash issuance of stock to consultant	—	84,001
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(74,687)	260,067
Prepaid expenses and other current assets	(94,071)	65,684
Inventory	(14,582)	49,707
Deposits and other assets	2,001	(14,498)
Accounts payable	97,526	(172,464)
Accrued expenses	(167,279)	68,486
Deferred revenue	—	(60,432)

Net cash used in operating activities	(2,686,463)	(3,426,519)
Investing activities
Purchases of property and equipment	(302,357)	(250,722)

Net cash used in investing activities	(302,357)	(250,722)
Financing activities
Net proceeds from line of credit	—	3,000,000
Payments on capital lease line	(55,195)	(92,490)
Net proceeds from capital lease line	698,378	—
Proceeds from the exercise of stock options and warrants	938	1,021

Net cash provided by financing activities	644,121	2,908,531
Net decrease in cash and cash equivalents	(2,344,699)	(768,710)

Cash and cash equivalents at beginning of period	5,067,594	5,232,641

Cash and cash equivalents at end of period	$2,722,895	$4,463,931

				Period from
				May 2, 2001
	Year end December 31,			(Inception) to
				December 31,
	2002	2003	2004	2004
Supplemental disclosure of non-cash investing and financing activities
Accretion of preferred stock dividends and issuance costs	$171,595	$632,879	$606,915	$1,411,389

Accretion of fair value of common stock issued to Preferred Stockholders	$9,394	$24,317	$18,234	$51,945

Note payable exchanged for Series A Redeemable Convertible Preferred Stock	$69,113	$—	$—	$69,113

Preferred stock warrants issued in connection with lease agreement	$—	$10,506	$—	$10,506

Common Stock, warrants and options issued for acquisition	$133,892	$—	$—	$133,892

Common Stock, warrants and options issued in exchange for Notes Payable to related party	$—	$—	$36,250	$36,250

[Additional columns below]
[Continued from above table, first column(s) repeated]

	Six Months Ended
	June 30,
	2004	2005
	(Unaudited)
Supplemental disclosure of non-cash investing and financing activities
Accretion of preferred stock dividends and issuance costs	$404,610	$—

Accretion of fair value of common stock issued to Preferred Stockholders	$12,156	$—

Cancellation of promissory note to related party through the issuance of Common Stock	$36,250	$—

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements
1. Nature of Business and Basis of Presentation
     Effective October 7, 2004, pursuant to an Agreement and Plan of Merger, dated July 23, 2004, by and among privately held Cyberkinetics, Inc., a Delaware corporation (“CKI”), Trafalgar Ventures Inc., a publicly-held Nevada corporation (“Trafalgar”), and Trafalgar Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Trafalgar (“Merger Sub”), Merger Sub merged with and into CKI with CKI as the survivor for accounting purposes (the “Merger”). Upon the consummation of the Merger, Trafalgar was renamed Cyberkinetics Neurotechnology Systems, Inc. (“Cyberkinetics” or the “Company”) and effected a reincorporation in the State of Delaware. The Merger was treated as a reverse merger of CKI. Accordingly, from an historical accounting perspective, the period from inception of the Company begins on May 2, 2001, the date of inception of CKI. The financial statements of the Company presented reflect the historical results of CKI prior to the Merger, and of the combined entities following the Merger, and do not include the historical financial results of Trafalgar prior to the consummation of the Merger. Stockholders’ equity has been retroactively restated to reflect the number of shares received in the Merger after giving effect to the difference in par value, with the offset to additional paid-in capital.
     The Company is a development stage medical device company focused on the development of advanced neurological products. Cyberkinetics intends to develop implantable medical devices and software for human use that will be designed to detect and interpret brain activity in real time. Cyberkinetics operates in one business segment, which is the development and marketing of advanced-stage neurological products. Since its inception on May 2, 2001, the Company has devoted its efforts principally to research and development, licensing of intellectual property, business development activities and raising capital. As a result, prior to the quarter-ended June 30, 2005, the Company was considered a development-stage company pursuant to Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. During the first half of 2005, the Company made progress in the clinical testing and development of its BrainGate™ System. During the second quarter of 2005, the Company received 510(k) approval to market its first clinical product the NeuroPort™ System which it expects to generate revenue from in 2006. As a result, the Company determined that it was no longer in the development stage. The Company’s accumulated deficit for the period May 2, 2001 (date of inception) through June 30, 2005 was $17,333,212.
     The Company’s future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in, obtaining regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.
     Management expects that the Company will continue to incur negative cash flows and net losses for the foreseeable future. Based upon management’s current plans, management believes that the Company’s existing capital resources, plus the proceeds of a $3.0 million debt financing that was completed on March 31, 2005, (see Note 17), will be sufficient to meet the Company’s operating expenses and capital requirements through at least December 2005. However, changes in management’s business strategy, technology development, marketing plans or other events affecting management’s operating plans and expenses, may result in the expenditure of existing cash before that time. If this occurs, the Company’s ability to meet its cash obligations as they become due and payable will depend on the Company’s ability to sell securities, borrow funds or some combination thereof. The Company may not be successful in raising necessary funds on acceptable terms, or at all. Having insufficient funds, the Company may be required to delay, scale back or eliminate some of its research and development activities or delay the launch of its product candidates. If the Company is unable to raise sufficient additional financing it will not be able to continue its operations.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
2. Summary of Significant Accounting Policies
     Interim Unaudited Financial Information
     The unaudited consolidated financial statements as of June 30, 2005, and for the six months ended June 30, 2005, have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation of the results of these interim periods, have been included. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the full year. All financial statement amounts and disclosures related to the six months ended June 30, 2005 are unaudited.
     Principles of Consolidation
     The consolidated financial statements include the accounts of Cyberkinetics Neurotechnology Systems, Inc. (a development-stage company) and its wholly-owned subsidiaries, Cyberkinetics, Inc. and CYBK, Inc. All intercompany accounts and transactions have been eliminated in consolidation.
     Use of Estimates
     The preparation of financial statements in accordance with United States generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
     Cash Equivalents
     The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist of money market accounts.
     Financial Instruments
     The Company’s financial instruments consist of cash and cash equivalents, accounts receivable and debt, and are carried at cost, which approximates fair value due to the short-term nature of these instruments.
     Concentrations of Credit Risk and Significant Customer Concentrations
     Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high-quality financial institutions in the United States. With respect to trade accounts receivable, the Company extends thirty-day terms to its customers and does not require collateral. As of each reporting period, the Company periodically assesses the collectibility of its receivables and establishes reserves, as necessary, based on various considerations, including customer credit history, payment patterns and aging of accounts; once management determines an account receivable is not collectible, the account is written-off. The Company has not experienced significant collectibility problems to date.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     The Company currently operates in one business segment, that being the development and marketing of advanced-stage neurological products. In 2004 and 2003, 34% and 38%, respectively, of total product sales were made to customers residing outside of the United States. In 2003, international sales were divided approximately equally among Canada, Europe and Japan; in 2004, international product sales primarily emanated from Australia, Europe, and Japan. International customers pay the Company in U.S. dollars. Balances due from international customers at December 31, 2004 and 2003 were approximately $129,000 and $63,000, respectively. For the years ended December 31, 2004, 2003 and 2002, customers to whom sales exceeded 10% of each year’s respective total product sales were as follows:

Customer	2002	2003	2004
A	—	14%	22%
B	—	—	20
C	—	—	12
D	—	—	10
E	—	13	—
F	—	12	—
G	—	12	—
H	—	12	—
I	19%	—	—
J	19	—	—
K	21	—	—
L	25	—	—
     Inventory
     Inventory is stated at the lower of cost or market, and is valued on a first-in, first-out basis. Inventory is reviewed periodically for slow-moving or obsolete issues based on sales activity, both projected and historical. As of June 30, 2005 and December 31, 2004 and 2003, there had been no reserves or write-downs recorded against inventory.
     Property and Equipment
     Property and equipment is stated at cost. The Company provides for depreciation using the straight-line method based on the respective asset’s estimated useful life. Expenditures for maintenance and repairs are charged to operating expenses as incurred.
     Goodwill and Intangible Assets
     The Company follows Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142). The Company reviews costs of purchased businesses in excess of net assets acquired (goodwill) and indefinite-lived intangible assets for impairment at least annually, unless significant changes in circumstances indicate a potential impairment may have occurred sooner. The Company performs the annual impairment test as of the first date of its fourth quarter. The Company uses a fair value approach to test goodwill for impairment and recognizes an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds fair value. Fair values are estimated using discounted cash flows. As of June 30, 2005 and December 31, 2004 and 2003, there was no impairment of goodwill.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     Impairment of Long-Lived Assets
     The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). Under SFAS 144, the Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value. As of June 30, 2005 and December 31, 2004 and 2003, there was no impairment of long-lived assets.
     Revenue Recognition
     The Company recognizes revenue from product sales and research grants from the United States government through the Small Business Innovation Research (SBIR) Program. Product sales consist of sales of brain computer interface equipment to universities and research hospitals involved in neurological research.
     Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. Revenue is not recognized until title and risk of loss have transferred to the customer, which occurs at the time of shipment. Terms for all customers are FOB shipping. The product operates without any custom configuration or installation. Product sales do not contain multiple elements. Following shipment, there are no customer acceptance requirements or installation obligations or continuing service requirements incumbent on the Company. Terms of product sales contain no contractual rights of return. In practice, the Company has not experienced or granted rights of return.
     The Company recognizes revenues from research grants as reimbursable, eligible costs are incurred. Eligible costs typically include direct labor costs, other direct costs as outlined in the grant, such as lab materials and supplies and consulting costs, and an overhead allocation as specifically defined by the grant. In accordance with Emerging Issues Task Force (EITF) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company records grant revenues on a gross basis as the Company is the primary obligor with respect to its research and development activities. The Company is subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received. Historically, the Company has not been required to make any adjustments to the amount of grant revenues recorded and funds received as a result of grant audits.
     Cost of Product Sales
     Cost of product sales primarily consists of purchased components, production materials, direct labor and manufacturing overhead consisting primarily of depreciation of machinery and equipment, rent and utilities related to the Company’s manufacturing facility and indirect labor.
     Research and Development Costs
     Costs incurred for research and development are expensed as incurred. Research and development expense primarily comprises salaries, salary-related expenses and costs of contractors, materials, amortization of intangible assets acquired from others (patents) and allocations of indirect costs related to research and development efforts.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     Income Taxes
     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (SFAS No. 109). Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
     Stock-Based Compensation
     Awards under the Company’s stock option plans are accounted for using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations, in accounting for its employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. The Company accounts for stock-based awards issued to nonemployees in accordance with the provisions of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123) and EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18), under which compensation expense is generally recognized over the vesting period of the award.
     The Company provides the disclosure requirements of SFAS No. 148, Accounting for Stock Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123 (SFAS 148). If compensation expense for the Company’s stock-based compensation plan had been determined based on the fair value at grant dates as calculated in accordance with SFAS 123, the Company’s net loss attributable to common stockholders and net loss per common share would approximate the pro forma amounts below:

	Year Ended December 31,			Six Months Ended June 30,
	2002	2003	2004	2004	2005
				(Unaudited)
Net loss attributable to common stockholders as reported	$(772,798)	$(4,177,228)	$(7,715,741)	$(3,051,092)	$(4,661,426)
Add: Stock-based employee compensation expense included in reported net loss	—	36,991	42,054	21,621	246,687
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all employee awards	(1,032)	(44,035)	(73,222)	(29,831)	(354,202)

Pro forma net loss attributable to common stockholders	$(773,830)	$(4,184,272)	$(7,746,909)	$(3,059,302)	$(4,768,941)

Basic and diluted net loss per share as reported	$(0.28)	$(1.03)	$(1.16)	$(0.74)	$(0.30)
Pro forma basic and diluted net loss per share	$(0.28)	$(1.03)	$(1.16)	$(0.75)	$(0.30)

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     The weighted-average fair value of options granted during 2004 and 2003 were $1.37 and $0.12 per share, respectively. The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model. The following assumptions were made for grants in 2002, 2003 and 2004:

	2002	2003	2004
Expected volatility	70%	70%	70%
Expected dividend yield	0%	0%	0%
Expected lives of options (in years)	5	5	5
Risk-free interest rate	3.33%	2.33% - 3.43%	2.33% - 3.94%
     The expected volatility factor was based on public small capitalization stocks with significant risk (scientific or otherwise), which tend to have a relatively high volatility. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period, which generally is four years.
     The effects on pro forma net loss of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net loss for future years, due to such things as the vesting period of the stock options, and the potential for issuance of additional stock options in future years.
     Net Loss Per Share
     The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128), and related interpretations. Under the provisions of SFAS 128, basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares and dilutive common share equivalents then outstanding. Common share equivalents consist of the incremental common shares issuable upon the conversion of preferred stock, shares issuable upon the exercise of stock options and the conversion of preferred stock upon the exercise of warrants. The shares in escrow issued in connection with the Merger have been excluded from the calculation. See Note (4) below for an explanation of the shares held in escrow. The Company has excluded the impact of all convertible preferred stock, stock options and warrants from the calculation of historical diluted net loss per common share because all such securities are antidilutive for all periods presented. The Company has given retroactive effect to the Merger for purposes of its computation of net loss per share for all periods presented.
     The following potentially dilutive, common share equivalents were excluded from the calculation of diluted and pro forma net loss per common share because their effect was anti-dilutive for each of the periods presented:

	As of December 31,			As of June 30,
	2002	2003	2004	2004	2005
				(Unaudited)
Options	30,868	2,836,283	3,102,750	2,836,783	3,491,773
Warrants	81,619	101,619	861,619	101,619	899,859
Convertible Preferred Stock	5,069,113	9,419,113	—	9,419,113	—

Total	5,181,600	12,357,015	3,964,369	12,375,515	4,391,632

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     Segment Reporting
     The Company has adopted SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, which requires companies to report selected information about operating segments, as well as enterprise-wide disclosures about products, services, geographical areas and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company has only one operating segment, the development and commercialization of advanced-stage neurological products.
     Recently Issued Accounting Standards
     In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (SFAS 151). SFAS 151, a product of the FASB’s efforts to achieve short-term convergence with the International Accounting Standards Board (IASB), clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company does not believe the adoption of this standard will have a material impact on results of operations.
     In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments (SFAS 123R), which is a revision of SFAS 123. SFAS 123R supersedes APB 25 and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company is required to adopt the provisions of SFAS 123R in its financial statements for the first quarter of 2006.
     SFAS 123R permits public companies to adopt its requirements using one of two methods:
•	A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date.

•	A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.
     The Company has not yet determined which method of this statement it will adopt.
     As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS 123R’s fair value method will have a significant impact on the Company’s result of operations, although it will have no impact on its overall financial position. The impact of adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS 123R in prior periods, the impact of that standard would have approximated the impact of SFAS 123 as described in the disclosure of pro forma net loss attributable to common stockholders and net loss per share in the Stock-Based Compensation section above.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
3. Acquisition
     On August 13, 2002, the Company acquired certain tangible and intangible assets, and assumed certain liabilities and certain licensing agreements of Bionic Technologies, LLC (Bionic) in exchange for 862,256 shares of common stock, 33,189 common stock warrants and 30,868 common stock options of the Company. Bionic is a developer and manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. The Company continues to manufacture and market Bionic’s BIONIC® line of neural recording arrays and data acquisition systems to researchers on a limited basis.
     Goodwill resulted from the Company’s interest in purchasing the acquired intangible assets rather than developing similar technology in-house, or obtaining it through new licensing arrangements.
     The Company determined the fair market value of the Company’s common stock for purposes of valuing the acquisition. based on an evaluation of the net present value of the Company, deducting the proceeds from the initial sale of Series A Preferred Stock, and allocating the residual to the value of common shares. The Company used a discounted cash flow analysis as a basis for valuing the Company. The key assumptions considered in the analysis include the discount rate, forecasts of revenues, earnings and cash flows and terminal value assumptions. The fair market value of the Company’s common stock was determined to be $0.15 per share as of the date of the acquisition, resulting in a fair value of common stock issued of $129,338. The fair market values of the warrants and options issued, which aggregated $4,554, were determined using the Black-Scholes method based on their contractual lives (each five years), a risk-free interest rate of 3.33%, volatility of 70% and no expected dividends.
     The transaction was recorded as a purchase for accounting purposes pursuant to SFAS No. 141, Business Combinations (SFAS 144). The Company’s consolidated financial statements include Bionic’s operating results from the date of the acquisition. The purchase price was allocated to the assets purchased and the liabilities assumed based upon their respective fair values, with the excess of the purchase price over the estimated fair value of the net tangible and intangible assets allocated to goodwill, which is not deductible for tax purposes. The amounts assigned to each major asset and liability of Bionics as of the acquisition date was as follows:

Assets:
Cash	$43,743
Current assets (noncash)	130,619
Property and equipment	3,876
Patented technology	191,000
Research grant contracts	74,000
Goodwill	94,027

Total assets acquired	537,265
Liabilities:
Current liabilities	255,162
Debt	148,211

Total liabilities assumed	403,373

$133,892

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
4.   Merger
     Effective October 7, 2004, pursuant to an Agreement and Plan of Merger, dated July 23, 2004, by and among privately held CKI, Trafalgar, and the Merger Sub, Merger Sub merged with and into CKI with CKI as the survivor for accounting purposes. Upon the consummation of the Merger, Trafalgar was renamed Cyberkinetics Neurotechnology Systems, Inc. and re-incorporated into the State of Delaware. The Merger was treated as a reverse merger of CKI. Accordingly, from a historical accounting perspective, the period from inception of the Company begins on May 2, 2001, the date of inception of CKI. The Company recorded the transaction as the issuance of stock for the net monetary assets of Trafalgar, accompanied by a recapitalization and consequently, no goodwill or intangible assets were recorded with respect to this transaction. All costs associated with the Merger were expensed as incurred. The financial statements of the Company presented reflect the historical results of CKI prior to the Merger, and of the combined entities following the Merger, and do not include the historical financial results of Trafalgar prior to the consummation of the Merger. Stockholders’ equity has been retroactively restated to reflect the number of shares received in the Merger after giving effect to the difference in par value, with the offset to additional paid-in capital.
     The following summarizes the structure of the Merger and matters completed in connection therewith:
     1. At the effective time of the Merger, the controlling stockholders of Trafalgar cancelled 1,500,000 shares of Trafalgar’s stock held by them (the “Cancellation”) and Trafalgar amended its Articles of Incorporation to effectuate a 1-for-2.1142857 reverse stock split (the “Reverse Stock Split”), resulting in a total of 1,050,000 Trafalgar shares outstanding.
     2. In conjunction with the Merger, the 9,419,113 shares of CKI redeemable convertible preferred stock outstanding prior to the Merger was converted to CKI common stock on a one-for-one basis.
     3. Further to the Merger, each share of CKI’s common stock (an aggregate of 12,589,481 shares) was converted into one share of Trafalgar’s common stock, an exchange ratio in the Merger of one-to-one.
     4. At the effective time of the Merger, all options to purchase CKI’s shares then outstanding under the 2002 Equity Incentive Plan and the 2002 Founders’ Option Plan (together, the “Option Plans”), and all stock options to purchase CKI’s shares then outstanding, which were not under the Option Plans, in each case whether vested or unvested (a total of 2,963,950 stock options), and the Option Plans themselves, along with warrants to purchase 101,619 shares of CKI’s common shares, were assumed by the Company.
     5. At the time of the Merger, Trafalgar issued an additional 1,300,000 shares of Common Stock into escrow (“the Escrow Shares”) to cover its indemnification obligations, if any to CKI, under the Merger Agreement. If a valid claim for indemnification is made against Trafalgar, all or a portion of the Escrow Shares (depending upon the amount of the claim or claims) would be issued on a pro rata basis to those parties who were CKI shareholders of record immediately prior to the Merger. Any release of Escrow Shares would result in the dilution of ownership of the Company for any shareholder not receiving Escrow Shares. To the extent that the Escrow Shares are not distributed to former shareholders of CKI stock as a result of indemnification claims made prior to the first anniversary of the Merger, those escrow shares shall be cancelled.
     6. The stockholders of CKI as of the closing date of the Merger owned approximately 92.3% of the Company’s common shares outstanding.
     7. The directors and officers of Trafalgar resigned and the directors and officers of CKI became the directors and officers of the Company.
Upon completion of the Merger on October 7, 2004 and the conversion of the CKI redeemable convertible preferred stock to common stock on a one for one basis, there were approximately 13,639,000 shares of common stock outstanding.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
5.    Inventory
     Inventory consists of the following:

	As of December 31,		As of June 30,
	2003	2004	2005
			(Unaudited)
Finished Goods	$1,273	$110,580	$38,167
Work in process	72,061	12,030	14,436
Raw materials	—	—	20,300

Total	$73,334	$122,610	$72,903

6.    Property and Equipment
     Property and equipment consist of the following:

	As of December 31,		As of June 30,	Useful Life
	2003	2004	2005
			(Unaudited)
Computer Equipment	$123,122	$180,666	$195,967	3 years
Software	71,276	92,771	96,896	3 years
Furniture and fixtures	43,469	51,087	52,087	3 years
Machinery and equipment	69,420	481,516	597,454	3 years
Construction in progress	159,200	—	114,358	3 to 5 years

	466,487	806,040	1,056,762
Less accumulated depreciation	(66,593)	(256,113)	(379,800)

Property and equipment, net	$399,894	$549,927	$676,962

     Depreciation expense, which includes amortization of assets under capital leases, was $9,949, $56,644 and $189,520, for the years ended December 31, 2002, 2003 and 2004, respectively and $71,479 and $123,688 for the six months ended June 30, 2004 and 2005.
7.    Intangible Assets
     Patents and research grant contract intangibles, which were acquired as part of the Bionic acquisition, are being amortized on a straight-line basis over their respective useful lives. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill is not amortized, but is evaluated annually for impairment.
     Intangible assets consist of the following at December 31:

	2003	2004	Useful Life
Patented technology	$191,000	$191,000	8 to 9 years
Research grant contracts	74,000	74,000	3 years

	265,000	265,000
Less accumulated amortization	(89,898)	(128,414)

Intangible assets, net	$175,102	$136,586

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     As of December 31, 2004, research grant contracts were fully amortized. Amortization expense was $22,382, $67,516 and $38,516 and for the years ended December 31, 2002, 2003 and 2004, respectively.
     The estimated remaining amortization expense related to intangible assets with finite lives for each of the five succeeding years and thereafter is as follows:

Year ending December 31:
2005	$22,516
2006	22,516
2007	22,516
2008	22,516
2009	22,516
Thereafter	24,006

$136,586

8.   Accrued Expenses
     Accrued expenses consist of the following at December 31:

	2003	2004
Payroll and payroll-related	$105,604	$80,677
Accrued vacation	36,238	46,349
Accrued bonuses	175,000	174,660
Professional services	146,450	193,201
Accrued research and development expenses	—	44,502
Accrued general and administrative expenses	55,136	65,252
Other	21,000	28,835

	$539,428	$633,476

9.   Commitments
     Operating Leases
     The Company leases 6,169 square feet of office space in Foxborough, Massachusetts and 11,225 square feet of office and laboratory space in Salt Lake City, Utah used for manufacturing and research and development, pursuant to operating leases. The Foxborough lease, which expires in 2007, contains a renewal option by the Company for one three-year period. In January 2005, the Company renewed the lease on its facility in Salt Lake City, Utah. The Salt Lake City, Utah lease expires on November 30, 2009 and has an option to renew the lease at the end of the initial lease term for an additional five-year term. Total rent expense under operating leases was $277,425 and $201,864 for the years ended December 31, 2004 and 2003, respectively. Future minimum lease payments required under noncancellable operating leases at June 30, 2005, including the renewed Salt Lake City, Utah lease, are as follows:

Year ending December 31:
2005	$158,994
2006	343,822
2007	257,551
2008	192,500
2009	181,500

Total minimum lease commitments	$1,134,367

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     Capital Leases
     In October 2003, the Company entered into a loan and security agreement (the “Loan”) with a lender that allows for the Company to borrow up to $1,000,000 to finance the purchase of equipment, hardware, leasehold improvements and software. All borrowings under the Loan are collateralized by the assets financed. The lease term is for 42 months, with a $1.00 buyout option, and the monthly payments are equal to approximately 2.73% of the total equipment cost. A proposal fee of $10,000 was paid upon contract execution, $5,000 of which has been included in other current assets and will be credited as payments on future financings, and the remainder retained by the lender to cover administrative costs. In 2003, the $5,000 administrative cost was charged to general and administrative expense, and amounts of $1,294 and $2,197 were applied as payments against January and May 2004 amounts financed under the Loan. In connection with the Loan, the Company issued to the lender 20,000 warrants to purchase Series A Preferred Stock. At the closing of the Merger, such warrant converted to a warrant to purchase 20,000 shares of common stock. The warrants, valued at $10,506 under the Black-Scholes model, are exercisable at the option of the holder at $1.00 per share, and expire ten years from the date of issuance. The fair value is being charged to interest expense over the 42-month term of the Loan.
     At December 31, 2004, the Company had capitalized lease equipment totaling $686,302 with related accumulated amortization of $208,237. Such amounts are included in the respective classifications of property and equipment in Note 6. At December 31, 2003, there were no financings under the Loan. The Company paid interest under the Loan of $44,316 and $39,093 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.
     Future minimum cash payments under the Loan at June 30, 2005 are as follows:

Year ending December 31:
2005	$115,806
2006	231,613
2007	164,690

512,109
Less amount representing interest	(49,855)

Present value of minimum future payments	462,254
Less current portion of capital leases	(197,882)

Long-term portion of capital leases	$264,372

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
10.   Income Taxes
     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2002, 2003, and 2004, the Company has net operating loss carryforwards of approximately $413,268, $3,831,099 and $9,113,608 respectively, available to offset future federal and state taxable income to the extent permitted under the Internal Revenue Code (IRC), expiring in varying amounts through 2024. Under the IRC, certain substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards that can be utilized in any one year to offset future taxable income.
     The Company has net deferred tax assets at December 31, 2004 and 2003 that consist of the following:

	2003	2004
Deferred tax assets:
Net operating loss carryforwards	$1,460,068	$3,440,174
Stock-based compensation	14,896	582,272
Research credits carryforwards	—	392,415
Other	141,211	222,846

Total deferred tax assets	1,616,175	4,637,707
Valuation allowance
	(1,545,661)	(4,553,834)

Total deferred tax assets	70,514	83,873
Deferred tax liabilities:
Net intangible assets	(70,514)	(83,873)

Net deferred tax asset	$—	$—

     The Company has provided a valuation allowance for the full amount of these net deferred tax assets, since it is more likely than not that these future benefits will not be realized. However, these deferred tax assets may be available to offset future income tax liabilities and expenses. The valuation allowance increased by $2,988,173 due primarily to net operating loss carryforward, stock based compensation, and the increase in research and development credits.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
11.   Series A Redeemable Convertible Preferred Stock
     On October 7, 2004, in conjunction with the Merger discussed in Note 4, the 9,419,113 shares of Series A Preferred Stock outstanding prior to the Merger were converted to shares of common stock on a one-for-one basis.
     On August 13, 2002, the Company sold 5,000,000 shares of Series A Convertible Redeemable Preferred Stock (Series A Preferred Stock), at $1.00 per share, for gross proceeds of $5,000,000. Issuance costs totaled $312,976, and, prior to the conversion of Series A Preferred Stock to common stock, were accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to its redemption date.
     In connection with the issue of the Series A Preferred Stock, the Company also issued 1,111,111 shares of common stock, at $0.0001 per share, to certain Series A Preferred Stock investors. The Company had attributed $4,525,601 and $161,401 of the total net proceeds received from the issuance to the Series A Preferred Stock and the common stock, respectively, based on their relative fair value. Prior to the conversion of Series A Preferred Stock to common stock, the fair value of the total proceeds attributed to the common stock was accreted, in the same manner as dividends, on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock’s earliest redemption date.
     In 2002, the Company issued 69,113 shares of Series A Preferred Stock upon the conversion of a note payable, plus all accrued and unpaid interest, at a conversion price of $1.00 per share.
     On June 30, 2003, the Company authorized an additional 1,969,113 shares and issued 4,350,000 shares of Series A Preferred Stock, at $1.00, for gross proceeds of $4,350,000. Issuance costs totaled $42,730, and, prior to the conversion of Series A Preferred Stock to common stock, were accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock’s earliest redemption date.
     The rights and privileges of Series A Preferred Stock, if issued and outstanding, would be as follows:
     Dividends
     From and after the date of issuance of each share of Series A Preferred Stock, dividends will accrue, but not compound, on each share, whether or not the funds are legally available therefore, and whether or not declared by the Board of Directors, at the rate of 8% per annum of the Series A Preferred Base Liquidation Price, initially $1.00 per share. The Series A Preferred Stock dividends would occur prior and in preference to any declaration or payment of any distribution with respect to the common stock. At December 31, 2004 and 2003, cumulative dividends accrued were nil and $736,505, respectively. Series A Preferred Stock would not participate in any dividends declared on the common stock.
     Voting
     Holders of Series A Preferred Stock would be entitled to the right to vote for each share of common stock into which the Series A Preferred Stock could then be converted as of the record date for determining stockholders entitled to vote on such matter.
     Liquidation
     In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Series A Preferred Stock would carry a liquidation preference of $1.00 per share, subject to adjustment for certain dilutive events, plus all dividends accrued and/or declared but unpaid on such shares at the time of dilution. The holders of Series A Preferred Stock will be paid out of the Company’s assets available for distribution to its stockholders before any payments can be made to common stockholders. The holders of Series A Preferred Stock are also entitled to share in any remaining available funds on a pro-rata basis with the holders of common stock.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     Conversion
     Each share of Series A Preferred Stock will be convertible at any time at the option of the holder, subject to a conversion ratio. The conversion ratio is subject to adjustment for certain dilutive and antidilutive events. The Series A Preferred Stock would be automatically convertible to common stock upon the request of at least two-thirds of the then-outstanding shares of Series A Preferred Stock, at the then-effective Series A Conversion Price.
     Redemption
     Unless the Series A Preferred Stock has been converted into common stock, or a qualified public offering has occurred on or prior to December 31, 2008 (or, for any other reason, no shares of Series A Preferred Stock are outstanding on such date), the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock may require the Company to redeem all, but not less than all, of the then-issued and outstanding shares of Series A Preferred Stock in three equal annual installments, beginning on March 1, 2009, by giving written notice to the Company. The Company will not be obligated to redeem any holder’s shares of Series A Preferred Stock if, on or prior to the applicable redemption date, such holder elects to convert such shares of Series A Preferred Stock into common stock. If the (i) Company has insufficient funds available for the redemption of the Series A Preferred Stock, (ii) redemption will result in the bankruptcy or insolvency of the Company or (iii) redemption will cause the Company to cease to be able to continue as a going concern, the Series A Preferred Stockholders will be entitled to share ratably in any funds available for the redemption of such shares, based on the amount each holder is entitled to, and the Company shall redeem the remaining shares as soon as practicable after the funds become available.
12.   Stockholders’ Equity
     Common shares reserved for future issuance at December 31, 2004 consist of the following:

Stock options	3,539,630
Warrants	861,619

Total common shares reserved	4,401,249

     Private Placement
     On November 4, 2004, the Company completed a private placement whereby it sold 2,000,000 shares of its common stock (the “Shares”) and issued warrants to purchase another 660,000 shares of its common stock (the “Warrant Shares”) to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), resulting in net proceeds (assuming no exercise of the warrants) of approximately $5,600,000 (the transaction is referred to herein as the “Private Placement”).
     The Shares were issued at a purchase price of $3.00 per share pursuant to the terms of a Securities Purchase Agreement entered into by the Company and each of the investors. Each of the investors received a five (5)-year warrant to purchase up to thirty-three percent (33%) of the number of Shares purchased by such investor in the closing of the Private Placement, at an exercise price per share of $6.00.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     In consideration of the investment in the Private Placement, the Company granted to each investor certain registration rights on a best efforts basis with respect to the Shares and the Warrant Shares. Additionally, each investor shall have the right to participate in up to one hundred percent of subsequent financings completed by the Company during the twelve month period following the closing of the Private Placement.
     Pursuant to the terms of a letter agreement, dated as of October 28, 2004, between the Company and Rodman & Renshaw, LLC (“Rodman”), the Company issued Rodman warrants to purchase up to 100,000 shares of its common stock upon the closing of the Private Placement. The warrants were issued as partial consideration for Rodman’s services as the Company’s placement agent in the transaction described above.
13.    Stock Option Plans
     2002 Equity Incentive Plan
     On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Equity Incentive Plan (the 2002 Equity Plan). The 2002 Equity Plan provides for the granting of up to 1,833,333 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers. On April 30, 2004, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Equity Plan to increase the total number of shares available from 1,833,333 to 2,533,333. At December 31, 2004, a total of 2,471,215 shares of common stock have been reserved for the exercise of stock options outstanding under the 2002 Equity Plan. On June 23, 2005, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Equity Plan to increase the total number of shares available from 2,533,333 to 3,500,000.
     Pursuant to the 2002 Equity Plan, the Board of Directors (or committees designated by the Board) may grant incentive and nonqualified stock options, restricted stock and other stock awards to the Company’s employees, directors and consultants. The options can be exercisable at various dates, as determined by the Company’s Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. For holders of more than 10% of the Company’s voting stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s common stock at the date of grant, with an expiration date not to exceed five years. Options granted generally vest at a rate of 25% on the last of the month in which the first anniversary of the grant occurs and 6.25% of the shares at the end of each successive three-month period.
     2002 Founders’ Option Plan
     On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Founders’ Option Plan (the 2002 Founders’ Plan). All options granted on or after October 15, 2004, the date the Company’s common stock began trading publicly, are valued using the closing sales price for the Company’s common stock as of the date of the grant. The 2002 Founders’ Plan provides for the granting of up to 1,430,915 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for certain key employees and stockholders. On June 20, 2003, the Company’s Board of Directors and its stockholders amended the 2002 Founders’ Plan to reduce the total number of shares available from 1,430,915 to 1,230,915. At December 31, 2004, a total of 1,068,415 shares of common stock have been reserved for the exercise of stock options outstanding under the 2002 Founders’ Plan.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     A summary of option activity for all plans for the years ended December 31, 2004, 2003 and 2002 is as follows:

	2002		2003		2004
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at beginning of year	—	$—	30,868	$0.30	2,836,283	$0.07
Granted	30,868	$0.30	2,808,415	$0.07	592,075	$1.37
Exercised	—	$—	—	—	(176,188)	$0.22
Forfeited	—	$—	(3,000)	$0.10	(149,420)	$0.13

Outstanding at end of year	30,868	$0.30	2,836,283	$0.07	3,102,750	$0.32

Exercisable at end of year	8,408	$0.30	446,009	$0.11	1,140,694	$0.07

Available for grant at end of year	3,233,380		179,535		436,880

     The following table summarizes information about stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price
$0.01	900,000	8.06	$0.01	393,750	$0.01
$0.10	1,779,340	8.79	$0.10	720,584	$0.10
$0.30	23,235	8.11	$0.30	23,235	$0.30
$0.50	262,175	9.34	$0.50	3,125	$0.50
$4.50 - $4.89	138,000	9.84	$4.75	—	—

	3,102,750			1,140,694

     Stock-Based Compensation
     During 2002, 48,430 common stock warrants were issued to Brown University Research Foundation out of the 2002 Equity Plan. See Note 14 for additional information regarding these warrants.
     During 2003, all stock options were granted to employees at exercise prices deemed to be less than the fair value of the underlying common stock for accounting purposes. Aggregate deferred compensation of $174,725 was recorded in connection with the grants, which is being amortized as compensation expense on a straight-line basis generally over four years, resulting in compensation expense for the years ended December 31, 2004 and 2003 of $42,054 and $36,991 respectively.
     During 2003, stock options to purchase common stock were issued to consultants at exercise prices less than the fair value of the underlying common stock, with performance-based vesting. These options have been recorded at fair value using the Black-Scholes option-pricing model assumptions. These options are subject to variable plan accounting and are re-measured at each reporting period. This resulted compensation expense for the years ended December 31, 2004 and 2003 of $1,350,602 and $9,658, respectively.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
14. Licensing Arrangements
     In August 2002 (see Note 11), the Company issued warrants to purchase 48,430 fully paid and nonassessable warrants for shares of common stock to Brown University Research Foundation (“BURF”), at a price of $0.10 per share, as partial consideration for an exclusive, royalty-bearing license, including the right to grant sublicenses, of Brown University’s and MIT’s collaborative licensed technology pertaining to neural signal decoding. These warrants expire in July 2007. Also in consideration, the Company issued 43,600 and 10,900 shares of common stock to BURF and to MIT, respectively. In addition, the Company will pay BURF royalties equal to 3% of the first $50,000,000 of aggregate net sales, and 1.5% of net sales over $50,000,000. The Company paid a fee of $50,000 upon execution, which was charged to research and development expense, and will commence paying $50,000 each year in maintenance fees beginning on the third anniversary date. The Company’s obligation to pay royalties will terminate on a country-by-country basis upon the date on which the last valid claim of infringement by the manufacture, use or sales of the licensed product would cease to be a valid claim. After such lapse, no further royalty payment will be due in each respective country, and the Company will hold a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license. For the years ended December 31, 2004 and 2003, the Company has made no payments under this license agreement. The Company has the right to terminate the license agreement with BURF and MIT at any time by giving written notice. Termination will not release either party from any obligations that have matured by the effective termination date, and certain obligations survive the termination, including royalty payments on net sales of licensed products, as defined.
     The common stock issued to BURF and MIT was recorded using a fair value of $0.15 per share. In accordance with guidance in APB 29, Accounting for Non-Monetary Transactions (APB 29), the Company determined that using the market value of the common stock on the date the shares were issued was a better measure of the value of the transaction rather than using the value of the license agreement, which was not as readily determinable. The aggregate fair value of the common stock issued to BURF and MIT was $8,175, and was expensed to research and development in 2002. The warrants vest upon the occurrence of four certain vesting events, none of which have occurred as of December 31, 2004. In accordance with FAS 123, as amended by FAS 148, and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, the Company has determined that the measurement date is the date at which vesting occurs. A significant disincentive for nonperformance does not exist and thus there is no performance commitment. A “vesting event” occurs when the Company elects to exercise its option to acquire an exclusive license to an Additional Invention, as defined in the license agreement, and such additional license is licensed to the Company in accordance with the license agreement. The warrant will vest 25% for the first vesting event, 25% for the second vesting event, 25% for the third vesting event, and 25% for the fourth vesting event. Based on this vesting schedule, the amount of shares that will eventually vest, if any, is uncertain at the time of grant. In accordance with guidance noted above, the Company will use the lowest aggregate amount within a range of potential values for measurement and recognition purposes. Such amount is currently zero. The Company performs a quarterly evaluation of whether Additional Inventions exist that it may be interested in acquiring an exclusive license. If strong evidence exists that the Company will elect to acquire an exclusive license to an Additional Invention, the Company will determine the fair value of the first 25% of the warrants, or more as appropriate, using the Black-Shares option-pricing model. The Company will record the fair value of the warrants to research and development expense when the warrants vest.
     In August 2002, the Company entered into an agreement with Emory University (“Emory”) for an exclusive, sublicenseable, royalty-bearing license for Emory’s technology pertaining to the control of external devices by nervous system signals. The Company paid fees of $40,000 related to the license, and issued 40,000 shares of common stock in partial consideration. The Company agreed to pay a 3% royalty on the first $17 million in annual net licensed product sales, and 1% on net sales exceeding $17 million within the same year. These annual royalties payable may be reduced by 50% of royalties payable to third parties by the Company or its affiliates or sublicensees on the same net sales, provided that no less than 1% of net sales is paid to Emory in any given year. The royalties will terminate at the later of either the expiration of the last valid claim upon the patents or the tenth year anniversary of the Company’s first commercial shipment. Additionally, the Company is obligated to make milestone payments to Emory of $25,000 and $50,000 upon the occurrence of U.S. Investigational Device Exemption (“IDE”) approval and U.S. 510(k) approval, respectively. Commencing upon the fourth anniversary of the agreement’s effective date, the Company will make annual minimum royalty payments of $75,000 to Emory. These minimum royalties may net against the running royalties payable in the same period. The 40,000 shares of common stock issued was recorded using a fair value of $0.15 per share. In accordance with APB 29, the Company determined that using the market value of the common stock on the date the shares were issued was a better measure of the value of the transaction rather than using the value of the license agreement which was not as readily determinable. The aggregate fair value of the common stock issued to Emory was $6,000, and was expensed to research and development in 2002. The $30,000 reimbursement and $10,000 execution fees were charged to research and development expense in 2002. The $25,000 milestone payment for U.S. IDE approval was charged to research and development in 2004.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
     In January 2003, the Company issued warrants to purchase 33,189 shares of common stock to the University of Utah Research Foundation (“UURF”), for an exercise price of $0.015 per share, in partial consideration for an exclusive, royalty-bearing license, including right to grant sublicenses for UURF’s proprietary technology pertaining to neural signal amplification and electrode arrays. These warrants expire in August 2007. The fair value of the warrants were determined using the Black-Scholes method based on contractual lives of the warrants of five years, a risk-free interest rate of 3.33%, volatility of 70% and no expected dividends. The market value of the common stock used in this fair value calculation was $0.15 per share. The fair value of the warrants was determined to be $4,554. The warrants were fully exercisable upon execution of the agreement and accordingly, the full fair value of $4,554 was recorded immediately to research and development expense. In addition to the warrants, the Company will also pay UURF royalties equal to 2.5% of net sales of licensed products. The Company will also pay UURF royalties equal to 40% of gross consideration, as defined in the license agreement, received from sublicensees through December 31, 2003, 30% through December 31, 2005 and 25% thereafter. The Company has paid $3,000 to UURF in each of the years ended December 31, 2004 and 2003, respectively. The Company has the right to terminate the license agreement at any time by giving written notice. Termination will not release either party from any obligation or liability accrued prior to the effective termination date. The Company will also be required to pay royalties to UURF on any licensed products held at termination, which are disposed of within 90 days of the effective termination date.
15. Related Party Transactions
     In connection with the acquisition of Bionic Technologies, LLC (“Bionic”) in 2002, the Company assumed three notes payable to two parties. The first note, in the amount of $59,157, was issued to Bionic’s founder, president and Chief Executive Officer (“CEO”). On April 30, 2004, the Company accepted the resignation of Bionic’s CEO. In exchange for a release of claims outlined in his agreement of resignation, the individual exercised his rights to (i) pay the exercise price of $0.10 per share for 112,500 vested shares under the Founders’ Option grant through the cancellation of $11,250 of the promissory note amount due him by the Company and (ii) pay the exercise price of $0.50 per share for 50,000 vested shares under an Additional Founder’s Option grant through the cancellation of $25,000 of the promissory note amount due him by the Company. There was $32,555, $31,868 and $66,019 in principal and accrued interest outstanding on this note at June 30, 2005 and at December 31, 2004 and 2003, respectively. The second note, also issued to Bionic’s CEO in the amount of $30,000, was paid in full as of February 2003. The third note, in the amount of $59,054, was issued to a holder of membership units of Bionic. There was $71,219, $69,447, and $65,904 in principal and accrued interest outstanding on the notes at June 30, 2005 and at December 31, 2004 and 2003, respectively.
     During 2004 and 2003, the Company recognized product sales of $144,249 and $69,125 to Brown University, respectively. During the six months ended June 30, 2005 and June 30, 2004, respectively, the Company recognized product sales of $4,013 and $11,785 to Brown University, respectively. The Company’s Chief Scientific Officer, who is also a member of the Company’s Board of Directors, is a professor and the Chairman of the Neuroscience Department at Brown University. Amounts due from Brown University at June 30, 2005 and at December 31, 2004 and 2003 totaled $0, $119,775 and $3,000, respectively.
     The Company recognized product sales of $14,500 and $15,422 to the University of Chicago in 2004 and 2003, respectively. The Company recognized product sales of $4,000 and $3,000 to the University of Chicago during the six months ended June 30, 2005 and June 30, 2004, respectively. A member of the Company’s Board of Directors is an assistant professor at the University of Chicago. Amounts due from the University of Chicago at June 30, 2005 and at December 31, 2004 and 2003 totaled $0, $5,525 and $6,031, respectively.

Cyberkinetics Neurotechnology Systems, Inc.
(A Development-Stage Company)
Notes to Consolidated Financial Statements — (Continued)
16. Employee Benefit Plan
     The Company sponsors a defined contribution 401(k) benefit plan for all employees over the age of 21. Employees may elect to defer up to 15% of their annual compensation, up to the statutory limits. The Company matches the contributions of employees at 50% of the first 4% of their contributions. The Company made contributions to the plan of $42,872 and $24,067 during 2004 and 2003, respectively.
17. Subsequent Events
(a). Line-of-Credit Agreement
     On March 31, 2005, the Company entered into a one year revolving line-of-credit agreement (the “Line” or “Agreement”) for up to $3.0 million with a financial institution. Borrowings under the Line are available in amounts and at the time of the Company’s discretion. Borrowings are collateralized by the assets of the Company, excluding intellectual property. The Company agrees not to sell, transfer or otherwise dispose of its intellectual property rights outside the ordinary course of business, except with the prior consent of the financial institution. The Line provides for customary conditions to the Company’s ability to borrow, as well as customary covenants and default provisions; the Agreement also contains certain acceleration clauses. Borrowings under the line bear interest at prime rate plus 3 percent. Interest is payable monthly and the principal is due on March 30, 2006. In connection with the Line, the Company issued to the financial institution a ten-year warrant to purchase 71,429 shares of common stock. The warrants, valued at $156,396 under the Black-Scholes model, are exercisable at the option of the holder at $2.10 per share. The fair value of the warrant is being charged to interest expense over the twelve-month term of the Line. The Company has recorded $39,099 of interest expense for the six months ended June 30, 2005, related to the warrants.
     On May 4, 2005, the Company drew down $3.0 million under the Line at an interest rate of 9.0% per annum.
(b). Private Placement
     On September 26, 2005, the Company completed a private placement whereby it sold 9,535,833 shares of its common stock (the “Shares”) and issued warrants to purchase another 4,767,922 shares of its common stock (the “Warrant Shares”) to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), resulting in net proceeds (assuming no exercise of the warrants) of approximately $10,800,000 (the transaction is referred to herein as the “Private Placement”).
     The Shares were issued at a purchase price of $1.20 per share pursuant to the terms of a Securities Purchase Agreement entered into by the Company and each of the investors. Each of the investors received a five (5)-year warrant to purchase up to fifty percent (50%) of the number of Shares purchased by such investor in the closing of the Private Placement, at an exercise price per share of $1.60.
     In consideration of the investment in the Private Placement, the Company granted to each investor certain registration rights on a best efforts basis with respect to the Shares and the Warrant Shares.
     The company signed Placement Agent letters with Hunter World Markets, Inc. (“Hunter”), Rodman & Renshaw, LLC (“Rodman”) and Seven Hills, LLC (“Seven Hills”). Upon the closing of the Private Placement and pursuant to the terms of the Placement Agent letters, the Company issued 300,000 shares of its common stock to Hunter and issued warrants to purchase up to 93,667 and 190,717 shares of its common stock to Rodman and Seven Hills, respectively. The common stock and warrants described above were issued as partial consideration for services as the Company’s placement agents in the transaction described above.
(c). Capital Leases
     On September 28, 2005, the Company completed an additional financing under its capital lease line. The Company received gross proceeds of approximately $265,000 to finance purchases of property and equipment used in research and development and manufacturing activities. The lease term is 42 months and the monthly payments are equal to approximately 2.82% of the total cost of the equipment financed.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers
     Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
     Our Bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our Bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our Bylaws.
     We also have directors’ and officers’ liability insurance.
Item 25. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$2,045
Printing and engraving expenses	5,000
Legal fees and expenses	55,000
Accounting fees and expenses	15,000
Transfer agent and registrar’s fees and expenses	2,000
Miscellaneous expenses	5,955

Total	$85,000

Item 26. Recent Sales of Unregistered Securities
     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933. All recipients had adequate access, through their relationships with us, to information about us.
     In February 2002, Trafalgar issued 1,500,000 shares of common stock to its officers and directors. The shares were issued at a price of $0.001 per share for total proceeds of $1,500 and such proceeds were used for general corporate purposes. The shares were offered and sold to the officers and directors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). The 1,500,000 shares of common stock were cancelled immediately prior to consummation of the Merger in October 2004.

     In June 2002, Trafalgar issued 1,650,000 shares of common stock in a private placement. The shares were issued at a price of $0.01 per share for total proceeds of $16,500 and such proceeds were used for general corporate purposes. The shares were offered and sold to investors in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended.
     In June 2002, Trafalgar issued 550,000 shares of common stock in a private placement. The shares were issued at a price of $0.10 per share for total proceeds of $55,000 and such proceeds were used for general corporate purposes. The shares were offered and sold to investors in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended.
     In July 2002, Trafalgar issued 20,000 shares of common stock in a private placement. The shares were issued at a price of $0.25 per share for total proceeds of $5,000 and such proceeds were used for general corporate purposes. The shares were offered and sold to investors in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended.
     In October 2004, pursuant to the terms of the Merger Agreement by and between Trafalgar, Merger Sub and Cyberkinetics, each share of Cyberkinetics common stock (an aggregate of 12,589,481 shares) was converted into one share of our common stock. Additionally, warrants to purchase 101,619 shares of Cyberkinetics common stock, were assumed by us at the closing of the Merger. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).
     In November 2004, we completed a private placement, whereby we (i) sold 2,000,000 shares of our common stock at a price of $3.00 per share for aggregate proceeds of $6,000,000; and (ii) issued warrants to purchase up to an additional 660,000 shares of our common stock at an exercise price of $6.00 per share. Our placement agent also received a warrant to purchase 100,000 shares of our common stock as partial consideration for its services during the private placement. The shares and warrants were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). All proceeds from the private placement will be used for general corporate purposes.
     On January 10, 2005, the Company issued 33,189 shares of its common stock for an aggregate of $501.00 pursuant to the exercise of a warrant, dated January 1, 2003, issued to the University of Utah Research Foundation.
     On March 30, 2005, the Company issued (i) to an accredited investor 8,306 shares of its common stock as a three-month retainer for management and investor relations consulting services and (ii) 200 shares of its common stock for an aggregate of $20.00 to an employee upon the exercise of stock options granted pursuant to the Company’s 2002 Equity Incentive Plan.
     On March 30, 2005, the Board of Directors approved the issuance, pursuant to the Company’s 2002 Equity Incentive Plan, of an aggregate of 43,377 shares of Common Stock to employees of the Company, representing an aggregate dollar value of $97,598.
     On April 1, 2005, the Company issued to an accredited investor 32,000 shares of its common stock as a six-month retainer for management and investor relations consulting services.
     On April 22, 2005, the Company issued 4,000 shares of its common stock for an aggregate of $400.00 to an employee upon the exercise of stock options granted pursuant to the Company’s 2002 Equity Incentive Plan.
     On June 1, 2005, the Company issued to an accredited investor 16,608 shares of its common stock as a three-month retainer for management and investor relations consulting services.
     On September 26, 2005, we completed a private placement, whereby we (i) sold 9,535,833 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of $11,443,000; and (ii) issued warrants to purchase up to an additional 4,767,922 shares of our common stock at an exercise price of $1.60 per share. As partial consideration for services rendered in connection with leading the Private Placement, Hunter World Markets, Inc. was issued 300,000 shares of our common stock. Rodman & Renshaw LLC and Seven Hills Partners LLC were issued warrants identical to those described above to purchase 93,667 and 190,717 shares of our common stock, respectively, for services rendered in connection with the Private Placement. The shares and warrants were offered and sold to issuees in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the issuees qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).
Item 27. Exhibits and Financial Statement Schedules

Exhibits
2.1	Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated July 23, 2004 (incorporated by reference to Current Report on Form 8-K filed July 27, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.1	Certificate of Incorporation (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.2	Bylaws (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

4.1	Form of Warrant, issued November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.2	Common Stock Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.3	Warrant Shares Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.4	Warrant issued to University of Utah Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.5	Warrant issued to Brown University Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.6	Warrant issued to General Electric Capital Corporation, dated December 8, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.7	Warrant issued to Silicon Valley Bank, dated March 31, 2005 (incorporated by reference to Current Report on Form 8-K filed April 4, 2005).

4.8	Form of Stock Purchase Warrant dated September 26, 2005 (incorporated by reference to Current Report on Form 8-K filed September 28, 2005).

4.9	Registration Rights Agreement dated September 26, 2005 (incorporated by reference to Current Report on Form 8-K filed September 28, 2005).

4.10	Securities Purchase Agreement dated September 26, 2005 (incorporated by reference to Current Report on Form 8-K filed September 28, 2005).

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

10.1	Employment Agreement with Timothy R. Surgenor, dated November 3, 2004 (incorporated by reference to Current Report on Form 8-K filed November 8, 2004).

10.2	Securities Purchase Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

10.3*	License Agreement between Bionic Technologies, Inc. and University of Utah Research Foundation, dated August 1, 1996 and amended as of October 15, 1997, November 10, 1999 and February 7, 2002 (incorporated by reference to Form SB-2 filed December 3, 2004).

10.4	Employment agreement by and between Cyberkinetics, Inc. and John Donoghue, dated March 24, 2005 (incorporated by reference to Current Report on Form 8-K filed March 28, 2005).

10.5*	License Agreement among Brown University Research Foundation, Massachusetts Institute of Technology and Cyberkinetics, Inc. dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

Exhibits
10.6*	Exclusive License Agreement between Emory University and Cyberkinetics, Inc., dated August 28, 2002 (incorporated by reference to Form SB-2 filed December 3, 2004).

10.7	Lease Agreement between Cyberkinetics, Inc. and 100 & 200 Foxborough Boulevard Realty Trust, dated May 9, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.8	Master Lease Agreement between Cyberkinetics, Inc. and General Electric Capital Corporation, dated November 18, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.9	Clinical Study Agreement, dated December 22, 2003, by and among Cyberkinetics, Inc., Jon Mukand, M.D., Ph.D. and Sargent Rehabilitation Center (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.10	Second Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11	Second Amended and Restated Founders’ Option Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12	Clinical Study Agreement, dated May 10, 2004, by and among Cyberkinetics, Inc., Rhode Island Hospital and Gerhard Friehs, M.D. (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13	Registration Rights Agreement, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.14	Form of Lock-Up Agreement with certain shareholders, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.15	Lease Agreement between Cyberkinetics, Inc. and Kax Co. , dated January 28, 2005 (incorporated by reference to Current Report on Form 8-K filed February 1, 2005).

10.16	Amendment No. 1 to Lease Agreement between Cyberkinetics, Inc. and 100/200 Foxborough Boulevard Realty Trust, dated May 10, 2005 (incorporated by reference to Quarterly Report on Form 10-QSB filed May 13, 2005).

10.17	Form of Incentive Stock Option Agreement (incorporated by reference to Quarterly Report on Form 10-QSB filed May 13, 2005).

10.18	Form of Non-Incentive Stock Option Agreement (incorporated by reference to Quarterly Report on Form 10-QSB filed May 13, 2005).

10.19	Loan and Security Agreement between Cyberkinetics Neurotechnology Systems, Inc. and Silicon Valley Bank, dated March 31, 2005 (incorporated by reference to Current Report on Form 8-K filed April 4, 2005).

10.20	Third Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Current Report on Form 8-K filed June 27, 2005).

14.1	Code of Ethics (incorporated by reference to Annual Report on Form 10-KSB filed March 31, 2005).

16.1	Letter from Morgan & Company regarding change in independent accountants dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

21.1	Subsidiaries of the Registrant (incorporated by reference to Form SB-2 filed December 3, 2004).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	Confidential treatment requested for certain portions of these agreements.
     (B) Financial Statement Schedules
     All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 28. Undertakings
     The undersigned small business issuer hereby undertakes to:
     (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.
     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
     The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:
     (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:
          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;
          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (c) Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
          Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, Commonwealth of Massachusetts, on the day of October 21, 2005.

Cyberkinetics Neurotechnology Systems, Inc.
By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Kimi E. Iguchi
Kimi E. Iguchi
VP, Finance (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy R. Surgenor and Kimi Iguchi as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ Timothy R. Surgenor Timothy R. Surgenor	President, Chief Executive Officer Director (Principal Executive Officer)	October 21, 2005
/s/ John P. Donoghue John P. Donoghue, Ph.D.	Chief Scientific Officer, Director	October 21, 2005
/s/ Kimi E. Iguchi Kimi E. Iguchi	Vice President, Finance (Principal Financial and Accounting Officer)	October 21, 2005
/s/ Mark P. Carthy Mark P. Carthy	Director	October 21, 2005
/s/ George N. Hatsopoulos George N. Hatsopoulos, Ph.D.	Director	October 21, 2005
/s/ Nicholas G. Hatsopoulos Nicholas G. Hatsopoulos, Ph.D.	Director	October 21, 2005
/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	October 21, 2005
/s/ Daniel E. Geffken Daniel E. Geffken	Director	October 21, 2005

INDEX TO EXHIBITS

Exhibits
2.1	Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated July 23, 2004 (incorporated by reference to Current Report on Form 8-K filed July 27, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.1	Certificate of Incorporation (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.2	Bylaws (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

4.1	Form of Warrant, issued November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.2	Common Stock Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.3	Warrant Shares Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.4	Warrant issued to University of Utah Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.5	Warrant issued to Brown University Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.6	Warrant issued to General Electric Capital Corporation, dated December 8, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.7	Warrant issued to Silicon Valley Bank, dated March 31, 2005 (incorporated by reference to Current Report on Form 8-K filed April 4, 2005).

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

10.1	Employment Agreement with Timothy R. Surgenor, dated November 3, 2004 (incorporated by reference to Current Report on Form 8-K filed November 8, 2004).

10.2	Securities Purchase Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

10.3*	License Agreement between Bionic Technologies, Inc. and University of Utah Research Foundation, dated August 1, 1996 and amended as of October 15, 1997, November 10, 1999 and February 7, 2002 (incorporated by reference to Form SB-2 filed December 3, 2004).

10.4	Employment agreement by and between Cyberkinetics, Inc. and John Donoghue, dated March 24, 2005 (incorporated by reference to Current Report on Form 8-K filed March 28, 2005).

Exhibits
10.5*	License Agreement among Brown University Research Foundation, Massachusetts Institute of Technology and Cyberkinetics, Inc. dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.6*	Exclusive License Agreement between Emory University and Cyberkinetics, Inc., dated August 28, 2002 (incorporated by reference to Form SB-2 filed December 3, 2004).

10.7	Lease Agreement between Cyberkinetics, Inc. and 100 & 200 Foxborough Boulevard Realty Trust, dated May 9, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.8	Master Lease Agreement between Cyberkinetics, Inc. and General Electric Capital Corporation, dated November 18, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.9	Clinical Study Agreement, dated December 22, 2003, by and among Cyberkinetics, Inc., Jon Mukand, M.D., Ph.D. and Sargent Rehabilitation Center (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.10	Second Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11	Second Amended and Restated Founders’ Option Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12	Clinical Study Agreement, dated May 10, 2004, by and among Cyberkinetics, Inc., Rhode Island Hospital and Gerhard Friehs, M.D. (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13	Registration Rights Agreement, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.14	Form of Lock-Up Agreement with certain shareholders, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.15	Lease Agreement between Cyberkinetics, Inc. and Kax Co. , dated January 28, 2005 (incorporated by reference to Current Report on Form 8-K filed February 1, 2005.)

10.16	Amendment No. 1 to Lease Agreement between Cyberkinetics, Inc. and 100/200 Foxborough Boulevard Realty Trust, dated May 10, 2005 (incorporated by reference to Quarterly Report on Form 10-QSB filed May 13, 2005).

10.17	Form of Incentive Stock Option Agreement (incorporated by reference to Quarterly Report on Form 10-QSB filed May 13, 2005).

10.18	Form of Non-Incentive Stock Option Agreement (incorporated by reference to Quarterly Report on Form 10-QSB filed May 13, 2005).

10.19	Loan and Security Agreement between Cyberkinetics Neurotechnology Systems, Inc. and Silicon Valley Bank, dated March 31, 2005 (incorporated by reference to Current Report on Form 8-K filed April 4, 2005).

10.20	Third Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Current Report on Form 8-K filed June 27, 2005).

14.1	Code of Ethics (incorporated by reference to Annual Report on Form 10-KSB filed March 31, 2005).

16.1	Letter from Morgan & Company regarding change in independent accountants dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

21.1	Subsidiaries of the Registrant (incorporated by reference to Form SB-2 filed December 3, 2004).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

Exhibits
24.1	Power of Attorney (included on signature page).

*	Confidential treatment requested for certain portions of these agreements.

**	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.